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                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                               FOOD 4 LESS, INC.,


                          FOOD 4 LESS HOLDINGS, INC.,


                        FOOD 4 LESS SUPERMARKETS, INC.,


                           RALPHS SUPERMARKETS, INC.


                                      AND


                              THE STOCKHOLDERS OF
                           RALPHS SUPERMARKETS, INC.





                               SEPTEMBER 14, 1994



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                               TABLE OF CONTENTS



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ARTICLE I        Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         Section 1.1  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.2  Additional Defined Terms  . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE II       The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

         Section 2.1  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 2.2  Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 2.3  Consummation of the Merger  . . . . . . . . . . . . . . . . . . . .  6
         Section 2.4  Restated Certificate of Incorporation;
                      Bylaws; Directors and Officers  . . . . . . . . . . . . . . . . . .  6
         Section 2.5  Conversion of Securities  . . . . . . . . . . . . . . . . . . . . .  6
         Section 2.6  Ralphs Supermarkets Stock Options and
                      Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 2.7  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 2.8  Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . .  8
         Section 2.9  Alternative Transaction Structure . . . . . . . . . . . . . . . . .  9

ARTICLE III      Representations and Warranties of Selling Stockholders . . . . . . . . .  9

         Section 3.1  Organization; Authorization; etc  . . . . . . . . . . . . . . . . .  9
         Section 3.2  Ownership of Shares . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 3.3  Consents and Approvals; No Violations . . . . . . . . . . . . . . .  9
         Section 3.4  Acquisition of Debentures for Investment  . . . . . . . . . . . . . 10
         Section 3.5  Agreements to Sell the Company and Other Matters  . . . . . . . . . 10

ARTICLE IV       Representations and Warranties of Ralphs Supermarkets  . . . . . . . . . 10

         Section 4.1   Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 4.2   Capitalization; Structure  . . . . . . . . . . . . . . . . . . . . 11
         Section 4.3   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 4.4   Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 4.5   Consents and Approvals; No Violation . . . . . . . . . . . . . . . 12
         Section 4.6   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 4.7   Absence of Certain Changes or Events . . . . . . . . . . . . . . . 13
         Section 4.8   Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 4.9   Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . 15
         Section 4.10  Absence of Breaches or Defaults  . . . . . . . . . . . . . . . . . 16
         Section 4.11  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Section 4.12  Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 4.13  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 4.14  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . 17
         Section 4.15  No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 4.16  No Other Agreements to Sell the Assets or the Company  . . . . . . 18
         Section 4.17  Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . . 18

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         Section 4.18  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 18
         Section 4.19  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Section 4.20  Affiliate Transactions . . . . . . . . . . . . . . . . . . . . . . 24
         Section 4.21  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . 24
         Section 4.22  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Section 4.23  Severance Arrangements . . . . . . . . . . . . . . . . . . . . . . 25
         Section 4.24  Licensed Departments . . . . . . . . . . . . . . . . . . . . . . . 25
         Section 4.25  Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Section 4.26  Registration Statements  . . . . . . . . . . . . . . . . . . . . . 25
         Section 4.27  Material Misstatements Or Omissions  . . . . . . . . . . . . . . . 25
         Section 4.28  Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE V        Representations and Warranties of F4L,
                 F4L Holdings and F4L Supermarkets  . . . . . . . . . . . . . . . . . . . 26

         Section 5.1   Organization; Authorization; etc . . . . . . . . . . . . . . . . . 26
         Section 5.2   Consents and Approvals; No Violations  . . . . . . . . . . . . . . 26
         Section 5.3   Acquisition of Shares for Investment . . . . . . . . . . . . . . . 27
         Section 5.4   Shelf Registration Statement . . . . . . . . . . . . . . . . . . . 27
         Section 5.5   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Section 5.6   Financing Commitments  . . . . . . . . . . . . . . . . . . . . . . 27
         Section 5.7   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 28
         Section 5.8   Absence of Certain Changes or Events . . . . . . . . . . . . . . . 28
         Section 5.9   Absence of Breaches or Defaults  . . . . . . . . . . . . . . . . . 28
         Section 5.10  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Section 5.11  Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . 29
         Section 5.12  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . 29
         Section 5.13  Material Misstatements Or Omissions  . . . . . . . . . . . . . . . 29
         Section 5.14  No Additional Agreements . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE VI       Covenants of F4L, F4L Holdings, F4L Supermarkets,
                 Ralphs Supermarkets and the Selling Stockholders . . . . . . . . . . . . 30

         Section 6.1   Investigation of Business; Access to
                          Properties and Records  . . . . . . . . . . . . . . . . . . . . 30
         Section 6.2   Reasonable Efforts; Obtaining Consents . . . . . . . . . . . . . . 31
         Section 6.3   Antitrust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         Section 6.4   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 32
         Section 6.5   Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . 32
         Section 6.6   Public Announcements . . . . . . . . . . . . . . . . . . . . . . . 33
         Section 6.7   Notice of Developments . . . . . . . . . . . . . . . . . . . . . . 33
         Section 6.8   No Mergers, Consolidations, Sale of Stock, etc . . . . . . . . . . 34
         Section 6.9   Delivery of Financial Statements . . . . . . . . . . . . . . . . . 34
         Section 6.10  Registration of Debentures.  . . . . . . . . . . . . . . . . . . . 34
         Section 6.11  Maintenance of Insurance and Indemnification Provisions  . . . . . 34
         Section 6.12  Definitive Financing Agreements  . . . . . . . . . . . . . . . . . 35
         Section 6.13  Continuation of Certain Agreements . . . . . . . . . . . . . . . . 35
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         Section 6.14  Workers' Compensation  . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 6.15  Purchase of Debentures . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VII      Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         Section 7.1  Taxes and Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.2  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE VIII    Conditions to F4L's, F4L Holdings' and
                    F4L Supermarkets' Obligations to Close  . . . . . . . . . . . . . . . . .  38

         Section 8.1  Representations, Warranties and Covenants of Seller . . . . . . . . . .  38
         Section 8.2  Antitrust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.3  Regulatory Consents, Authorizations, etc  . . . . . . . . . . . . . . .  39
         Section 8.4  Injunctions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 8.5  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 8.6  Title Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 8.7  Termination of Stockholder Agreements . . . . . . . . . . . . . . . . .  39
         Section 8.8  Material Adverse Change in Company Business
                          or Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.9  Cancellation of Options . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE IX       Conditions to Ralphs Supermarkets' and the
                 Selling Stockholders' Obligations to Close . . . . . . . . . . . . . . . . .  40

         Section 9.1   Representations, Warranties and Covenants
                          of F4L, F4L Holdings and F4L Supermarkets . . . . . . . . . . . . .  40
         Section 9.2   HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.3   Regulatory Consents, Authorizations, etc . . . . . . . . . . . . . . .  41
         Section 9.4   Injunctions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.5   Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.6   Shelf Registration Statement and Indenture . . . . . . . . . . . . . .  41
         Section 9.7   Material Adverse Change in F4L, F4L Holdings
                          or F4L Supermarkets . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.8   Solvency Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.9   Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 9.10  Cancellation of Options. . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 9.11  Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . .  42
         Section 9.12  Directors and Officers Liability Insurance . . . . . . . . . . . . . .  42

ARTICLE X        Survival; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . .  42

         Section 10.1  Survival of Representations, Etc.  . . . . . . . . . . . . . . . . . .  42
         Section 10.2  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.3  Procedures for Indemnification . . . . . . . . . . . . . . . . . . . .  43
         Section 10.4  No Reliance by Selling Stockholders  . . . . . . . . . . . . . . . . .  43
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ARTICLE XI       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         Section 11.1  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 11.2  Procedure and Effect of Termination  . . . . . . . . . . . . . . . . . . . .  45

ARTICLE XII      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         Section 12.1   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.2   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.3   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.4   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.5   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 12.6   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.7   Headings; Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.8   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.9   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.10  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 12.11  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 12.12  Convenience of Forum; Consent to Jurisdiction . . . . . . . . . . . . . . .  49
         Section 12.13  Termination of Registration Rights and
                          Corporate Governance Agreement  . . . . . . . . . . . . . . . . . . . . .  49
         Section 12.14  Waiver by Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . .  49

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                               Table of Schedules

Schedule 2.5(a)                            Conversion of Securities
Schedule 3.2                               Ownership of Shares
Schedule 3.3                               Consents and Approvals; No Violations
Schedule 3.5                               Agreements to Sell the Company and Other Matters
Schedule 4.1                               Organization
Schedule 4.2                               Capitalization; Structure
Schedule 4.3                               Subsidiaries
Schedule 4.5                               Consents and Approvals; No Violation
Schedule 4.6                               Financial Statements
Schedule 4.7                               Absence of Certain Changes or Events
Schedule 4.8                               Assets
Schedule 4.9                               Contracts and Commitments
Schedule 4.10                              Absence of Breaches or Defaults
Schedule 4.11                              Litigation
Schedule 4.12                              Compliance with Law
Schedule 4.13                              Labor Matters
Schedule 4.15                              No Brokers
Schedule 4.17                              Proprietary Rights
Schedule 4.18                              Employee Plans
Schedule 4.19                              Insurance
Schedule 4.20                              Affiliate Transactions
Schedule 4.21                              Environmental Matters
Schedule 4.22                              Officers
Schedule 4.23                              Severance Arrangements
Schedule 4.24                              Licensed Departments
Schedule 4.25                              Bank Accounts
Schedule 5.2                               Consents and Approvals; No Violations
Schedule 5.7                               Financial Statements
Schedule 5.8                               Absence of Certain Changes or Events
Schedule 5.9                               Absence of Breaches or Defaults
Schedule 5.10                              Litigation
Schedule 5.11                              Compliance with Law
Schedule 5.12                              No Undisclosed Liabilities
Schedule 6.5                               Conduct of Business
Schedule 7.1                               Taxes and Tax Returns
Schedule 8.6                               Title Policy
Schedule 8.7                               Termination of Stockholder Agreements
Schedule 9.9                               Capital Structure

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                               Table of Exhibits

Exhibit A                 Form of Indenture

Exhibit B                 Matters to be Covered in Opinion of Counsel to Ralphs Supermarkets and EJDC

Exhibit C                 Matters to be covered in Opinion of Counsel to Selling Stockholders Other than EJDC

Exhibit D                 Matters to be Covered in Opinion of Counsel to F4L, F4L Holdings and F4L Supermarkets

Exhibit E                 Put Agreement

Exhibit F                 Consulting Agreement

Exhibit G                 Registration Rights Agreement

Exhibit H                 Address for Notices

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                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 14, 1994, is by and among Food 4 Less, Inc., a Delaware corporation ("F4L"), Food 4 Less Holdings, Inc., a California corporation ("F4L Holdings"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("F4L Supermarkets"), Ralphs Supermarkets, Inc., a Delaware corporation ("Ralphs Supermarkets"), and The Edward J. DeBartolo Corporation, an Ohio corporation ("EJDC") and the other stockholders of Ralphs Supermarkets (each a "Selling Stockholder").

                 WHEREAS, the Selling Stockholders own 100% of the issued and outstanding shares of capital stock of Ralphs Supermarkets;

                 WHEREAS, Ralphs Supermarkets owns 100% of the issued and outstanding shares of capital stock of Ralphs Grocery Company, a Delaware corporation ("Ralphs Grocery," and together with Ralphs Supermarkets and their subsidiaries, the "Company");

                 WHEREAS, F4L owns a majority of the issued and outstanding shares of capital stock of F4L Holdings, which in turn owns 100% of the issued and outstanding shares of capital stock of F4L Supermarkets;

                 WHEREAS, F4L, F4L Holdings, F4L Supermarkets, Ralphs Supermarkets and the Selling Stockholders deem it advisable and for the mutual benefit of F4L, F4L Holdings, F4L Supermarkets, Ralphs Supermarkets and the Selling Stockholders, that F4L Supermarkets merge with and into Ralphs Supermarkets (the "Merger") in accordance with the terms and conditions of this Agreement and Section 251 of the General Corporation Law of the State of Delaware (the "GCL");

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                              Certain Definitions

                 Section 1.1 Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                 "Affiliate" shall mean, with respect to any party, any individual, corporation, partnership or other entity that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such party.

                 "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other person.

                 "Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                 "Assets" shall mean all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets (tangible or intangible) owned or leased by Ralphs Supermarkets or Ralphs Grocery.

                 "Closing" shall mean the consummation of the transactions contemplated by Article II of this Agreement.

                 "Closing Date" shall mean November 23, 1994 or such other date as promptly thereafter as of which all of the conditions set forth in Articles VIII and IX shall have been satisfied or duly waived or, if F4L and Ralphs Supermarkets shall mutually agree upon a different date, the date upon which they, with the consent of EJDC, shall have mutually agreed upon in writing.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 "Company Business" shall mean the business, Assets, operations and Facilities of the Company.

                 "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of July 1, 1994 among Ralphs Supermarkets, F4L and The Yucaipa Companies.

                 "Debentures" shall mean the 13% Senior Subordinated Pay-in-Kind Debentures due 2006 to be issued by F4L Holdings pursuant to the Indenture.

                 "Disclosure Schedule" shall mean the schedules called for by the representations and warranties in this Agreement and attached hereto.

                 "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encumbrance or other rights of third parties.

                 "Environmental Laws" means all federal, state and local laws, rules and regulations and other requirements which in any way are related to protection of health, safety, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of hazardous substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, including but not limited to the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Section Section 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section  9601 et seq.).

                 "Evaluation Material" shall have the meaning ascribed to such capitalized term in the Confidentiality Agreement.

                 "Financing" shall mean the debt and equity financing required to consummate the Merger and the other transactions contemplated by this Agreement (including the refinancing, as required, of any existing indebtedness of F4L, Ralphs Supermarkets or their respective subsidiaries) and any financing necessary to provide working capital for the Surviving Corporation and its subsidiaries on an ongoing basis. In addition, the "Financing" shall also refer to the Public Debt Refinancing.

                 "Financing Sources" shall mean the banks, underwriters or other responsible financial institutions or other responsible persons providing the Financing as set forth in the Commitment Letters.

                 "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned by the Company and located in, at or upon the Facilities.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Indenture" shall mean the indenture governing the Debentures to be entered into by F4L Holdings on the Closing Date, in the form attached hereto as Exhibit A.

                 "Material Adverse Effect" shall mean a material adverse effect on the business, Assets, results of operations or financial condition of the Company or on the consummation of the transactions contemplated hereby.

                 "Permitted Encumbrances" shall mean (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings;
(ii) all workers' and materialmen's liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which Ralphs Supermarkets or Ralphs Grocery is a party; and (v) all other liens, mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

                 "Public Debt Refinancing" shall mean the defeasance, amendment, repurchase, exchange or other acquisition or retirement by F4L or the Surviving Corporation of the existing public debt securities of Ralphs Grocery, F4L Supermarkets and F4L Holdings to the extent that such transactions are necessary in order to permit the consummation of the Merger and the other transactions contemplated hereby (including the incurrence of any additional indebtedness constituting part of the Financing) or as may otherwise be required by the Financing Sources.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Shares" shall mean the shares of common stock, par value $1.00 per share, of Ralphs Supermarkets.

                 "subsidiary" shall mean, with respect to any person, (i) any corporation in an unbroken chain of corporations beginning with such person if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which such person or a subsidiary of such person is a general partner; or (iii) any partnership, limited liability company or other entity in which such person possesses a 50% or greater direct or indirect interest in the total capital or total income of such partnership, limited liability company or other entity.

                 "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto.

                 "TIA" shall mean the Trust Indenture Act of 1939, as amended.

                 In addition to the foregoing, the phrases "to Ralphs Supermarkets' knowledge" or "to the Company's knowledge," or like phrase, shall mean the actual knowledge of any director or executive officer of Ralphs Supermarkets or Ralphs Grocery, and the phrase "to F4L's knowledge," or like phrase, shall mean the actual knowledge of any director or executive officer of F4L or any subsidiary of F4L.

                 Section 1.2 Additional Defined Terms. The following terms are defined in the Sections set forth opposite such term:

                 Term                                                                Section
                 ----                                                                -------
                 AAA                                                                 12.11
                 Affiliated Group                                                    7.1(a)
                 Agreement                                                           Preamble
                 Ancillary Agreements                                                9.5
                 Audited Financial Statements                                        4.6
                 Benefit Arrangement                                                 4.18(a)(i)
                 Constituent Corporations                                            2.2
                 Commitment Letters                                                  5.6
                 Consulting Agreement                                                9.5
                 Contracts                                                           4.9
                 Crawford                                                            4.3
                 Definitive Financing Agreements                                     6.12
                 Delivering Party                                                    7.2
                 DIR                                                                 6.14
                 EAR                                                                 2.6
                 Effective Date                                                      2.3
                 EJDC                                                                Preamble
                 EJDC Guarantee                                                      6.14
                 EJDC Guaranteed Claims                                              6.14
                 Employee Plans                                                      4.18(a)(ii)
                 ERISA                                                               4.18(a)(iii)
                 ERISA Affiliate                                                     4.18(a)(iv)
                 F4L                                                                 Preamble
                 F4L Audited Financial Statements                                    5.6
                 F4L Entity                                                          12.11
                 F4L Financial Statements                                            5.6
                 F4L Holdings                                                        Preamble
                 F4L Supermarkets                                                    Preamble
                 F4L Unaudited Financial Statements                                  5.6

                 Term                                                                Section
                 ----                                                                -------
                 Facility                                                            4.8
                 Financial Statements                                                4.6
                 Fractional Amounts                                                  2.5(b)
                 GCL                                                                 Preamble
                 Hazardous Materials                                                 4.21
                 Indemnified Party                                                   10.4
                 Indemnifying Party                                                  10.4
                 Leases                                                              4.8
                 Merger                                                              Preamble
                 Merger Consideration                                                2.5(a)
                 Multiemployer Plan                                                  4.18(a)(v)
                 Option                                                              2.6
                 PBGC                                                                4.18(a)(vi)
                 Pension Plan                                                        4.18(a)(vii)
                 Private Financing                                                   6.10
                 Projected Losses                                                    6.14
                 Property                                                            4.8
                 Proprietary Rights                                                  4.17
                 Put Agreement                                                       9.5
                 Ralphs Registration Rights Agreement                                12.13
                 Ralphs Supermarkets                                                 Preamble
                 Ralphs Grocery                                                      Preamble
                 Registration Rights Agreement                                       9.5
                 Registration Statements                                             4.26
                 Requesting Party                                                    7.2
                 Shelf Registration Statement                                        6.10
                 Specified Properties                                                4.21
                 Subject Companies                                                   10.4
                 Surviving Corporation                                               2.1
                 Taxpayers                                                           7.1(a)
                 Tax Returns                                                         7.1(a)
                 Transferee                                                          12.6
                 Unaudited Financial Statements                                      4.6
                 United States real property holding corporation                     7.1(i)
                 Welfare Plan                                                        4.18(a)(viii)


                                   ARTICLE II
                                   The Merger

                 Section 2.1 The Merger. At the Effective Date, in accordance with this Agreement and the GCL, F4L Supermarkets shall be merged with and into Ralphs Supermarkets, the separate existence of F4L Supermarkets (except as may be continued by operation of law) shall cease, and Ralphs Supermarkets shall continue as the surviving corporation. As constituted from and after the Effective Date, Ralphs Supermarkets hereinafter sometimes is referred to as the "Surviving Corporation."

                 Section 2.2 Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of F4L Supermarkets and Ralphs Supermarkets (the "Constituent Corporations"); all property, real, personal and mixed, and all debts due on whatever account and all choses in action, and all and every other interest, of or belonging to or due each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in F4L Supermarkets, Ralphs Supermarkets or the Surviving Corporation shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged; any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the GCL, and neither the rights of creditors nor any liens upon the respective properties of the Constituent Corporations and the Surviving Corporation shall be impaired by the Merger; all with the effect set forth in the GCL.

                 Section 2.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the GCL (the time of such filing being the "Effective Date").

                 Section 2.4 Restated Certificate of Incorporation; Bylaws; Directors and Officers. The Restated Certificate of Incorporation and Bylaws of the Surviving Corporation shall be the Certificate of Incorporation and Bylaws of Ralphs Supermarkets, as in effect immediately prior to the Effective Date, until thereafter amended as provided therein and under the GCL, except that the Restated Certificate of Incorporation of the Surviving Corporation shall provide for the authorized capitalization and for the number of directors set forth in the certificate of merger filed with the Delaware Secretary of State.

                 Section 2.5 Conversion of Securities. At the Effective Date, by virtue of the Merger and without any action on the part of F4L Supermarkets, Ralphs Supermarkets, the Surviving Corporation or the holder of any of the following securities:

                 (a) Each Share (or fractional Share) issued and outstanding immediately prior to the Effective Date shall be cancelled and extinguished and be converted into and become a right to receive $16.60971 in cash and $3.9083 principal amount of the Debentures (or the pro rata portion of such cash and Debentures, in the case of fractional Shares) (collectively, and together with the cash amounts referred to in Section 2.5(b) below, the "Merger Consideration"). Each Selling Stockholder hereby waives all dissenters', appraisal and other rights arising under Section 262 of the GCL (or comparable provisions of any applicable laws of other jurisdictions) with respect to its Shares in the Merger. The Merger Consideration payable to each Selling Stockholder is set forth in Schedule 2.5(a).

                 (b) Debentures will be issued only in denominations of $1000 and integral multiples of $1000. A Selling Stockholder will not be entitled to receive Debentures in principal amounts less than $1000, or in principal amounts in excess of $1000 (or an integral multiple thereof) but less than the next highest integral multiple ("Fractional Amounts"), but instead will be entitled to receive cash in lieu of any such Fractional Amount.

                 (c) Each share of Common Stock, par value $0.01 per share, of F4L Supermarkets issued and outstanding immediately prior to the Effective Date shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each share of Preferred Stock, par value $0.01 per share, of F4L Supermarkets issued and outstanding immediately prior to the Effective Date shall be converted into and become one validly issued, fully paid and nonassessable share of preferred stock of the Surviving Corporation, having the same rights, preferences, privileges and restrictions as that share of Preferred Stock of F4L Supermarkets so converted.

                 (d) All notes and other debt instruments of the Constituent Corporations which are outstanding at the Effective Date shall continue to be outstanding subsequent to the Effective Date as debt instruments of the Surviving Corporation, if permitted by their respective terms and provisions.

                 (e) There shall be withheld from the cash consideration set forth in Section 2.5(a) any amounts lawfully required to be withheld and paid over to any taxing authority with respect to any Selling Stockholder (whether by reason of receipt of the Merger Consideration or any other consideration received in, or in connection with, the transactions contemplated by this Agreement); it being agreed, however, that except as otherwise required as a result of a change after the date hereof in law (including court decisions), regulations or administrative interpretation thereof: (i) if the Company provides a FIRPTA certificate as set forth in Section 7.1(h) hereof (and F4L has no reason to believe that such certificate is not true and complete), no portion of the cash consideration shall be withheld pursuant to sections 897 and 1445 of the Code, and (ii) if such Selling Stockholder provides an opinion of counsel in form and substance reasonably satisfactory to F4L and to F4L's counsel to the effect that no portion of the Merger Consideration to be received by such Selling Stockholder is subject to withholding under sections 1441 or 1442 of the Code, no amount of the cash consideration shall be withheld pursuant to sections 1441 or 1442 of the Code.

                 Section 2.6 Ralphs Supermarkets Stock Options and Related Matters. At or immediately prior to the Effective Date, each then outstanding stock option (an "Option") to purchase Shares, heretofore granted under the Ralphs Holding Company Nonqualified Stock Option Plan dated February 3, 1992 (whether or not such Option is then exercisable) shall be cancelled, exercised or surrendered by the holder thereof, without payment of consideration for such cancellation or surrender (or payment of Merger Consideration with respect to any Shares acquired upon exercise thereof) in excess of $880,000 (including the principal amount of any Debentures issued as Merger Consideration with respect to Shares acquired upon exercise thereof). At or immediately prior to the Effective Date, each then outstanding equity appreciation right (an "EAR") heretofore granted pursuant to the Company's Equity Appreciation Plan, as amended through the date hereof (the "EAR Plan"), will be paid in accordance with its terms. In the event that F4L and the holders of such options or EARs enter into any agreement to modify or cancel a portion of the options or EARs held by such person in connection with the consummation of the Merger, the Company will execute such documentation as may be reasonably requested by F4L to reflect such modification or cancellation.

                 Section 2.7 Closing. The Closing shall take place on the Closing Date at 10:00 A.M., Los Angeles time, at the offices of Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071, or at such other time and place as shall be agreed upon by the parties. At the Closing (a) the Selling Stockholders and Ralphs Supermarkets, as applicable, will deliver to F4L (i) certificates representing 100% of the issued and outstanding Shares, in accordance with the provisions of Section 2.8, (ii) corporate minute books, stock transfer books and Bylaws of Ralphs Supermarkets, (iii) certificates of each Selling Stockholder and of Ralphs Supermarkets (signed on behalf of such Selling Stockholder or Ralphs Supermarkets, as applicable, by the Chairman, the President or a Vice President of each of them) to the effect that the conditions set forth in
Article VIII hereof (but only insofar as such conditions relate to such Selling Stockholder or Ralphs Supermarkets, as applicable) have been satisfied (except as waived by F4L), (iv) an opinion of Willkie Farr & Gallagher, counsel to Ralphs and EJDC, an opinion of a firm of California counsel to Ralphs and EJDC reasonably acceptable to F4L, and an opinion of Milbank, Tweed, Hadley & McCloy, special tax counsel to Ralphs, relating to the matters set forth in Exhibit B, and opinions of counsel to each Selling Stockholder other than EJDC, relating to the matters set forth in Exhibit C, (v) the certificate of incorporation of Ralphs Supermarkets certified by the Secretary of State of Delaware and certificates of good standing of Ralphs Supermarkets in Delaware and California, (vi) incumbency certificates with respect to the officers of Ralphs Supermarkets and of each Selling Stockholder, (vii) the resignation of such members of the Board of Directors of Ralphs Supermarkets and Ralphs Grocery as shall be specified by F4L in writing at least ten days prior to the Closing Date and (viii) such other certificates, instruments or other documents as F4L may reasonably request, in each case in form and substance reasonably satisfactory to F4L; and (b) F4L, F4L Holdings and F4L Supermarkets, as applicable, will cause to be delivered to each Selling Stockholder (i) the cash portion of the Merger Consideration due to it by wire transfer in immediately available funds to an account specified by such Selling Stockholder, (ii) the Debenture portion of the Merger Consideration due to it by delivery of one or more Debentures in appropriate principal amount, (iii) certificates of F4L, F4L Holdings and F4L Supermarkets (signed on behalf of each of them by the President or a Vice President of each of them) to the effect that the conditions set forth in Article IX hereof have been satisfied (except as waived by Ralphs Supermarkets and the Selling Stockholders), (iv) an opinion of Latham & Watkins, counsel to F4L, F4L Holdings and F4L Supermarkets relating to the matters set forth in Exhibit D, (v) the certificates of incorporation of F4L, F4L Holdings and F4L Supermarkets certified by the Secretary of State of Delaware and certificates of good standing of F4L and F4L Holdings in Delaware and F4L Supermarkets in Delaware and California, (vi) incumbency certificates with respect to the officers of F4L, F4L Holdings and F4L Supermarkets, (vii) the solvency opinion referred to in Section 9.8, and (viii) such other certificates, instruments or other documents as Ralphs Supermarkets or any Selling Stockholder may reasonably request, in each case in form and substance reasonably satisfactory to Ralphs Supermarkets or such Selling Stockholder.

                 Section 2.8  Exchange of Certificates.

                 (a) From and after the Effective Date, each holder of a certificate or certificates representing Shares shall surrender such certificate or certificates to the Surviving Corporation, duly endorsed without recourse except as provided herein, as the Surviving Corporation may require, and shall receive in exchange therefor the Merger Consideration. At the Effective Date, the holder of a certificate or certificates representing Shares shall have no rights with respect to such Shares other than to surrender such certificate or certificates pursuant to this Section 2.8. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Surviving Corporation nor any other party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                 (b) After the Effective Date, there shall be no transfers of any Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Date, certificates formerly representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with this Section 2.8.

                 Section 2.9 Alternative Transaction Structure. At the election of F4L, the transactions contemplated by this Agreement may be restructured in the form of a purchase by F4L or a subsidiary of F4L of all of the outstanding capital stock of Ralphs Supermarkets, or a merger of a subsidiary of F4L with and into Ralphs Supermarkets, or such other form as F4L may determine to be appropriate, provided that such stock purchase or other form does not result in any consequences to any Selling Stockholder which are less favorable to such Selling Stockholder than the consequences which would have resulted from the Merger, and appropriate conforming changes to this Agreement satisfactory to the Selling Stockholders are made.

                                  ARTICLE III
             Representations and Warranties of Selling Stockholders

                 Each Selling Stockholder hereby represents and warrants, severally and not jointly, to F4L, F4L Holdings and F4L Supermarkets as follows (in each case only as to such Selling Stockholder and not as to any other Selling Stockholder):

                 Section 3.1 Organization; Authorization; etc. Such Selling Stockholder is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Except as set forth in Schedule 3.3, the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Selling Stockholder. Except as set forth in Schedule 3.3, this Agreement has been duly executed and delivered by such Selling Stockholder, and, assuming the due execution hereof by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law).

                 Section 3.2 Ownership of Shares. At the time of Closing, such Selling Stockholder will own, beneficially and of record, all of the Shares issued in its name and set forth opposite its name on Schedule 3.2, free of any Encumbrance (including any Encumbrance arising as a result of the consummation of the Merger or the other transactions contemplated hereby) and subject to no restriction with respect to the voting or transfer thereof, other than restrictions generally applicable under federal or state securities laws.

                 Section 3.3 Consents and Approvals; No Violations. Except for the filing with the Delaware Secretary of State of the certificate of merger set forth in Section 2.3, and the matters set forth in Schedule 3.3, and assuming compliance with any applicable Antitrust Laws, there is no requirement applicable to such Selling Stockholder to make any filing or registration with, or to obtain any permit, authorization, consent or approval of, any government or regulatory authority or any non-governmental person or entity in connection with the execution and delivery by such Selling Stockholder of this Agreement, the consummation of the Merger, and the performance of the other transactions contemplated hereby, except where the failure to make such filings or registrations or to obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the consummation of the Merger or the other transactions contemplated by this Agreement. Except as set forth in
Schedule 3.3, neither the execution or delivery of this Agreement by such Selling Stockholder nor the consummation by such Selling Stockholder of the transactions contemplated by this Agreement will (i) violate any provision of the certificate of incorporation or By-laws of such Selling Stockholder, (ii) violate any provision of, or constitute (with or without notice, the passage of time or both) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) or terminate any obligation under, any mortgage, lien, lease, agreement or other instrument or obligation to which such Selling Stockholder is a party or by which it or the Shares owned by it are bound, except where such event would not, individually or in the aggregate, have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby, or (iii) assuming compliance with any applicable Antitrust Laws, violate any order, writ, injunction, decree, statute, rule or regulation to which such Selling Stockholder is subject.

                 Section 3.4 Acquisition of Debentures for Investment. Such Selling Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the Debentures. Such Selling Stockholder confirms that F4L and Ralphs Supermarkets have made available to it the opportunity to ask questions of the officers and management employees of F4L and Ralphs Supermarkets and to acquire additional information about the business, assets and financial condition of F4L and Ralphs Supermarkets. Such Selling Stockholder confirms that it is not acquiring the Debentures with a view toward any distribution thereof or with any present intention of selling any Debentures in either case in a transaction that would violate the Securities Act or the securities laws of any state or other applicable jurisdiction. Subject to the provisions of
Section 6.10 hereof, such Selling Stockholder acknowledges and agrees that the Debentures may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act except pursuant to an exemption from such registration available under the Securities Act.

                 Section 3.5 Agreements to Sell the Company and Other Matters. Except as set forth in Schedule 3.5 or the Ralphs Registration Rights Agreement, no Selling Stockholder has any legal obligation, absolute or contingent, to any other person or firm to sell or dispose of its interest in the capital stock of Ralphs Supermarkets, by way of a sale of capital stock, merger, consolidation or other reorganization, or otherwise, or to enter into any agreement with respect thereto. Except as set forth in Schedule 3.5, EJDC has not directly or through any Affiliate or agent created, or caused to be created, (i) any legal obligation, absolute or contingent, to any other person or firm to sell any material portion of the Assets of the Company, to sell the capital stock of Ralphs Supermarkets or Ralphs Grocery, to effect any merger, consolidation or other reorganization of Ralphs Supermarkets or Ralphs Grocery, or to enter into any agreement with respect thereto, or (ii) any liability (contingent or otherwise) for payment of a brokerage, finder's, investment banking or other fee or commission in connection with any sale or restructuring of the Company, or (iii) any obligation with respect to the issuance or sale of capital stock by Ralphs Supermarkets or any subsidiary.


                                   ARTICLE IV
             Representations and Warranties of Ralphs Supermarkets

                 Ralphs Supermarkets hereby represents and warrants to F4L, F4L Holdings and F4L Supermarkets as follows:

                 Section 4.1 Organization. Each of Ralphs Supermarkets and its subsidiaries is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and each has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of Ralphs Supermarkets and its subsidiaries is in good standing and is duly qualified to transact business in California and in each other jurisdiction in which the nature of the property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or duly qualified to transact business would not have a Material Adverse Effect. The jurisdictions in which Ralphs Supermarkets and its subsidiaries are qualified to do business are set forth in Schedule 4.1. Ralphs Supermarkets has delivered or made available to F4L correct and complete copies of its and its subsidiaries' certificates of incorporation and by-laws, as amended to the date of this Agreement. Ralphs Supermarkets has also delivered or made available to F4L true copies of the minute books of Ralphs Supermarkets and its subsidiaries in the form in which they are maintained by Ralphs Supermarkets and such subsidiaries.

                 Section 4.2 Capitalization; Structure. The authorized capital stock of Ralphs Supermarkets consists of 50,000,000 shares of Common Stock, $1.00 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share, of which, as of the date hereof: (i) 25,587,279.88971 shares of Common Stock are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding and (iii) no shares of Common Stock or Preferred Stock are held in Ralphs Supermarkets' treasury. All of the issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and owned of record by the Selling Stockholders. Except as set forth in Schedule 4.2, there are no outstanding options, warrants, calls, subscriptions, convertible securities or other securities, or any other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, Ralphs Supermarkets or any subsidiary of Ralphs Supermarkets. Neither Ralphs Supermarkets nor any subsidiary of Ralphs Supermarkets has any commitments or obligations to purchase or redeem any shares of capital stock of any class of, or other equity interests in, Ralphs Supermarkets or any subsidiary of Ralphs Supermarkets.

                 Section 4.3 Subsidiaries. The only subsidiaries of Ralphs Supermarkets are Ralphs Grocery and Crawford Stores, Inc. ("Crawford"). All of the outstanding shares of capital stock of Ralphs Grocery and Crawford are validly issued, fully paid, non-assessable and free of preemptive rights or rights of first refusal. Except as set forth in Schedule 4.3, Ralphs Supermarkets owns all of the issued and outstanding capital stock of Ralphs Grocery, and Ralphs Grocery owns all of the issued and outstanding capital stock of Crawford, in each case free and clear of all Encumbrances and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of Ralphs Grocery or Crawford or which would require Ralphs Grocery or Crawford to issue or sell any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock. Neither Ralphs Supermarkets nor its subsidiaries owns any voting securities or other capital stock of any corporation (other than the stock of Ralphs Grocery held by Ralphs Supermarkets or the stock of Crawford held by Ralphs Grocery) or other entity (other than investments in marketable securities).

                 Section 4.4 Authority. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and stockholders of Ralphs Supermarkets and no other corporate proceedings on the part of Ralphs Supermarkets or its stockholders are necessary therefor. This Agreement has been duly executed and delivered by Ralphs Supermarkets and, assuming the due execution hereof by the other parties hereto, constitutes the legal, valid and binding obligation of Ralphs Supermarkets, enforceable against Ralphs Supermarkets in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether such enforceability is sought in equity or at law).

                 Section 4.5 Consents and Approvals; No Violation. Except for liquor licensing laws, the filing with the Delaware Secretary of State of the certificate of merger referred to in Section 2.3, and the matters set forth in
Schedule 4.5, and assuming compliance with any applicable Antitrust Laws, there is no requirement applicable to Ralphs Supermarkets to make any filing or registration with, or to obtain any permit, authorization, consent or approval of, any government or regulatory authority or any non-governmental person or entity in connection with the execution and delivery by Ralphs Supermarkets of this Agreement, the consummation of the Merger and the performance of the other transactions contemplated hereby, except where the failure to make such filings or registrations or to obtain such permits, authorizations, consents and approvals would not, individually or in the aggregate impair the continued operation by the Company of any store, warehouse or distribution facility, or otherwise have a Material Adverse Effect. Except as set forth in Schedule 4.5, neither the execution and delivery of this Agreement by Ralphs Supermarkets nor the consummation by Ralphs Supermarkets of the Merger or the other transactions contemplated by this Agreement will (i) violate any provision of Ralphs Supermarkets' certificate of incorporation or by-laws, (ii) violate any provision of, or constitute (with or without notice, the passage of time or both) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) or terminate any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any assets of the Company pursuant to, any mortgage, lien, lease, agreement or other instrument or obligation to which the Company is a party or by which its properties are bound, except where such event would not, individually or in the aggregate, impair the continued operation by the Company of any store, warehouse or distribution facility, or otherwise have a Material Adverse Effect, or (iii) assuming compliance with any applicable Antitrust Laws, violate any order, writ, injunction, decree, law, statute, rule or regulation to which the Company is subject.

                 Section 4.6 Financial Statements. The unaudited consolidated balance sheet of Ralphs Grocery as of July 17, 1994 and the related unaudited consolidated statement of operations for the twelve weeks then ended and unaudited consolidated statement of cash flows for the twenty-four weeks then ended, with the notes thereto, contained in the Quarterly Report on Form 10-Q for such period filed with the SEC by Ralphs Grocery (collectively, the "Unaudited Financial Statements"), and the audited consolidated balance sheets of Ralphs Grocery as of January 30, 1994 and January 31, 1993 and the related audited consolidated statements of operations, cash flows and stockholder's equity for the fiscal years then ended, with the notes thereto, contained in the Annual Reports on Form 10-K for such periods filed with the SEC by Ralphs Grocery (collectively, the "Audited Financial Statements" and, together with the Unaudited Financial Statements, the "Financial Statements"), present fairly the consolidated financial position and results of operations of Ralphs Grocery for the periods or as of the dates set forth therein, in each case in accordance with GAAP (except as otherwise indicated therein or in Schedule 4.6 and except that the Unaudited Financial Statements do not include all of the notes required by GAAP). Except as otherwise set forth therein or in Schedule 4.6, the Financial Statements are complete in all material respects, are in accordance with the books and records of Ralphs Grocery, fairly present the financial condition and results of operations indicated thereby in accordance with GAAP consistently applied, and contain and reflect all necessary adjustments (under GAAP consistently applied) for a fair representation of the Financial Statements as of the dates and for the periods covered thereby. Except as set forth in Schedule 4.6, and except for its ownership of the capital stock of Ralphs Grocery, Ralphs Supermarkets (a) did not as of the respective dates of the Unaudited Financial Statements and the Audited Financial Statements, (b) does not as of the date hereof, and (c) will not as of the Closing Date, own any assets, whether tangible or intangible, have any liabilities, whether known or unknown, fixed or contingent, or have any operations.

                 Section 4.7 Absence of Certain Changes or Events. Except as set forth in Schedule 4.7, since July 17, 1994 the Company has conducted its business only in the ordinary and usual course and there has not been any:

                 (a) change in the Company's condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect;

                 (b) (i) except for normal periodic increases or grants in the ordinary course of business consistent with past practice, (A) increase in the compensation payable or to become payable by the Company to any of its employees whose base compensation for services rendered to the Company is currently at an annual rate of more than $150,000, or (B) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any employees, (ii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company for any employees except pursuant to the existing plans and arrangements described in Schedule 4.18, (iii) new employment or consulting agreement involving annual payments in excess of $75,000 to which the Company is a party, or (iv) grant of additional EARs or any similar rights;

                 (c) addition to or modification of the employee benefit plans, arrangements or practices described in Schedule 4.18 affecting employees other than (i) contributions made in 1994 for the 1993 plan year in accordance with the normal practices of the Company or (ii) the extension of coverage to other employees who became eligible after July 17, 1994;

                 (d) sale, assignment or transfer of any of the Assets of the Company, other than in the ordinary course of business;

                 (e) cancellation of any indebtedness owed to the Company in an aggregate amount greater than $50,000, or waiver of any rights of similar value to the Company relating to any of its business activities or properties, whether or not in the ordinary course of business;

                 (f) amendment, cancellation or termination of any Contract required to be listed in Schedule 4.9, license or other instrument material to the Company;

                 (g) capital expenditure or the execution of any lease or any incurring of liability therefor by the Company involving payments in excess of $500,000 in the aggregate;

                 (h) failure to repay any material obligation of the Company;

                 (i) change in accounting methods, principles or practices by the Company materially affecting any of its assets, liabilities, results of operations or business;

                 (j) material revaluation by the Company of any of its Assets, including without limitation, writing up of the value of inventory, property, plant, equipment or any other Asset;

                 (k) material damage, destruction or loss (whether or not covered by insurance) affecting any Facilities or any other material Assets of the Company and resulting in a loss in excess of $500,000;

                 (l) mortgage, pledge or other encumbrance of any Assets of the Company, material singly or in the aggregate, except purchase money mortgages, equipment leases or other Encumbrances arising in the ordinary course of business;

                 (m) declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock of Ralphs Supermarkets or Ralphs Grocery, or any redemption, purchase or other acquisition of any of the securities of Ralphs Supermarkets or Ralphs Grocery, or any other payment to any stockholder of Ralphs Supermarkets in its capacity as a stockholder;

                 (n) issuance by Ralphs Supermarkets or any of its subsidiaries of, or commitment by any of them to issue, any capital stock or other equity securities or obligations or any securities convertible into or exchangeable or exercisable for capital stock or other equity securities;

                 (o) indebtedness for borrowed money incurred by the Company or any commitment to incur indebtedness for borrowed money entered into by the Company, or any loans made or agreed to be made by the Company;

                 (p) incurrence of other liabilities involving $100,000 or more except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

                 (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Unaudited Financial Statements as of July 17, 1994, or incurred in the ordinary course of business and consistent with past practice since July 17, 1994 and (ii) of other liabilities involving $250,000 or less individually and $1,000,000 or less in the aggregate;

                 (r) adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Ralphs Supermarkets or Ralphs Grocery (except for transactions contemplated hereby);

                 (s)      agreement by the Company to do any of the foregoing;

                 (t) other event or condition of any character which in any one case or in the aggregate has had a Material Adverse Effect, or any event or condition (other than matters of general public knowledge relating to general economic conditions or the Company's industry as a whole) which it is reasonable to expect will, individually or in the aggregate, have a Material Adverse Effect on the Company; or

                 (u) other event or condition of any character which, if occurring after the date hereof, would constitute a breach of Section 6.5.

                 Section 4.8 Assets. Except as set forth in Schedule 4.8, the Company has good and marketable fee simple title to or a valid leasehold interest in all material Assets reflected in the Unaudited

Financial Statements as of July 17, 1994, and in all material Assets acquired by the Company since that date, less any Assets sold or transferred by the Company since that date (provided that such sale or transfer was permitted under the terms of this Agreement), in each case free and clear of all Encumbrances (other than any Permitted Encumbrances). Schedule 4.8 contains a complete and accurate list of (i) each store, office, plant or warehouse maintained by the Company (each of the foregoing, a "Facility") showing the location and use thereof and whether the Facility is leased or owned, (ii) all other material improved or unimproved real property owned or leased by the Company (each of the foregoing, a "Property") showing the location and use thereof and whether the Property is leased or owned and (iii) each other Facility (other than stores) owned or operated by the Company or any predecessor since January 1, 1985. There are no pending or, to the best of the Company's knowledge, threatened condemnation proceedings relating to any of the Properties or Facilities. The Company has provided to F4L accurate written disclosure of its current capital expense budget, with respect to its Facilities and planned Facilities, as used for internal Company planning purposes. The Company has all permits necessary to own or operate its fee-owned Properties, and no such permits will be required, as a result of the Merger or the other transactions contemplated hereby, to be issued after the Closing to permit the Surviving Corporation to continue to own or operate such Properties, other than any such Permits which are ministerial in nature or the absence of which would not have a Material Adverse Effect. The Company has valid leasehold interests in all of the Assets that are leased by it, which leasehold interests are free and clear of all Encumbrances, except as set forth in Schedule 4.8 and for Permitted Encumbrances and except for Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.
Schedule 4.8 sets forth a list of all leases (including subleases) of personal property involving any annual expense in excess of $50,000 and not cancelable (without liability) within 30 days and all leases (including subleases) of real property, in each case to which the Company or any of its subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective business (the "Leases"). The Company has in all material respects performed all the obligations required to be performed by it with respect to (y) all Assets leased by it (whether as lessor or lessee) except where the failure to perform would not, individually or in the aggregate, have a Material Adverse Effect, and (z) all Leases of the Facilities, and there exists no default or event which, with the giving of notice or lapse of time or both, would become a default on the part of the Company under any Lease, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Leases are valid, binding and enforceable in accordance with their respective terms and are in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions expressly contemplated hereby (excluding any modification to the transaction structure pursuant to Section 2.9), except where the failure of such Leases to be or continue in effect will not have a Material Adverse Effect. Ralphs Supermarkets has delivered to F4L, or otherwise made available, originals or true copies of all the Leases as amended, and made available for review all related files.

                 Section 4.9 Contracts and Commitments. Schedule 4.9 contains a complete and accurate list of all written and oral contracts, plans, undertakings and other commitments or agreements ("Contracts") of the following categories to which the Company is a party or by which it is bound as of the date of this Agreement:

                          (i) Contracts not made in the ordinary course of business involving expenditures or liabilities in excess of $500,000 in the aggregate;

                          (ii) employment contracts, including without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Ralphs Supermarkets or Ralphs Grocery;

                          (iii) any other Contracts with or for the benefit of the stockholders of Ralphs Supermarkets or their Affiliates (other than the Company);

                          (iv)    labor contracts not on terms generally
applicable to Southern California supermarket chains;

                          (v)     advertising contracts which are not
cancelable (without penalty, cost or other liability) within 90 days;

                          (vi) Contracts for the purchase of inventory connected with merchandise allowances which are not cancelable (without penalty, cost or other liability) within 90 days (other than Contracts for the purchase of holiday goods in accordance with customary industry practices);

                          (vii) Contracts relating to commission arrangements with others involving liabilities in excess of $50,000;

                          (viii)  promissory notes, loans, agreements,
         indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $100,000;

                          (ix) Contracts, other than leases and other operating agreements with respect to Facilities, containing covenants limiting the freedom of the Company to engage in any line of business or compete with any person or operate at any location; and

                          (x)     joint venture or partnership agreements.

True copies of the written Contracts identified in Schedule 4.9 have been delivered to F4L or will be so delivered promptly on request.

                 Section 4.10 Absence of Breaches or Defaults. The Company is not in default under, or in breach or violation of, any Contract except where such event would not, individually or in the aggregate, have a Material Adverse Effect. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness affecting the Company to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company, except as set forth in Schedule 4.10. To the best of the Company's knowledge, the Company has not committed any act, and there has been no omission which will result in a default by it under, or the breach by it of, any Contract, and there has been no occurrence which will give rise to product liability or breach of warranty (whether covered by insurance or not) on the part of the Company, except for such liability or breach which would not, individually or in the aggregate, have a Material Adverse Effect.

                 Section 4.11 Litigation. Except as set forth in Schedule 4.11, there are no Actions instituted, pending or, to the best knowledge of the Company, threatened, which are reasonably likely, individually or in the aggregate, directly or indirectly to have a Material Adverse Effect, or, if adversely decided, would prevent or delay the Merger or otherwise prevent Ralphs Supermarkets from performing its obligations under this Agreement, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission, agency or arbitrator which has or will have, individually or in the aggregate, any such Material Adverse Effect.

                 Section 4.12 Compliance with Law. The Company is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a Material Adverse Effect. Except as set forth in Schedule 4.12, to the best knowledge of the Company, the Company has not received any notice asserting a failure, or possible failure, to comply with any such law, regulation or requirement the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except to the extent that failure to comply would not have a Material Adverse Effect. The Company has all material permits, licenses and franchises from governmental agencies required to conduct its business as now being conducted and none of such permits, licenses and franchises will be terminated as a result of the Merger or the other transactions contemplated by this Agreement.

                 Section 4.13  Labor Matters.

                 (a) Except as set forth in Schedule 4.13(a), no employees of the Company are represented by any labor organization, and, as of the date hereof, no labor organization or group of employees of the Company has made a demand for recognition, has filed a petition seeking a representation proceeding or given the Company notice of any intention to hold an election of a collective bargaining representative. There is no strike, work stoppage or labor disturbance pending or, to the best knowledge of the Company, threatened, which involves any employees of the Company.

                 (b) Except as set forth in Schedule 4.13(b) there are presently pending or, to the best knowledge of the Company, threatened, against the Company no material claims by any governmental authority, labor organization, or employee alleging that the Company has violated any applicable laws, rules or regulations respecting employment practices. The Company is in compliance in all material respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes.

                 Section 4.14 No Undisclosed Liabilities. The Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except
(i) liabilities which are reflected and reserved against in the Unaudited Financial Statements as of July 17, 1994, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since July 17, 1994, (iii) liabilities arising under Contracts, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments described in Schedule 4.9 or which are of the type described in Schedule 4.9 but which did not meet the dollar threshold or other qualifications which would have required them to be listed in Schedule 4.9, and
(iv) other liabilities or obligations which would not have a Material Adverse Effect.

                 Section 4.15 No Brokers. Except as set forth in Schedule 4.15, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Ralphs Supermarkets or Ralphs Grocery in connection with the Merger or in connection with any proposed sale of the Company or any of its assets, or a restructuring of or merger or similar transaction involving the Company.

                 Section 4.16 No Other Agreements to Sell the Assets or the Company. The Company has no legal obligation, absolute or contingent, to any other person or firm to sell any material portion of the Assets of the Company, to sell the capital stock of Ralphs Supermarkets or Ralphs Grocery, to effect any merger, consolidation or other reorganization of Ralphs Supermarkets or Ralphs Grocery, or to enter into any agreement with respect thereto.

                 Section 4.17 Proprietary Rights. Schedule 4.17 contains a list of all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor (collectively, the "Proprietary Rights"), which are owned by the Company, or in which the Company has any interest, or which, to the Company's knowledge, have been used in connection with, or which relate to the Company's business (whether or not presently used in connection therewith). Except as set forth in Schedule 4.17, the Company owns and has the sole and exclusive right to use all of the Proprietary Rights and such items are not subject to any licenses, liens, mortgages, pledges, encumbrances, claims, restrictions, or charges of any kind. The Company has not been charged, and to the Company's knowledge is not threatened to be charged, with infringement of, nor to the Company's knowledge has it infringed, any unexpired patent, trademark, trademark registration, trade name, service mark, copyright, copyright registration or other proprietary right of any party. The Company owns, or is licensed or otherwise has the right to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes, methods and designs used in or necessary for the conduct of its business as presently being conducted. The consummation of the Merger and the other transactions contemplated hereby will not alter or impair any of such rights.

                 Section 4.18  Employee Benefit Plans.

                 (a)      Definitions.  The following terms, when used in this
Section 4.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                          (i)     Benefit Arrangement.  "Benefit Arrangement"
shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or a Current ERISA Affiliate or under which the Company or any Current ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any Current ERISA Affiliate (with respect to their relationship with such entities).

                          (ii)    Current ERISA Affiliate.  "Current ERISA
Affiliate" shall mean any entity which as of either the date hereof or the Closing Date is a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Company as defined in Section 414(b), (c), (m) or (o) of the Code.

                          (iii)   Employee Plans.  "Employee Plans" shall mean
all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                          (iv)    ERISA.  "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

                          (v)     ERISA Affiliate.  "ERISA Affiliate" shall
mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b), (c), (m) or (o) of the Code.

                          (vi)    Multiemployer Plan.  "Multiemployer Plan"
shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA,
(A) which the Company or any Current ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any Current ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any Current ERISA Affiliate (with respect to their relationship with such entities).

                          (vii)   Other Multiemployer Plan.  "Other
Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which any ERISA Affiliate which is not a Current ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which any ERISA Affiliate which is not a Current ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of any ERISA Affiliate which is not a Current ERISA Affiliate (with respect to their relationship with such entities).

                          (viii)  PBGC.  "PBGC" shall mean the Pension Benefit
Guaranty Corporation.

                          (ix)    Pension Plan.  "Pension Plan" shall mean any
"employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any Current ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any Current ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any Current ERISA Affiliate (with respect to their relationship with such entities).

                          (x)     Other Pension Plan.  "Other Pension Plan"
shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which any ERISA Affiliate which is not a Current ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which any ERISA Affiliate which is not a Current ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of any ERISA Affiliate which is not a Current ERISA Affiliate (with respect to their relationship with such entities).

                          (xi)    Welfare Plan.  "Welfare Plan" shall mean any
"employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which the Company or any Current ERISA Affiliate on either the date hereof or the Closing Date maintains, administers, contributes to or is required to contribute to, or under which the Company or any Current ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any Current ERISA Affiliate (with respect to their relationship with such entities).

                 (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 4.18 contains a complete list of Employee Plans which cover or have covered employees of the Company or a Current ERISA Affiliate. True and complete copies of each of the following documents have been delivered by the Company to F4L: (i) all plan documents and summary plan descriptions with respect to each Employee Plan (other than any Multiemployer
Plan), including all amendments thereto (the Company will make available to F4L all written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees generally during the last five years) and all annuity contracts or other funding instruments relating to any Employee Plan (other than any Multiemployer Plan); (ii) a complete description of any such Benefit Arrangement which is not in writing; (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan which covers or has covered employees of the Company or a Current ERISA Affiliate; (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and each Welfare Plan which covers or has covered employees of the Company or a Current ERISA Affiliate; (v) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered employees of the Company or a Current ERISA Affiliate; (vi) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and, to the extent available, former employees of the Company and each Current ERISA Affiliate;
(vii) a description setting forth the amount of any liability of the Company as of the Closing Date or the date hereof, as applicable, for payments more than thirty days past due with respect to each Welfare Plan; and (viii) all summary plan descriptions and all general interpretations or descriptions of Multiemployer Plans generally distributed to employees of the Company or any Current ERISA Affiliate within the past five years.

                 (c) Representations. Except as set forth in Schedule 4.18, Ralphs Supermarkets represents as follows:

                          (i)     Pension Plans

                                  (A)      The funding method used in
         connection with each Pension Plan which is subject to the minimum funding requirements of ERISA and the actuarial assumptions used in connection with funding each such plan are reasonable. During the last five years, the fair market value of the assets in the Ralphs Grocery Company Retirement Plan have exceeded the Plan's accumulated benefit obligations under FAS 87. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any Current ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any Current ERISA Affiliate is subject to any lien imposed under
         Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any Current ERISA Affiliate has failed to make full payment when due of all amounts which under the provisions of any Pension Plan or the Code of ERISA are required to be made as contributions to such Pension Plan.

                                  (B)      Neither the Company nor any Current
         ERISA Affiliate is required to provide security to a Pension Plan under Section 401(a)(29) of the Code.

                                  (C)      Each Pension Plan intended to be
         qualified and each related trust agreement, annuity contract or other funding instrument of any such plan is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                                  (D)      To the knowledge of Ralphs
         Supermarkets, each Pension Plan, each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in substantial compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code.

                                  (E)      The Company has paid all premiums
         (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. Neither the Company nor any Current ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No filing has been made by the Company or any Current ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. Neither the Company nor any Current ERISA Affiliate has, at any time, (I) ceased operations at a facility so as to become subject to the provisions of Section 4068(e) of ERISA, (II) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or (III) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any Current ERISA Affiliate made contributions during the five years prior to the Closing Date.

                                  (F)      No Other Pension Plan has been
         terminated in a manner which would subject the Company or any of its Current ERISA Affiliates to any liability.

                          (ii)    Multiemployer Plans

                                  (A)      Neither the Company nor any Current
         ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with
         Section 4204 of ERISA), of the Company or any Current ERISA Affiliate.

                                  (B)      All contributions required to be
         made by the Company or any Current ERISA Affiliate to each Multiemployer Plan have been made when due.

                                  (C)      Except as set forth in Schedule
         4.18(c)(ii)(C), if, as of the Closing Date, the Company (and all Current ERISA Affiliates) were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

                                  (D)      To the best of the Company's
         knowledge, with respect to each Multiemployer Plan: (I) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company or any Current ERISA Affiliate under Title IV of ERISA; (II) no proceeding has been initiated by any person (including the PBGC) to terminate any Multiemployer Plan; (III) the Company and the Current ERISA Affiliates have no reason to believe that any Multiemployer Plan will be terminated or will be reorganized under ERISA; and (IV) the Company and the Current ERISA Affiliates do not expect to withdraw from any Multiemployer Plan.

                                  (E)      There was no withdrawal liability
         incurred with respect to an Other Multiemployer Plan which has not been paid in full and which would subject the Company or any Current ERISA Affiliate to any liability.

                          (iii)   Welfare Plans

                                  (A)      To the knowledge of Ralphs
         Supermarkets, each Welfare Plan has been maintained in substantial compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including but not limited to ERISA and the Code.

                                  (B)      Except as set forth in Schedule
         4.18(c)(iii)(B), none of the Company, any Current ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Company or any Current ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

                                  (C)      Each Welfare Plan which is a "group
         health plan," as defined in Section 607(1) of ERISA, has been operated in substantial compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

                                  (D)      Neither the Company nor any Current
         ERISA Affiliate has incurred any liability resulting from any cessation of contributions, cessation of obligation to make contributions or other form of withdrawal from such Welfare Plan, with respect to any Welfare Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA, under the terms of such Welfare Plan, any collective bargaining agreement or otherwise.

                                  (E)      Except as set forth in Schedule
         4.18(c)(iii)(E), if, as of the Closing Date, the Company (and all Current ERISA Affiliates) were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all Welfare Plans that are "multiemployer plans," as defined in Section 3(37) of ERISA, it (and they) would incur no withdrawal liabilities under any such Welfare Plans.

                          (iv)    Benefit Arrangements.  To the knowledge of
Ralphs Supermarkets, each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including but not limited to the Code.

                          (v)     At-Will Employment.  Except as set forth on
the Disclosure Schedule, and except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will.

                          (vi)    Unrelated Business Taxable Income.  No
Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any tax under Code Section 511 or expects to incur any such tax in the current year.

                          (vii)   Deductibility of Payments.  There is no
contract, agreement, plan or arrangement covering any employee or former employee of the Company or an ERISA Affiliate that, individually or collectively, provides for the payment by the Company of any material amount that is not deductible under Section 162(a)(1) or 404 of the Code.

                          (viii)  Fiduciary Duties and Prohibited Transactions.
To the knowledge of Ralphs Supermarkets, neither the Company nor any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under
Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

                          (ix)    Validity and Enforceability.  Each Welfare
Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement is legally valid and binding and in full force and effect.

                          (x)     Litigation.  Except as set forth in Schedule
4.18(c)(x), none of the Company, any Current ERISA Affiliate nor any Employee Plan is a party to any litigation relating to or seeking benefits under any Employee Plan.

                          (xi)    No Amendments.  Except as set forth in
Schedule 4.18, neither the Company nor any Current ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

                          (xii)   No Other Material Liability.  To the
knowledge of Ralphs Supermarkets, no event has occurred in connection with which the Company or any Current ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans or
(ii) pursuant to any obligation of the Company or any Current ERISA Affiliate to indemnify any person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

                          (xiii)  Unpaid Contributions.  Neither the Company
nor any Current ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan, Multiemployer Plan or Welfare Plan.

                          (xiv)   Insurance Contracts.  Except as set forth in
Schedule 4.18(c)(xiv), neither the Company nor any Employee Plan (other than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issues by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                          (xv)    Equity Appreciation Rights.  Schedule 4.18
sets forth a list of all holders of currently outstanding EARs or other rights which are based upon or derive their value from the value of the Shares, the number of EARs or other rights held by such holders, the currently accrued value thereof, and all prior payments made by the Company in satisfaction of previously granted EARs or such other rights.

                          (xvi)   No Acceleration or Creation of Rights.
Except as set forth in Schedule 4.18(c)(xvi), neither the execution and delivery of this Agreement by Ralphs Supermarkets nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan.

                 Section 4.19 Insurance. Schedule 4.19 contains a materially complete and accurate list of all policies or binders of fire, liability, property, title, workers' compensation, business interruption, errors or omissions and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, including without limitation, retentions and deductibles, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on its business, property or employees within the last five years. To the Company's knowledge, all of such policies are sufficient for compliance with all requirements of law and of all contracts to which the Company is a party, except where the failure so to comply would not have a Material Adverse Effect. To the best of the Company's knowledge, the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion, except where any such failure to give any notice or to present any claim would not have a Material Adverse Effect. There are no outstanding unpaid claims under any such policies or binders for which adequate reserves have not been established. Such policies and binders provide sufficient coverage (in light of prevailing commercial practices with respect to similarly situated properties) for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Effective Date. True copies of the documents described will be delivered to F4L on request.

                 Section 4.20  Affiliate Transactions.  Except as set forth in
Schedule 4.20, since January 30, 1994, there have been no transactions between or involving Ralphs Supermarkets or Ralphs Grocery and any present or former director, officer, stockholder or Affiliate thereof, excluding transactions consisting of payment of customary and reasonable directors' fees and expenses to directors and payment of reasonable direct and indirect compensation to the employees of the Company in the ordinary course of business.

                 Section 4.21  Environmental Matters.  Except as set forth in
Schedule 4.21, all real property heretofore or currently owned or leased by the Company or any of its subsidiaries and each store, office, plant or warehouse heretofore or currently maintained by the Company or any of its subsidiaries (the "Specified Properties") has been maintained in compliance with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect. Except as set forth in Schedule 4.21, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium on or off the Specified Properties, which could result in any damage, claim, or liability to or against the Company by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of the Company's business and/or operator in the vicinity of any of the Specified Properties and/or any activity or operation formerly conducted by any person or entity on the Specified Properties. With the exception of retail consumer products sold in the ordinary course and consumer and industrial products used by the Company in the ordinary course, the Company and any other person or entity for whose conduct the Company is or may be held responsible, has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any pollutant, hydrocarbon, or petroleum substances or petroleum products, including, without limitation, existing and future asbestos, polychlorinated biphenyls, radioactive or flammable materials, or any other hazardous or toxic waste, substance or material, as those terms may be defined in any and all Environmental Laws (collectively, "Hazardous Materials"). Except as set forth in Schedule 4.21, (i) there are no existing notices of violation, administrative actions, or lawsuits against the Company arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials by the Company at any of the Specified Properties, nor has the Company received any notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials; (ii) there have been no spills or releases of Hazardous Materials at any of the Specified Properties in excess of quantities reportable under Environmental Laws; and
(iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which regulate, obligate, or bind the Company.

                 Section 4.22 Officers. Schedule 4.22 contains a list of all officers and other employees and consultants under contract to the Company and all officers and other employees and consultants of the Company whose current base annual compensation is at the rate of $150,000 or more, together in each case with the current job title or relationship to the Company and the aggregate remuneration rate for each such person.

                 Section 4.23  Severance Arrangements.  Except as set forth in
Schedule 4.23, the Company has not entered into any severance or similar arrangement in respect of any present or former employee, consultant or agent that will result in any obligation (absolute or contingent) of the Company to make any payment to any present or former employee, consultant or agent following termination of employment, consultancy or agency.

                 Section 4.24  Licensed Departments.  Except as set forth in
Schedule 4.24, there are no departments in any of the Facilities which are operated by third parties under lease, sublease, license or other arrangement entitling any third party to be present on or use the premises of any of the Facilities.

                 Section 4.25 Bank Accounts. Schedule 4.25 contains a true and complete listing of all bank accounts or other depositary accounts maintained by the Company and the authorized signatories thereto.

                 Section 4.26 Registration Statements. None of the information supplied in writing by the Company or any of its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in the Shelf Registration Statement or any other registration statement under the Securities Act filed with the SEC by F4L, F4L Holdings or F4L Supermarkets and relating to any securities to be issued as part of the Financing or the Public Debt Refinancing (together with the Shelf Registration Statement, the "Registration Statements"), at (i) the time the Registration Statements become effective, (ii) the time the indentures related thereto are qualified under the TIA, and (iii) the Effective Date, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 Section 4.27 Material Misstatements Or Omissions. No representations or warranties by Ralphs Supermarkets in this Agreement, nor any exhibit, statement, certificate or schedule furnished to F4L or its agents or Affiliates pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. There is no fact known to the Company which is not disclosed in this Agreement or the Disclosure Schedule and which is reasonably likely to have a Material Adverse Effect.

                 Section 4.28 Schedules. Disclosure of any fact or item in any Schedule hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

                                   ARTICLE V
    Representations and Warranties of F4L, F4L Holdings and F4L Supermarkets

                 Each of F4L, F4L Holdings and F4L Supermarkets hereby represents and warrants to Ralphs Supermarkets and the Selling Stockholders as follows:

                 Section 5.1 Organization; Authorization; etc. Each of F4L, F4L Holdings and F4L Supermarkets is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. The execution and delivery of this Agreement, the Ancillary Agreements and the Indenture, the consummation of the Merger, the issuance of the Debentures and the other transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of F4L, F4L Holdings and F4L Supermarkets, as applicable, and no other corporate proceedings on the part of any of them are necessary therefor. This Agreement has been duly executed and delivered by each of F4L, F4L Holdings and F4L Supermarkets, and, assuming the due execution hereof by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of each of F4L, F4L Holdings and F4L Supermarkets, enforceable against each of them in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law). On or prior to the Closing Date, the Indenture and the Debentures will have been duly executed and delivered by F4L Holdings, and assuming the due execution hereof by the trustee thereunder, the Indenture and the Debentures will constitute the legal, valid and binding obligation of F4L Holdings, enforceable against F4L Holdings in accordance with their respective terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law). Without limitation of the foregoing, the Debentures will not, at the time of their issuance, violate any applicable usury laws of the State of California.

                 Section 5.2 Consents and Approvals; No Violations. Except for liquor licensing and pharmacy laws, the filing with the Delaware Secretary of State of the certificate of merger referred to in Section 2.3, and the matters set forth in Schedule 5.2, and assuming compliance with applicable Antitrust Laws, there is no requirement applicable to F4L, F4L Holdings or F4L Supermarkets to make any filing or registration with, or to obtain any permit, authorization, consent or approval of, any government or regulatory authority or any non- governmental person or entity in connection with the execution and delivery by F4L, F4L Holdings and F4L Supermarkets of this Agreement, the consummation of the Merger and the performance of the other transactions contemplated hereby, except where the failure to make such filings or registrations or to obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the consummation of the Merger or the other transactions contemplated by this Agreement. Except as set forth in Schedule 5.2, neither the execution or delivery of this Agreement by F4L, F4L Holdings or F4L

Supermarkets nor the consummation by any of them of the Merger or the other transactions contemplated by this Agreement will (i) violate any provision of the certificate of incorporation or By-laws of any of them, (ii) violate any provision of, or constitute (with or without notice, the passage of time or both) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) or terminate any obligation under, any mortgage, lien, lease, agreement or other instrument or obligation to which F4L, F4L Holdings or F4L Supermarkets is a party or by which any of them is bound, except where such event would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation, or (iii) assuming compliance with any applicable Antitrust Laws, violate any order, writ, injunction, decree, statute, rule or regulation to which any of them is subject.

                 Section 5.3 Acquisition of Shares for Investment. F4L has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of shares of the Surviving Corporation in the Merger. F4L confirms that Ralphs Supermarkets has made available to F4L the opportunity to ask questions of the officers and management employees of the Company and to acquire additional information about the business, assets and financial condition of the Company. F4L confirms that it is not acquiring shares of the Surviving Corporation with a view toward any distribution thereof or with any present intention of selling any shares in a transaction that would violate the Securities Act or the securities laws of any state or other applicable jurisdiction. F4L acknowledges and agrees that such shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act except pursuant to an exemption from such registration available under the Securities Act.

                 Section 5.4 Shelf Registration Statement. None of the information contained in the Shelf Registration Statement, at (i) the time the Shelf Registration Statement becomes effective, and (ii) the Effective Date, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, F4L and its subsidiaries make no representations or warranties with respect to any information that has been supplied by the Company or its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in any of the foregoing documents. The Shelf Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

                 Section 5.5 No Brokers. Neither F4L nor any subsidiary or Affiliate of F4L has created any liability or obligation on the part of any Selling Stockholder to pay any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated hereby.

                 Section 5.6 Financing Commitments. F4L has delivered to Ralphs Supermarkets and EJDC copies of fully-executed letters from the Financing Sources setting forth the commitments of such Financing Sources to provide (or, in the case of public debt securities comprising part of the Financing, stating that such Financing Sources are "highly confident" of their ability to provide) the amounts and types of Financing upon the terms therein contemplated (collectively, and together with any modifications or replacements thereof approved by EJDC, the "Commitment Letters"). The Financing contemplated by the Commitment Letters, together with the existing debt securities of F4L, Ralphs Supermarkets, or their respective subsidiaries, as amended or as exchanged for newly-issued debt securities of F4L or its subsidiaries pursuant to the Public Debt Refinancing, provide for all of the Financing needed by F4L and its subsidiaries to consummate the transactions contemplated hereby and to fund the anticipated working capital requirements of the Surviving Corporation after the Closing. As of the date hereof, F4L knows of no reason that the conditions set forth in the Commitment Letters will not be satisfied.

                 Section 5.7 Financial Statements. The unaudited consolidated balance sheets of F4L Holdings and F4L Supermarkets as of April 2, 1994 and the related unaudited consolidated statements of operations and cash flows for the twelve weeks then ended, with the notes thereto, contained in the Quarterly Reports on Form 10-Q for such period filed with the SEC by F4L Holdings and F4L Supermarkets, respectively (collectively, the "F4L Unaudited Financial Statements"), and the audited consolidated balance sheets of F4L Holdings and F4L Supermarkets as of June 26, 1993 and June 27, 1992 and the related audited consolidated statements of operations, cash flows and stockholder's equity for the fiscal years then ended, with the notes thereto, contained in the Annual Reports on Form 10-K for such periods filed with the SEC by F4L Holdings and F4L Supermarkets, respectively (collectively, the "F4L Audited Financial Statements" and, together with the F4L Unaudited Financial Statements, the "F4L Financial Statements"), present fairly the consolidated financial position and results of operations of F4L Holdings and F4L Supermarkets, respectively, for the periods or as of the dates set forth therein, in each case in accordance with GAAP (except as otherwise indicated therein or in Schedule 5.7 and except that the F4L Unaudited Financial Statements do not include all of the notes required by GAAP). Except as otherwise set forth therein, the F4L Financial Statements are complete in all material respects, are in accordance with the books and records of F4L Holdings and F4L Supermarkets, respectively, fairly present the financial condition and results of operations indicated thereby in accordance with GAAP consistently applied, and contain and reflect all necessary adjustments (under GAAP consistently applied) for a fair representation of the F4L Financial Statements as of the dates and for the periods covered thereby.

                 Section 5.8 Absence of Certain Changes or Events. Except as set forth in Schedule 5.8, since April 2, 1994, F4L Holdings and its subsidiaries have conducted its business only in the ordinary and usual course and there has not been any change in F4L Holdings' condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation, or other event or condition of any character which in any one case or in the aggregate would not have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation, or any event or condition (other than matters of general public knowledge relating to general economic conditions or F4L's industry as a whole) which it is reasonable to expect will, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation.

                 Section 5.9 Absence of Breaches or Defaults. None of F4L Holdings or any subsidiary is in default under, or in breach or violation of, any Contract except where such event would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any material indebtedness of F4L Holdings or any subsidiary to accelerate, or which does accelerate, the maturity of any material indebtedness of F4L Holdings or any subsidiary, except as set forth in
Schedule 5.9. To F4L's knowledge, neither F4L Holdings nor any subsidiary has committed any act, and there has been no omission which will result in a default by it under, or the breach by it of, any Contract, and there has been no occurrence which will give rise to product liability or breach of warranty (whether covered by insurance or not) on the part of F4L Holdings or any subsidiary.

                 Section 5.10 Litigation. Except as set forth in Schedule 5.10, there are no Actions instituted, pending or, to the knowledge of F4L, threatened, which are reasonably likely, individually or in the aggregate, directly or indirectly to have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation, or, if adversely decided, would prevent or delay the Merger or otherwise prevent F4L, F4L Holdings, or F4L Supermarkets from performing their respective obligations under this Agreement, the Ancillary Agreements or the Debentures, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission, agency or arbitrator which would have, individually or in the aggregate, any such material adverse effect on the Surviving Corporation.

                 Section 5.11 Compliance with Law. Each of F4L Holdings and its subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation. Except as set forth in Schedule 5.11, to the knowledge of F4L, none of F4L Holdings or any subsidiary has received any notice asserting a failure, or possible failure, to comply with any such law, regulation or requirement the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except to the extent that failure to comply would not have a material adverse effect on the business, assets, results of operation or financial condition of the Surviving Corporation. F4L Holdings and its subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their business as now being conducted and none of such permits, licenses and franchises will be terminated as a result of the Merger or the other transactions contemplated by this Agreement.

                 Section 5.12 No Undisclosed Liabilities. None of F4L Holdings or any subsidiary has any liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and reserved against in the F4L Unaudited Financial Statements as of April 2, 1994, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since April 2, 1994, (iii) liabilities arising under Contracts, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments which would be described in Schedule 4.9 if they were Company obligations, or of the type described in Schedule 4.9 but which do not meet the dollar threshold or other qualifications which would have required them to be listed in Schedule 4.9, (iv) liabilities arising in connection with the transactions contemplated by this Agreement, including without limitation the Financing, (v) liabilities set forth in Schedule 5.12 and (vi) other liabilities or obligations which would not have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation.

                 Section 5.13 Material Misstatements Or Omissions. No representations or warranties by F4L or its subsidiaries in this Agreement, nor any exhibit, statement, certificate or schedule furnished to Ralphs Supermarkets or the Selling Stockholders or their respective agents or Affiliates pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. There is no fact known to F4L which is not disclosed in this Agreement or the Disclosure Schedule and which is reasonably likely to have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation.

                 Section 5.14 No Additional Agreements. Neither F4L nor any of its Affiliates has entered into any arrangement, agreement or understanding with any person who is a Selling Stockholder on the date hereof providing for the payment of any consideration to, or the conferring of any benefit on, such Selling Stockholder in connection with the Merger or any matter related thereto, other than as set





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
forth in this Agreement and the other agreements referred to herein, provided that F4L or its subsidiaries may offer the opportunity to Selling Stockholders to participate in the Financing.


                                   ARTICLE VI
               Covenants of F4L, F4L Holdings, F4L Supermarkets,
                Ralphs Supermarkets and the Selling Stockholders

                 Section 6.1 Investigation of Business; Access to Properties and Records. (a) After the date hereof, Ralphs Supermarkets shall afford to F4L and its representatives reasonable access to the Company's offices, plants, properties, books and records, in each case during normal business hours, in order that F4L may have full opportunity to make such investigations as it desires of the records and documents relating to the affairs and assets of the Company; provided, however, that such investigation shall not unreasonably disrupt the personnel and operations of the Company; and provided, further, that Ralphs Supermarkets shall not be required to provide such access to the extent that it has been advised by outside counsel that the provision of such access could violate the Antitrust Laws including, without limitation, any information concerning prices charged by the Company, how such prices are determined, or otherwise to communicate with F4L concerning price or price-related issues, or to supply any other market-related data. All requests by F4L or any of its representatives for access to the Company's offices, plants, properties, books and records shall be made to such representatives of Ralphs Supermarkets as Ralphs Supermarkets shall designate in writing, who shall be responsible for coordinating all such requests and all access permitted hereunder.

                 (b) As soon as practicable after the date hereof, F4L shall make such inspection of the Properties as it shall deem appropriate (and which may consist, in part, of a review by its consultants of existing Company information and reports) in order to determine the presence of hazardous, toxic or other substances (including asbestos) or to determine compliance with Environmental Laws. Ralphs Supermarkets shall cooperate with F4L in effecting such inspection, provided that such inspection shall be performed at F4L's sole cost, and by an individual or firm reasonably acceptable to Ralphs Supermarkets. Any invasive testing or sampling, including, without limitation, testing of soil, ground or surface water, at any of the Properties shall be conducted by F4L only with the prior consent of Ralphs Supermarkets (which consent shall not be unreasonably withheld) and without any unreasonable interference of the Company Business. The inspector, after conducting its inspection, shall first inform F4L and Ralphs Supermarkets of its findings orally. Any written report shall be marked "Draft" and shall be submitted simultaneously to counsel for each party for its reasonable approval before being distributed to any third party, the identity of which shall be subject to the reasonable approval of the party not requesting such distribution. The findings of all reports and investigations of the Properties shall be treated as Evaluation Material to the extent permitted by applicable law. If this Agreement terminates prior to Closing, F4L shall deliver to Ralphs Supermarkets at Ralphs Supermarkets' request all originals and copies of all such materials, and such originals and copies shall thereupon become the exclusive property of Ralphs Supermarkets.

                 (c) Any information provided to F4L or its representatives pursuant to this Agreement shall to the extent permitted by applicable law be held by F4L and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement, which is hereby incorporated in this Agreement as though fully set forth herein.

                 (d) F4L will afford to the Selling Stockholders and their representatives reasonable access to F4L's and its subsidiaries' offices, plants, properties, books and records, to the extent necessary or appropriate in connection with the Selling Stockholders' valuation of the Debentures or to comply with applicable legal requirements, on the same terms as applicable to F4L's inspection rights under Section 6(a) above, and subject to the same confidentiality provisions as applicable to F4L's inspection under
Section 6.1(c) and Section 12.10.

                 Section 6.2 Reasonable Efforts; Obtaining Consents. Prior to the Closing Date, and subject to the terms and conditions herein provided, F4L, F4L Holdings, F4L Supermarkets and Ralphs Supermarkets shall use all reasonable efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and shall cooperate with the others in connection with the foregoing, including using its reasonable efforts (i) to obtain all waivers, consents and approvals from other parties to material loan agreements, leases, mortgages and other contracts necessary for the consummation of the transactions contemplated hereby, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state or local law or regulation to consummate the transactions contemplated hereby, including, without limitation, liquor licenses and any consents under Antitrust Laws, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings and submissions of information requested or required by governmental authorities in connection with the transactions contemplated hereby, and (v) to fulfill all conditions to this Agreement; provided, however, that the Company shall not agree to any modification to any material Contract or any lease of a Property which modification is reasonably likely to have a Material Adverse Effect in order to obtain such consent without the prior written consent of F4L, which consent shall not be unreasonably withheld. Ralphs Supermarkets shall cooperate reasonably with F4L in connection with the filing of permits and licenses necessary for the conduct of the Company Business following the Closing Date. F4L and its subsidiaries, Ralphs Supermarkets and its subsidiaries, and EJDC shall use all reasonable efforts to prevent the issuance, entry, enactment or promulgation of any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby. F4L Supermarkets shall pay all registration, filing, license, permit or other similar fees and charges incurred in connection with the transactions contemplated by this Agreement and the cost of all title insurance, title reports and property surveys obtained by F4L or F4L Supermarkets and all other reports, opinions and certificates obtained by F4L or F4L Supermarkets in connection with the Financing. Nothing in this Agreement shall require any Selling Stockholder to alter the form or amount of the Merger Consideration payable to it or any rights under the Consulting Agreement, the Put Agreement or the Registration Rights Agreement.

                 Section 6.3 Antitrust. As promptly as possible, F4L and Ralphs Supermarkets shall file or cause to be filed with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other government or governmental authority regarding any of the transactions contemplated hereby. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such government or governmental authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. F4L and Ralphs Supermarkets will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal

Trade Commission, the Department of Justice or any other governmental authority in connection with the transactions contemplated hereby.

                 Section 6.4 Further Assurances. F4L, F4L Holdings, F4L Supermarkets, Ralphs Supermarkets and the Selling Stockholders agree that, from time to time, whether before, at or after the Closing Date, each of them shall execute and deliver such further instruments of conveyance, and transfer and take such other actions, as may be necessary to carry out the transactions contemplated by this Agreement.

                 Section 6.5 Conduct of Business. From the date hereof through the Closing, except as disclosed on Schedule 6.5 or otherwise provided for in, or contemplated by this Agreement, and except as consented to or approved by F4L in writing (which consent shall not be unreasonably withheld or delayed), Ralphs Supermarkets shall cause the Company to use reasonable efforts to conduct the business of the Company, in all material respects, in the ordinary and usual course as such business has been conducted, and to use reasonable efforts to keep intact the business organization in all material respects. In addition, from the date hereof through the Closing or termination of this Agreement, except as set forth in Schedule 6.5 or otherwise provided for in, or contemplated by, this Agreement, and except as consented to or approved by F4L (which consent shall not be unreasonably withheld or delayed), Ralphs Supermarkets shall cause the Company not to:

                 (a) close any Facility, except as required by applicable law or in the event of casualty or, as a result of the expiration of any lease which, after reasonable efforts by the Company, is not renewed;

                 (b) enter into, with respect to the Facilities or Properties, any new lease, lease termination agreement or material amendment (excluding any extension or renewal of any lease in accordance with past practices) of any agreement to lease real property;

                 (c)      sell, assign or sublease any Facility or Property;

                 (d) sell, assign or sublease any Fixtures or Equipment or other Assets, the aggregate sales prices and the annual rental payments of which are $100,000 or more in the aggregate, other than in the ordinary course of business;

                 (e) make or commit to make any capital expenditures in excess of $250,000 in the aggregate beyond those identifiedin Schedule
         6.5 other than expenditures for: (i) maintenance and repair; or (ii) as reasonably approved by F4L; provided, however, this clause (e) shall not obligate the Company to make any capital expenditures (including the expenditures set forth in Schedule 6.5);

                 (f) except as set forth in Section 2.6, issue, sell or agree to issue or sell (i) any shares of capital stock of Ralphs Supermarkets or any of its subsidiaries, or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for or otherwise acquire, any such shares;

                 (g) except in the ordinary course of business or as required by law, and except for contractual obligations or other understandings or arrangements existing on the date hereof and set forth on Schedule 6.5, not to (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any directors, officers or

         Affiliates of Ralphs Supermarkets or Ralphs Grocery; (ii) enter into any new, or extend or materially alter the terms of any existing, employment, severance, consulting, or other compensation agreement with any existing director, officer or Affiliate of Ralphs Supermarkets or Ralphs Grocery (including any grant of additional EARs or any modification of the terms of the EARs or the EAR Plan); or
         (iii) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof, other than in connection with collective bargaining agreements;

                 (h) except in the ordinary course of business or pursuant to agreements entered into prior to the date hereof and set forth in
         Schedule 6.5, not to (i) other than Permitted Encumbrances, create or permit to exist any new security interest, lien or encumbrance on its assets, (ii) enter into any material joint venture or partnership,
         (iii) purchase any material assets or securities of any persons, or
         (iv) incur any indebtedness or assume, guarantee, endorse or otherwise become responsible for obligations of any other person or entity;

                 (i) declare or pay any dividends, or make any distributions, on any shares of capital stock of Ralphs Supermarkets or Ralphs Grocery, or redeem, repurchase or retire any such shares;

                 (j) enter into any Contracts that would have been required to be disclosed in Schedule 4.9, or any materialamendment to or termination agreement with respect to any Contract required to be disclosed in Schedule 4.9;

                 (k) make any change in Ralphs Supermarkets' or Ralphs Grocery's certificate of incorporation or by-laws; or

                 (l) make any material change in its accounting policies or any material reclassification of assets or liabilities.

                 If F4L shall in good faith determine that Ralphs Supermarkets is not in compliance with this Section 6.5, F4L shall promptly provide Ralphs Supermarkets with written notice of such determination to permit Ralphs Supermarkets an opportunity to cure such non-compliance.

                 Section 6.6 Public Announcements. Upon each of the execution hereof and the Closing, the parties hereto shall issue mutually acceptable press releases. Prior to the Closing Date, each of Ralphs Supermarkets and F4L shall use all reasonable efforts to consult with the other before issuing, or permitting any of its agents or Affiliates to issue, any other press releases or otherwise making or permitting any of its agents or Affiliates to make, any public statements with respect to this Agreement and the transactions contemplated hereby.

                 Section 6.7 Notice of Developments. Each party shall promptly notify the other party in writing of any events, facts and occurrences arising or discovered subsequent to the date hereof which become known to the officers of such party and which would result in any breach of representation or warranty made by such party or breach of covenant applicable to such party contained in this Agreement in any material respect.

                 Section 6.8 No Mergers, Consolidations, Sale of Stock, etc. Neither EJDC nor the Company will, directly or indirectly, through officers, employees, representatives or agents, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Shares, the merger, reorganization or business combination of Ralphs Supermarkets or Ralphs Grocery with, or the disposition of a significant amount of Ralphs Supermarkets' or Ralphs Grocery's assets or business to, any person other than F4L or its Affiliates. Neither EJDC nor Ralphs Supermarkets will provide any information to any other party in connection with any such possible transaction, and each will promptly communicate to F4L the terms of any proposal which either of them may receive in respect of any such transaction.

                 Section 6.9 Delivery of Financial Statements. Ralphs Supermarkets shall cause Ralphs Grocery to deliver to F4L, to the extent such reports are regularly prepared by Ralphs Grocery, promptly on a monthly and year to date basis, unaudited balance sheets and statements of earnings for Ralphs Grocery. In addition, subject to compliance with the Antitrust Laws, Ralphs Supermarkets shall cause the Company to deliver to F4L, on a weekly and monthly basis such internal sales reports on a store by store basis promptly as they are prepared by the Company for each such week or month.

                 Section 6.10  Registration of Debentures.  F4L Holdings shall
(i) cause to be filed with the SEC as soon as practicable after the date hereof a registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") (which Shelf Registration Statement shall include the Indenture ) and (ii) use its best efforts to cause such Shelf Registration Statement to become effective and for such Indenture to be qualified under the TIA, as soon as practicable, but in no event later than the Closing Date, all as more fully provided in the Registration Rights Agreement. F4L, F4L Holdings and F4L Supermarkets shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the Registration Rights Agreement to ensure that it is available for resales of all Debentures and to ensure that it conforms with the requirements of this Agreement, the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, during the time periods specified in, and subject to the terms of, the Registration Rights Agreement. Notwithstanding the foregoing, the Shelf Registration Statement shall not be available for, and each Selling Stockholder agrees that it will not make, public resales of the Debentures for a period of 90 days following the Closing Date, or otherwise conduct marketing activities with respect to the Debentures during such 90-day period which would impair or interfere with F4L's marketing activities with respect to debt securities comprising any portion of the Financing. F4L Holdings and F4L Supermarkets jointly and severally agree to pay the liquidated damages provided in the Registration Rights Agreement under the circumstances set forth therein. In addition, and notwithstanding the foregoing, in the event that (i) F4L Holdings and F4L Supermarkets determine that it is advisable to complete the Financing and the Public Debt Refinancing in transactions which would be exempt from the registration requirements under the Securities Act (a "Private Financing") and so advise the Selling Stockholders in writing and (ii) EJDC, after reviewing the proposed terms and schedule for such Financing and Public Debt Refinancing (as supplied by F4L) and, after consulting with F4L, F4L Holdings and F4L Supermarkets, and with its and their respective counsel and such other persons (including the SEC) as they may collectively deem appropriate, reasonably determines that (a) the filing of the Shelf Registration Statement would adversely affect the ability of F4L Holdings and F4L Supermarkets to consummate the Private Financing and (b) the failure to pursue the Private Financing would substantially delay the Closing Date, then, EJDC, acting on behalf of (and without obligation to provide prior notice to or obtain approval from) all Selling Stockholders, may agree, in its sole and absolute discretion (but shall be under no obligation) to extend the date by which the Shelf Registration Statement is required to be filed to a date that is no later than 30 days after the Closing Date and to extend the date by which the Shelf Registration Statement is required to be declared effective to a date which is no later than 90 days after the Closing Date. In the event that EJDC agrees to any such extension of the filing date or effective date, EJDC may also agree with F4L, in its sole and absolute discretion (but shall be under no obligation), on behalf of (and without obligation to provide prior notice to or obtain approval from) all Selling Stockholders, to make such modifications to the form of Registration Rights Agreement attached hereto as they may deem reasonably necessary or appropriate to reflect such extension(s) and to provide for such additional liquidated damages or other rights or remedies (pro rata to all Selling Stockholders) as EJDC and F4L mutually deem appropriate in the event that the Shelf Registration Statement is not declared effective by the SEC on or prior to the 90th day following the Closing Date. EJDC will provide prompt notice to the other Selling Stockholders of any agreement concerning such extension of the filing date or effective date or of any such modifications to the Registration Rights Agreement. EJDC agrees that, so long as it directly or indirectly has beneficial ownership of at least a majority in aggregate principal amount of the outstanding Debentures, it will not vote pursuant to Section 9.2 of the Indenture in favor of any amendment to the Indenture or the Debentures unless at least one other holder of Debentures (excluding any Affiliate of EJDC) shall also vote in favor of such amendment; provided, however, that nothing in this sentence shall restrict the ability of any bona fide pledgee to vote or cause EJDC or such Affiliate to vote in favor of any such amendment.

                 Section 6.11 Maintenance of Insurance and Indemnification Provisions. F4L shall cause the Surviving Corporation to maintain for a period of at least six years following the Closing Date indemnification provisions in its charter documents no less favorable to its directors and officers (except to the extent required otherwise by the GCL) than the indemnification provisions in the charter documents of Ralphs Supermarkets as in effect on the date hereof, and F4L shall maintain or cause the Surviving Corporation or another Affiliate to maintain, for a period of at least three years following the Closing Date, directors and officers liability insurance governing all persons who were officers or directors of Ralphs Supermarkets or Ralphs Grocery, and all occurrences, at any time since February 3, 1992, the material terms of which insurance shall be no less favorable to such officers and directors than that in effect on the date hereof, except that the amount of coverage may be less than, but not less than one-half of, the amount of coverage in effect on the date hereof.

                 Section 6.12 Definitive Financing Agreements. F4L and its subsidiaries shall use their best efforts to negotiate, prepare and enter into definitive financing agreements (the "Definitive Financing Agreements") with the Financing Sources to provide the Financing on the terms set forth in the Commitment Letters. F4L and its subsidiaries shall use their best efforts to, and the Company shall use its best efforts to cooperate with F4L in order to, satisfy on or before the Closing Date all requirements of the Definitive Financing Agreements which are conditions to closing the transactions constituting the Financing. Without limiting the foregoing, the Company shall cause its auditors to deliver to such Financing Sources, if requested, customary comfort letters and certificates, in form and substance reasonably acceptable to F4L, which may be required in connection with the Financing. F4L shall promptly notify Ralphs Supermarkets and EJDC of any material change to, or revocation of, any Commitment Letter.

                 Section 6.13 Continuation of Certain Agreements. Each of EJDC, Camdev Properties Inc. and Federated Department Stores, Inc. agrees that, from and after the Effective Date, Ralphs Supermarkets and Ralphs Grocery will continue to be entitled to the benefits of, and be bound by their obligations under, the agreements described in Schedule 8.7, and that, upon consummation of the Merger, the rights of Ralphs Supermarkets thereunder will inure to the benefit of the Surviving Corporation, provided that the obligations of Ralphs Supermarkets thereunder will thereafter bind the Surviving Corporation, until such agreements are amended to provide otherwise or terminated. Notwithstanding the foregoing, EJDC agrees that from and after the Closing Date, neither the Company nor the Surviving Corporation shall have any obligation under Sections 3 or 5 of that certain Reimbursement Agreement dated as of January 31, 1992 between Ralphs Grocery and EJDC. Effective upon Closing, Ralphs Supermarkets agrees, on behalf of itself and Ralphs Grocery, that notwithstanding Section
5.3 of the Indemnification Agreement referred to in Item 2 of Schedule 8.7, all payments by Ralphs Supermarkets or Ralphs Grocery under such Indemnification Agreement shall be made in cash.

                 Section 6.14 Workers' Compensation. F4L agrees for the benefit of EJDC that F4L shall maintain or cause the Surviving Corporation or another Affiliate to maintain, for a period of not less than five years following the Closing Date, (i) one or more bank letters of credit in favor of, and acceptable to, the DIR in a face amount equal to at least 1.1 times the Projected Losses attributable to all workers' compensation claims, whether or not such claims are EJDC Guaranteed Claims, provided that if the proceeds of drawings under such letters of credit are exclusively available to pay the EJDC Guaranteed Claims, then the face amount of such letters of credit need only be equal to at least 1.1 times the Projected Losses attributable to the EJDC Guaranteed Claims or (ii) other security in favor of, and acceptable to, the DIR and having a value equal to at least 1.1 times the Projected Losses attributable to all workers' compensation claims, whether or not such claims are EJDC Guaranteed Claims, provided that if the proceeds of such security are exclusively available to pay the EJDC Guaranteed Claims, then the value of such security need only be equal to at least 1.1 times the Projected Losses attributable to the EJDC Guaranteed Claims or (iii) insurance in favor of the Surviving Corporation and/or Ralphs Grocery reasonably acceptable to EJDC, and providing for coverage (net of any deductible amounts) in an amount equal to at least 1.1 times the Projected Losses attributable to all workers' compensation claims, whether or not such claims are EJDC Guaranteed Claims, provided that if the proceeds of such insurance are exclusively available to pay the EJDC Guaranteed Claims, then the net coverage provided by such insurance need only be equal to at least 1.1 times the Projected Losses attributable to the EJDC Guaranteed Claims. F4L agrees to indemnify EJDC against, and to hold it harmless from, any damage, claim, liability or expense, including without limitation, reasonable attorneys' fees and other costs, incurred by EJDC at any time from and after the Closing under or in respect of the EJDC Guarantee.
Such indemnification obligation of F4L shall be governed by the procedures and other terms set forth in Section 10.3. EJDC agrees that it will, as of the Closing Date, terminate the EJDC Guarantee in accordance with DIR procedures.

                 As used in the foregoing paragraph:

                 "DIR" shall mean the State of California Department of Industrial Relations.

                 "Projected Losses" shall mean the projected losses of Ralphs Supermarkets and its subsidiaries with respect to workers' compensation claims, as such losses are customarily projected for purposes of DIR self-insurance requirements.

                 "EJDC Guarantee" shall mean that certain Agreement of Assumption and Guarantee of Workers' Compensation Liabilities dated January 31, 1992 between EJDC and the DIR.

                 "EJDC Guaranteed Claims" shall mean all workers' compensation claims against Ralphs Supermarkets and its subsidiaries for which EJDC has or could have liability under the EJDC Guarantee.

                 Section 6.15 Purchase of Debentures. Except as otherwise contemplated by the Ancillary Agreements, for a period of 90 days after the Closing Date F4L Holdings will not, and will not permit any of its subsidiaries or The Yucaipa Companies or any of its Affiliates to, directly or indirectly acquire any Debenture, by purchase or otherwise (except as required under the Indenture) from any Selling Stockholder except pursuant to an offer to purchase made by F4L Holdings or such other person to purchase Debentures on the same terms and conditions, pro rata among all Debentures tendered, and which offer shall remain outstanding for at least ten (10) Business Days.

                                  ARTICLE VII
                              Certain Tax Matters

                 Section 7.1 Taxes and Tax Returns. Ralphs Supermarkets hereby represents, warrants, covenants, agrees and promises as follows:

                 (a) Filing of Tax Returns. To the best knowledge of Ralphs Supermarkets, each of Ralphs Supermarkets, its subsidiaries and all members for income Tax purposes of any affiliated or combined group of corporations (as defined in Section 1504(a) of the Code or any analogous state, local or foreign provision) (an "Affiliated Group") of which Ralphs Supermarkets is the common parent (collectively, the "Taxpayers") have filed with the appropriate taxing or other governmental authorities all returns, reports, estimates, information returns and statements (collectively, "Tax Returns") required to be filed on or prior to the Closing Date. The Tax Returns filed are complete, correct and accurate in all material respects. Except as set forth in Schedule 7.1(a), none of the Taxpayers has requested any extension of time within which to file such Tax Returns.

                 (b) Payment of Taxes. All Taxes for which any of the Taxpayers are or may be liable or that are or may become due or payable with respect to all taxable periods or portions thereof ending on or before the Closing Date, have been timely paid, to the extent payable before the Closing Date, or will be timely paid, or an adequate reserve has been or will be established therefor. The Taxpayers have made adequate provision, in conformity with generally accepted accounting principles, consistently applied, in accordance with Statement of Financial Accounting Standards No. 109 for the payment of all Taxes which may subsequently become due. All Taxes which any Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or other governmental authorities. True and correct copies of all Tax Returns for all open taxable years have been provided to F4L prior to the date hereof.

                 (c) Audit History. Except as set forth in Schedule 7.1(c), no material deficiencies for Taxes of any of the Taxpayers have been claimed, proposed or assessed by any taxing or other governmental authority. Except as set forth in Schedule 7.1(c), there are no pending or, to the best of Ralphs Supermarkets' knowledge, threatened audits, investigations, claims or assessments for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any taxing or other governmental authorities with respect to Taxes that in the reasonable judgment of Ralphs Supermarkets or any of the Taxpayers are likely to result in an additional amount of Taxes. Audits of federal, state and local income Tax Returns by the relevant taxing or other governmental authorities have been completed or the statute of limitations has expired or such income Tax Returns have been accepted as filed, except for income Tax Returns described in Schedule 7.1(c), and, except as set forth in Schedule 7.1(c), none of the Taxpayers has been notified that any taxing or other governmental authority intends to audit a Tax Return for any other period. Except as set forth in Schedule 7.1(c), no extension of a statute of limitations relating to Taxes is in effect with respect to any of the Taxpayers.

                 (d) Tax Elections. All elections with respect to Taxes affecting any of the Taxpayers as of the date hereof are set forth in Schedule 7.1(d). No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting any of the Taxpayers shall be made after the date of this Agreement without F4L's prior written consent. None of the Taxpayers (i) has made or will make a deemed dividend election under Treasury Regulation Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of the Taxpayer's assets; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, or is required, to treat any asset of any Taxpayer as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                 (e) Affiliated Groups. Except as set forth in Schedule 7.1(e), none of the Taxpayers has ever been a member of an Affiliated Group.

                 (f) Tax Sharing Agreements. All Tax-sharing agreements or similar arrangements with respect to or involving the Taxpayers are set forth in Schedule 7.1(f). Except as set forth in Schedule 8.7, all Tax-sharing agreements or similar arrangements with respect to or involving any of the Taxpayers shall be terminated prior to the Closing Date, and, after the Closing Date, none of the Taxpayers shall be bound thereby or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

                 (g) Partnerships. Except as set forth in Schedule 7.1(g), none of the Taxpayers is subject to any joint venture, partnership, or other arrangement or contract which is treated by the Taxpayers as a partnership for federal income Tax purposes.

                 (h) FIRPTA Withholding. Ralphs Supermarkets is not, and was not at any time during the five-year period ending on the date hereof, a "United States real property holding corporation" as such term is defined by
Section 897(b)(2) of the Code. As a result, the Shares do not constitute a "United States real property interest" as such term is defined by Section 897(c)(1) of the Code, and F4L will not be required to withhold any portion of the Merger Consideration pursuant to Section 1445 of the Code. Ralphs Supermarkets agrees to provide F4L prior to the Closing any certificate necessary to substantiate exemption from such withholding.

                 Section 7.2 Books and Records. As soon as practicable after a request by F4L, F4L Holdings, F4L Supermarkets, Ralphs Supermarkets, the Surviving Corporation or the Selling Stockholders (the "Requesting Party"), for a period of seven years from and after the Closing Date, the party of whom such request is made (the "Delivering Party") shall deliver to the Requesting Party such information and data in its possession concerning the business, activities and assets of Ralphs Supermarkets and its subsidiaries and make available such knowledgeable employees of the Delivering Party, or any affiliate thereof, or any predecessor or successor of the foregoing, as the Requesting Party may reasonably request, including providing the information and data required by the Requesting Party's customary Tax and accounting questionnaires, in order to enable the Requesting Party to complete and file all Tax Returns and all other federal, state or foreign forms and reports that it may be required to file with respect to the business, activities or assets of any of the Taxpayers or to respond to audits by any taxing or other governmental authorities with respect to such business, activities or assets. The obligations of any Delivering Party under this Section 7.2 to permit access to and review of the foregoing materials are conditioned upon the execution by the Requesting Party of a confidentiality agreement reasonably acceptable to the Delivering Party.

                                  ARTICLE VIII
 Conditions to F4L's, F4L Holdings' and F4L Supermarkets' Obligations to Close

                 F4L's, F4L Holdings' and F4L Supermarkets' obligations to consummate the Merger are subject to the satisfaction or waiver by them on or prior to the Closing Date of all of the following conditions:

                 Section 8.1 Representations, Warranties and Covenants of Seller. The representations and warranties of Ralphs Supermarkets and the Selling Stockholders contained in this Agreement which by their terms require an event or condition having a Material Adverse Effect in order to be inaccurate shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time). The representations and warranties of Ralphs Supermarkets and the Selling Stockholders contained in this Agreement which by their terms do not require an event or condition having a Material Adverse Effect in order to be inaccurate shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time other than the Closing Date which need only be true and correct as of such date or time), except for such breaches or inaccuracies (other than in the representations and warranties contained in Sections 4.1, 4.4, 4.15 and 4.26) that, individually or in the aggregate, would not have a Material Adverse Effect. The covenants and agreements of Ralphs Supermarkets and the Selling Stockholders to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed except for such breaches that, individually or in the aggregate, would not have a Material Adverse Effect.

                 Section 8.2 Antitrust. The waiting periods under the HSR Act applicable to the consummation of the Merger, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof, and none of the Justice Department, the Federal Trade Commission or the Attorney General of the State of California shall have taken any action to prevent or condition consummation of this Agreement including, without limitation, any condition that requires F4L or its subsidiaries or the Surviving Corporation or any of its subsidiaries to sell or dispose of any of their respective assets or to hold separate pending such sale or disposition any particular assets or categories of assets, businesses or voting securities of any of the foregoing or the voting securities of any of their subsidiaries, or which prohibits or restricts the ownership or operation by any such persons or any of their Affiliates of any portion of their respective businesses or assets, except for any such sale, disposition, hold-separate order, prohibition or restriction that (taken together with any consents and approvals not obtained as contemplated by Section 8.3 hereof) would not have a material adverse effect, from and after the Closing Date, on the business, assets, results of operations or financial condition of the Surviving Corporation.

                 Section 8.3 Regulatory Consents, Authorizations, etc. Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware, all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any non-governmental third party which are required for or in connection with the execution and delivery of this Agreement, and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would (taken together with any sales, dispositions, orders, prohibitions or restrictions referred to in Section 8.2 hereof) have a material adverse effect on the Surviving Corporation and its subsidiaries, or on its ability to conduct, after the Effective Date, its business.

                 Section 8.4 Injunctions. At the Effective Date there shall be no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding or threatened against any party hereto which seeks to prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or limit in any material respect the right of F4L to control the Surviving Corporation or any material aspect of the business of the Surviving Corporation after the Effective Date.

                 Section 8.5 Financing. F4L and its subsidiaries shall have signed the Definitive Financing Agreements and have received the Financing on the terms contemplated by the Commitment Letters, and shall have consummated the Public Debt Refinancing.

                 Section 8.6 Title Policy. F4L shall have received a binding written commitment from a reputable title insurance company, selected by F4L and licensed to issue title insurance in the State of California, to issue to F4L or the Surviving Corporation on the Effective Date and upon payment of the required premium (which payment shall be the responsibility of F4L), an ALTA Extended Coverage title insurance policy insuring title in the Surviving Corporation's name to the fee interest in the Properties set forth in Schedule 8.6, subject only to Permitted Encumbrances and other encumbrances reasonably approved by F4L.

                 Section 8.7 Termination of Stockholder Agreements. All transactions, contracts, agreements, arrangements or understandings between Ralphs Supermarkets or Ralphs Grocery, on the one hand, and any Selling Stockholder or Affiliate of a Selling Stockholder, on the other hand, other than this Agreement, the agreements set forth in Schedule 8.7 and the agreements referred to in Section 9.5, shall have been terminated. F4L shall have received confirmation, reasonably satisfactory to it, that the agreements set forth in Schedule 8.7 and the agreements referred to in Section 9.5 shall continue in full force and effect following the consummation of the Merger.

                 Section 8.8 Material Adverse Change in Company Business or Facilities. The Company shall not have suffered any change in its operations or Assets since the date of this Agreement which would have a Material Adverse Effect, and the Facilities shall not have suffered any damage which would have a Material Adverse Effect.

                 Section 8.9 Cancellation of Options. F4L shall have received confirmation that all outstanding Options have been cancelled, exercised or surrendered as contemplated by Section 2.6 hereof, without payment of consideration for such cancellation or surrender (or payment of Merger Consideration with respect to any Shares acquired upon exercise thereof) in excess of $880,000 (including the principal amount of any Debentures issued as Merger Consideration with respect to Shares acquired upon exercise thereof).


                                   ARTICLE IX
Conditions to Ralphs Supermarkets' and the Selling Stockholders' Obligations to
                                     Close

                 Ralphs Supermarkets' and the Selling Stockholders' obligations to consummate the Merger are subject to the satisfaction or waiver by Ralphs Supermarkets and the Selling Stockholders on or prior to the Closing Date of all of the following conditions:

                 Section 9.1 Representations, Warranties and Covenants of F4L, F4L Holdings and F4L Supermarkets. The representations and warranties of F4L, F4L Holdings and F4L Supermarkets contained in this Agreement which by their terms require an event or condition having a material adverse effect on the consummation of the transactions contemplated hereby or a material adverse effect on the Surviving Corporation in order to be inaccurate shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time). The representations and warranties of F4L, F4L Holdings and F4L Supermarkets contained in this Agreement which by their terms do not require an event or condition having a material adverse effect on the consummation of the transactions contemplated hereby or a material adverse effect on the Surviving Corporation in order to be inaccurate shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak of a specific date or time other than the Closing Date which need only be true and correct as of such date or time), except for such breaches or inaccuracies (other than in the representations and warranties contained in Sections 5.1, 5.4 or 5.5) that, individually or in the aggregate, would not have a material adverse effect on the consummation of the transactions contemplated hereby or on the business, assets, results of operations or financial condition of the Surviving Corporation. The covenants and agreements of F4L, F4L Holdings and F4L Supermarkets to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed except for such breaches that, individually or in the aggregate, would not have a material adverse effect on the consummation of the transactions contemplated hereby or on the business, assets, results of operations or financial condition of the Surviving Corporation. Any determination by Ralphs Supermarkets or any Selling Stockholder that a condition to its obligations under this Agreement has not been satisfied because of a breach of a representation or warranty of F4L or its subsidiaries (other than the representations and warranties contained in Sections 5.1, 5.4 or 5.5), or adverse change, event or other condition, relating to the business, assets, results of operation or financial condition of F4L, the Surviving Corporation or their respective subsidiaries, shall require the party asserting the failure of such condition to deliver to F4L the written opinion of a nationally recognized accounting firm, investment banking firm or law firm, to the effect that such breach, change, event or condition would, from and after the Closing Date, have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation.

                 Section 9.2 HSR Act. The waiting periods under the HSR Act applicable to the consummation of the Merger, and any extensions thereof, shall have expired or been terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent consummation of this Agreement.

                 Section 9.3 Regulatory Consents, Authorizations, etc. Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware, all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any non-governmental third party which are identified on
Schedule 3.3 as being required, or which are required under any public indebtedness or institutional indebtedness (other than equipment leases) of Ralphs Grocery, for or in connection with the execution and delivery of this Agreement, and the consummation by Ralphs Supermarkets or the Selling Stockholders of the transactions contemplated hereby, shall have been obtained or made.

                 Section 9.4 Injunctions. At the Effective Date there shall be no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding or threatened against any party hereto which seeks to prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or limit any material aspect of the business of the Selling Stockholders after the Effective Date.

                 Section 9.5 Ancillary Agreements. The Yucaipa Companies and The Edward J. DeBartolo Corporation shall have entered into the Put Agreement attached hereto as Exhibit E, F4L Supermarkets and EJDC shall have entered into the Consulting Agreement attached hereto as Exhibit F, and F4L Holdings, F4L Supermarkets and the Selling Stockholders shall have entered into the Registration Rights Agreement attached hereto as Exhibit G (which agreements are referred to collectively herein as the "Ancillary Agreements"). All payments due under the Consulting Agreement and the Put Agreement on the Closing Date shall have been paid in full concurrently with the Closing.

                 Section 9.6 Shelf Registration Statement and Indenture. The Indenture shall have been executed by F4L Holdings, the Shelf Registration Statement shall have become effective under the Securities Act and the Indenture shall have been qualified under the TIA, and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened.

                 Section 9.7 Material Adverse Change in F4L, F4L Holdings or F4L Supermarkets. Neither F4L, F4L Holdings or F4L Supermarkets shall have suffered any change in their respective operations or assets since the date of this Agreement which from and after the Closing Date would, in the written opinion of a nationally recognized accounting firm, investment banking firm or law firm, have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation.

                 Section 9.8 Solvency Opinion. F4L shall have delivered to the Selling Stockholders a solvency opinion from Houlihan, Lokey, Howard & Zukin or another nationally recognized appraisal firm, with respect to the financial condition of the Surviving Corporation, addressed to such Selling Stockholders, and in the same form as the solvency opinion(s) delivered to purchasers of debt securities of the Surviving Corporation or F4L Holdings in connection with the Financings.

                 Section 9.9 Capital Structure. The capital structure of the Surviving Corporation shall be within the specifications set forth in Schedule 9.9.

                 Section 9.10 Cancellation of Options. The Selling Stockholders shall have received confirmation that all outstanding Options have been cancelled, exercised or surrendered as contemplated by Section 2.6 hereof.

                 Section 9.11 Reimbursement of Expenses. The Surviving Corporation or the Company shall have made the payment required to be made to EJDC pursuant to Section 12.4.

                 Section 9.12 Directors and Officers Liability Insurance. The Surviving Corporation or an Affiliate thereof shall have been issued a binder for the directors and officers liability insurance required by Section 6.11.

                                   ARTICLE X
                           Survival; Indemnification

                 Section 10.1 Survival of Representations, Etc. All representations and warranties of the parties contained in this Agreement or in any Schedule hereto, or in any certificate, document or other instrument delivered in connection herewith, shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties and covenants of the Selling Stockholders, F4L, F4L Holdings and F4L Supermarkets hereunder shall survive the Closing Date, without regard to any investigation made by any of the parties hereto, provided, however, that no representation or warranty in this Agreement (other than those of the Selling Stockholders set forth in Sections 3.2 and 3.5) shall survive beyond the second anniversary of the Closing Date. Notwithstanding the foregoing, the representations and warranties of Ralphs Supermarkets set forth in Article IV, and the representations and warranties of F4L, F4L Holdings and F4L Supermarkets set forth in Sections 5.7 through 5.13, inclusive, shall not survive the Closing Date. Each party hereto agrees that, to the extent any Shares are transferred hereby, such transfer is made by the Selling Stockholder without recourse or warranty of any kind, except as expressly set forth in Article III. F4L, F4L Holdings and F4L Supermarkets each acknowledges that it has conducted its own investigation into the business, prospects and condition (financial and other) of the Company and that neither any Selling Stockholder nor any of its agents or representatives has, directly or indirectly, made or shall be deemed to have made any representation or warranty to F4L in respect thereto. No party hereto has relied on any representations or warranty of any Selling Stockholder other than those expressly stated herein. F4L, F4L Holdings and F4L Supermarkets acknowledge that, except for those express obligations undertaken in this Agreement, the Selling Stockholders have no legal obligations whatsoever to F4L, F4L Holdings or F4L Supermarkets. To the fullest extent permitted by law, each party hereto waives any claims, whether known or unknown, that it may have against any Selling Stockholder in respect of this Agreement except for the representations and warranties expressly set forth in Article III.

             Section 10.2 Indemnification. Each Selling Stockholder shall indemnify F4L, F4L Holdings and (from and after the Effective Date) the Surviving Corporation, and their respective employees, agents, representatives and Affiliates, against, and hold each of them harmless from, any damage, claim, liability or expense, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of the breach of any warranty, representation, covenant or agreement of such Selling Stockholder contained in this Agreement. F4L, F4L Holdings and F4L Supermarkets shall indemnify each Selling Stockholder and (prior to the Effective Date) Ralphs Supermarkets, and their respective employees, agents, representatives and Affiliates, against, and hold each of them harmless from, any Damages arising out of the breach of any warranty, representation, covenant or agreement of either of them contained in this Agreement. The term "Damages" as used in this Section 10.2 is not limited to matters asserted by third parties against F4L, F4L Holdings, F4L Supermarkets, the Surviving Corporation, Ralphs Supermarkets or the Selling Stockholders, but includes Damages incurred or sustained by any of them in the absence of third party claims. The indemnification obligations of each Selling Stockholder under this Section 10.2 shall be several, and not joint, and no Selling Stockholder shall have any liability hereunder with respect to the warranties, representations, covenants or agreements of any other party contained herein.

                 Section 10.3 Procedures for Indemnification. (a) If a claim by a third party is made against a person or party entitled to indemnification hereunder (an "Indemnified Party"), and if such Indemnified Party intends to seek indemnity with respect thereto under Section 10.2, such Indemnified Party shall promptly notify the indemnifying party (the "Indemnifying Party") of such claims. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings or correspondence relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to promptly notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this Article X except to the extent the Indemnified Party's failure to so notify prejudices the Indemnifying Party's ability to defend against such claim. At such time as the Indemnifying Party acknowledges in writing its liability under this Article X with respect to such claim, then the Indemnifying Party shall have the sole and exclusive right to defend against, settle or compromise such claim; provided, that the Indemnifying Party shall proceed in good faith with respect thereto; and provided, further, that the Indemnifying Party shall not settle such claim for other than monetary consideration (unless the terms of any such settlement do not in any way constrain or otherwise affect the Indemnified Party) without the consent of the Indemnified Party, which consent will not be unreasonably withheld; and provided, further, that the Indemnified Party may participate in the defense of such claim at its own expense. If the Indemnifying Party does not acknowledge to the Indemnified Party its liability hereunder prior to the earlier of (i) 15 business days after the receipt of such Indemnified Party's notice of a claim of indemnity hereunder and (ii) five business days prior to the deadline for filing any pleading in connection therewith, such Indemnified Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement and the Indemnifying Party shall cooperate with the Indemnified Party in connection with defending against such claim; provided, that the Indemnifying Party shall have the right to participate, at its own expense, in such defense. The Indemnifying Party shall not, except with the consent of such Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to the Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

                 (b) If any party becomes obligated to indemnify another party with respect to any claim pursuant to this Article X, and the amount of liability with respect thereto shall have been finally determined, the Indemnifying Party shall pay such amount to the Indemnified Party in immediately available funds within fifteen days following written demand by the Indemnified Party.

                 Section 10.4 No Reliance by Selling Stockholders. Each Selling Stockholder acknowledges that it has conducted its own investigation into the business, prospects and condition (financial and other) of the Subject Companies and that no Selling Stockholder nor any of its agents or representatives has, directly or indirectly, made or shall be deemed to have made any representation or warranty to any other Selling Stockholder in respect thereto. No Selling Stockholder has relied on any representations or warranties of any other Selling Stockholder under this Agreement or otherwise. To the fullest extent permitted by law, each Selling Stockholder waives any claims, whether known or unknown, that it may have against any other Selling Stockholder in respect of this Agreement, except for the representations and warranties expressly set forth in Article III and under the Ralphs Registration Rights Agreement. As used herein, the term "Subject Companies" shall mean, individually and collectively, F4L, F4L Holdings, F4L Supermarkets, Ralphs Supermarkets, Ralphs Grocery and the Surviving Corporation.


                                   ARTICLE XI
                                  Termination

                 Section 11.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

                 (a) The mutual consent of EJDC, Ralphs Supermarkets and F4L, set forth in a written instrument executed by all such parties; or

                 (b) Any of Ralphs Supermarkets, EJDC or F4L, if the Closing shall not have occurred by the close of business on January 16, 1995, or by any Selling Stockholder if the Closing shall not have occurred by the close of business on March 31, 1995, and, in each case, if the failure to consummate the Merger on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any covenant provided for herein that is required to be fulfilled by it prior to Closing; or

                 (c) Any of Ralphs Supermarkets, EJDC or F4L in the event that a condition to the terminating party's obligations to close the transactions contemplated by this Agreement shall become incapable of satisfaction; provided that no party shall be entitled to terminate this Agreement pursuant to this clause (c) if the failure of such condition to be satisfied is attributable to such party's breach of this Agreement; or

                 (d) Ralphs Supermarkets or EJDC if (i) any Financing Source which is party to a Commitment Letter providing for equity or bank debt Financing shall exercise its right under such Commitment Letter to withdraw its commitment (or shall have materially adversely modified such commitment) as a result of any due diligence review which, according to the terms of the original Commitment Letter, was to be completed within 30 calendar days after the date hereof or (ii) within 31 calendar days after the date hereof (or if such date is not a business day, on the next business day), F4L has failed to deliver to Ralphs Supermarkets and EJDC written confirmation that neither of such Financing Sources has exercised its right under such Commitment Letter to withdraw its commitment (or has materially adversely modified such commitment) as a result of such due diligence review; or

                 (e) F4L, if F4L has not been notified on or before the expiration of the 30th day after the date hereof, that the approvals required by Federated Department Stores, Inc. and Camdev Properties Inc., as specified on Schedule 3.3 hereof, have been obtained.

                 Section 11.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Ralphs Supermarkets and F4L pursuant to Section 11.1, written notice thereof shall forthwith be given by the terminating party to all other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, the transactions contemplated hereby shall be abandoned without further action by the parties hereto, and the parties hereto waive and release any claim or Action with respect hereto, except that the provisions of Sections 12.4 and 12.10 and the last sentence of Section 12.13 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for fraud or any willful, material breach of Sections 6.2 or 6.8 of this Agreement, which breach is not cured within fifteen calendar days following written notice from the other party specifying the nature of such breach in reasonable detail. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to the terms hereof shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.

                                  ARTICLE XII
                                 Miscellaneous

                 Section 12.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 Section 12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except with respect to matters of corporate governance, which shall be governed by and construed in accordance with the corporate laws of the State of Delaware (or such other jurisdiction as may be applicable), without reference in either case to the choice of law principles of such states.

                 Section 12.3  Entire Agreement.  Except as set forth in
Section 12.10, this Agreement (including agreements incorporated herein) and the Schedules hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (or its successors and assigns permitted by Section 12.6) any rights or remedies hereunder.

                 Section 12.4 Expenses. Except as set forth elsewhere in this Agreement, whether or not the Merger is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, unless this Agreement is terminated pursuant to Article XI, the Company or the Surviving Corporation shall pay the cash amount of $3,000,000 to EJDC on the Closing Date in connection with EJDC's expenses incurred in connection with the transactions contemplated hereby; it being understood that the Company will pay the fees and expenses of Peter J. Solomon or Peter J. Solomon Company Limited (up to a maximum of $1,000,000 in fees, with any fees in excess thereof to be paid by EJDC) and that such payment by the Company will not be credited against the $3,000,000 payment required to be made to EJDC. All amounts payable to any party by any other party pursuant to this Section 12.4 shall be paid concurrently with the Closing.

                 Section 12.5 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed by the individual to whom such notice is directed, facsimile transmission or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Selling Stockholders shall be addressed to the addresses set forth on Exhibit H hereto, to the attention of the person named thereon, or to such other address and to the attention of such other person as the Selling Stockholders may designate by written notice to Ralphs Supermarkets, F4L, F4L Holdings and F4L Supermarkets. Notices to F4L, F4L Holdings or F4L Supermarkets, or after the Closing Date to the Surviving Corporation, shall be addressed to:

                          Food 4 Less, Inc.
                          Food 4 Less Holdings, Inc.
                          Food 4 Less Supermarkets, Inc.
                          c/o The Yucaipa Companies
                          10000 Santa Monica Boulevard
                          Fifth Floor
                          Los Angeles, California  90067
                          Attn:  Mark A. Resnik, Esq.
                          Fax Number:  (310) 789-7201

                 with a copy to:

                          Latham & Watkins
                          633 West 5th Street
                          Suite 4000
                          Los Angeles, CA 90071
                          Attn:  Thomas C. Sadler, Esq.
                          Fax Number:  (213) 891-8763

or at such other address and to the attention of such other person as F4L, F4L Holdings or F4L Supermarkets may designate by written notice to Ralphs Supermarkets and the Selling Stockholders.

                 Notices to Ralphs Supermarkets shall be addressed to:

                          Ralphs Supermarkets, Inc.
                          1100 West Artesia Boulevard
                          Compton, California 90220
                          Attn:  Jan Charles Gray, Esq.
                          Fax Number:  (310) 884-2610

                 with a copy to:

                          Willkie Farr & Gallagher
                          One Citicorp Center
                          153 East 53rd Street
                          New York, New York  10022
                          Attn:  William E. Hiller, Esq.
                          Fax Number:  (212) 821-8111

or at such other address and to the attention of such other person as Ralphs Supermarkets may designate by written notice to F4L, F4L Holdings, F4L Supermarkets and the Selling Stockholders.

                 Section 12.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto shall be entitled to assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other parties hereto, except that (i) F4L, F4L Holdings and F4L Supermarkets may assign their respective rights and obligations hereunder to a direct or indirect wholly owned subsidiary of either of them, provided that no such assignment shall relieve any of them of any duty of performance, liability or other obligation arising out of this Agreement or cause any delay in consummating the Merger and (ii) Camdev Properties Inc. may sell, transfer or assign all or a portion of the Shares (and its rights related thereto under this Agreement and the other agreements referred to herein) to be transferred by it hereunder to not more than four institutional lenders reasonably acceptable to F4L (each a "Transferee") provided that each such sale, transfer or assignment is made in compliance with applicable law and the Transferee agrees in advance of such sale, transfer or assignment by written agreement to be bound by the terms and provisions of this Agreement and the other agreements referred to herein (and shall make, and be bound by, the same representations, warranties and covenants made by Camdev Properties Inc.) and, until the time of Closing, the Ralphs Registration Rights Agreement to the extent of the Shares sold, transferred or assigned. F4L acknowledges that the four institutional lenders identified to it prior to F4L's execution of this Agreement are acceptable to F4L.

                 Section 12.7 Headings; Definition. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                 Section 12.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The parties hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by the parties hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Nothing in this Section 12.8 shall affect the rights or obligations of any Selling Stockholder under the Ralphs Registration Rights Agreement.

                 Section 12.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 Section 12.10 Confidentiality. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants and affiliates in connection with the transactions contemplated hereby and to any lender to any Selling Stockholder so long as such lender agrees or is otherwise required to treat such information as confidential. Notwithstanding the foregoing, Ralphs Supermarkets and F4L shall be entitled to disclose all information required to be disclosed pursuant to applicable laws or judicial proceedings. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing its employees and other who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. In addition to the foregoing, each party to the Confidentiality Agreement shall continue to observe all terms and conditions thereof, and this Agreement shall not be deemed to rescind or supersede the Confidentiality Agreement in any manner.

                 Section 12.11 Arbitration. Any claim or controversy arising between Ralphs Supermarkets or the Selling Stockholders (or any of them), on the one hand, and F4L, F4L Holdings or F4L Supermarkets (each a "F4L Entity"), on the other hand, under this Agreement may be decided by arbitration. Either EJDC, on behalf of Ralphs Supermarkets or the Selling Stockholders, or the applicable F4L Entity may invoke arbitration under this Section 12.11 by notice to the other of the initial selection of an arbitrator and the filing of such notice with the American Arbitration Association (the "AAA"); provided, however, that in no event shall such notice be given if institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by any applicable statute of limitations or by this Agreement. Arbitration shall be held in New York City under the auspices of the AAA pursuant to the Commercial Arbitration Rules of the AAA, and shall be by three arbitrators independent of the parties to this Agreement selected from a list provided by the AAA. One of the arbitrators shall be appointed by EJDC, on behalf of Ralphs Supermarkets and the Selling Stockholders, as applicable. One of the arbitrators shall be appointed by F4L. The third arbitrator is to be selected by these two arbitrators before the beginning of the arbitration. If, however, any party fails to select an arbitrator within 15 days after receiving notice under this Agreement of an initial selection of an arbitrator by the other party, the party appointing the first arbitrator may also appoint the second arbitrator on behalf of the party who has failed to make the appointment. Should the two arbitrators appointed by the parties fail to agree upon the choice of a third arbitrator within 15 days after the appointment of the second arbitrator, the appointment shall be made by the AAA. Each party to the arbitration shall submit its case in writing to the arbitrators within one month of the constitution of the arbitration tribunal. The arbitrators are empowered to determine questions both of fact and of law, but shall to the maximum extent possible construe this Agreement strictly in accordance with its terms and conditions and the purposes and intents evinced thereby. Discovery shall be permitted under the same standards as set forth in the Federal Rules of Civil Procedure. Whether a hearing shall be held or additional evidence accepted, and the rules governing any such hearing, shall be in the sole discretion of the arbitrators, subject to the AAA rules as they construe them. All decisions of the arbitrators shall be by majority vote. The arbitrators shall make their decision in writing at the earliest convenient date. The costs of arbitration, including the fees of the arbitrators, shall be in the discretion of the arbitrators, who may direct to and by whom and in what manner these costs or any part thereof shall be paid.

                 To the maximum extent permitted by law, the decision of the arbitration tribunal shall be final and binding on the parties to this Agreement and not be subject to appeal. If a party against whom the arbitration tribunal renders an award fails to abide by such award, the other parties may bring an action to enforce the same in a court of competent jurisdiction.

                 Section 12.12 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 12.5.

                 Section 12.13 Termination of Registration Rights and Corporate Governance Agreement. Effective at the time of Closing, each of the Selling Stockholders, Ralphs Supermarkets and Ralphs Grocery hereby waives the provisions of the Registration Rights and Corporate Governance Agreement, dated as of February 3, 1992 (the "Ralphs Registration Rights Agreement"), among the Selling

Stockholders, Ralphs Supermarkets, Ralphs Grocery and Allied Stores Corporation (now known as Federated Department Stores, Inc.) to the extent inconsistent with this Agreement and further agrees that the Ralphs Registration Rights Agreement shall terminate without any further action or writing. Each Selling Stockholder and Ralphs agrees that on and after the date hereof and whether or not the transactions contemplated by this Agreement are consummated, Section 20(e) of the Ralphs Registration Rights Agreement is amended by deleting the word "and" at the end of clause (v) of the second sentence thereof and by adding at the end of such sentence the following clause: "and (vii) on one occasion Camdev shall have the right to assign 100% of its rights and obligations under this Agreement to no more than four purchasers."

                 Section 12.14 Waiver by Selling Stockholders. Each Selling Stockholder by executing this Agreement waives the notice of the meeting and the meeting referred to in Section 251(c) of the GCL and consents to the Merger and the execution of this Agreement pursuant to Section 228 of the GCL.

                 IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

"F4L":                                     FOOD 4 LESS, INC.


                                           By:  /s/  Ronald W. Burkle
                                                ----------------------------
                                           Name:   Ronald W. Burkle
                                           Title:  Chairman and CEO


"F4L HOLDINGS":                            FOOD 4 LESS HOLDINGS, INC.


                                           By:  /s/  Ronald W. Burkle
                                                ----------------------------
                                           Name:   Ronald W. Burkle
                                           Title:  Chairman and CEO


"F4L SUPERMARKETS":                        FOOD 4 LESS SUPERMARKETS, INC.


                                           By:  /s/  Ronald W. Burkle
                                                ----------------------------
                                           Name:   Ronald W. Burkle
                                           Title:  Chairman and CEO


"RALPHS SUPERMARKETS":                     RALPHS SUPERMARKETS, INC.


                                           By:  /s/  Byron Allumbaugh
                                                ----------------------------
                                           Name:   Byron Allumbaugh
                                           Title:  Chairman and CEO

"SELLING
STOCKHOLDERS":                             THE EDWARD J. DEBARTOLO CORPORATION


                                           By:  /s/  A.W. Liberati
                                                ----------------------------
                                           Name:   A.W. Liberati
                                           Title:  Executive Vice President


                                           CAMDEV PROPERTIES INC.


                                           By:  /s/  Stanley H. Hartt
                                                ----------------------------
                                           Name:   Stanley H. Hartt
                                           Title:  Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer


                                           And By:  /s/  Randall B. Northey
                                                    ------------------------
                                                    Randall B. Northey
                                                    Vice President, General
                                                    Counsel and Secretary

                                           BANK OF MONTREAL


                                           By:  /s/  E.J.D. Pinder
                                                ----------------------------
                                           Name:   E.J.D. Pinder
                                           Title:  Account Manager


                                           BANQUE PARIBAS


                                           By:  /s/
                                                ----------------------------
                                           Name:
                                           Title:


                                           FEDERATED DEPARTMENT STORES, INC.


                                           By:  /s/  Ron Tysoe
                                                ----------------------------
                                           Name:   Ron Tysoe
                                           Title:  Vice Chairman and CEO

                                   EXHIBIT A


- - -------------------------------------------------------------------------------


                           FOOD 4 LESS HOLDINGS, INC.


                                      AND


                      ___________________________________


                                   AS TRUSTEE

                               -----------------

                                   INDENTURE


                        Dated as of ___________ __, 1994

                               -----------------

                                  $100,000,000

            13% Senior Subordinated Pay-in-Kind Debentures due 2006





- - -------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE


 TIA                                                                         INDENTURE
Section                                                                       Section
- - -------                                                                      ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.8; 7.10; 12.2
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.3
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.3
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
     (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6; 12.2
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.10; 12.2
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.2; 12.4
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.2; 12.4
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.5
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1(b)
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.5; 12.2
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1(a)
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1(c)
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . .       2.9
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.5
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.4
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.7
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.8
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.9
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.4
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.1
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.1

- - -----------------------

N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         ----
ARTICLE I -- DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

  Section 1.1.      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Section 1.2.      Incorporation by Reference of TIA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  Section 1.3.      Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE II -- THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

  Section 2.1.      Form and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Section 2.2.      Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Section 2.3.      Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  Section 2.4.      Paying Agent To Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 2.5.      Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 2.6.      Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 2.7.      Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  Section 2.8.      Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  Section 2.9.      Treasury Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 2.10.     Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 2.11.     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 2.12.     Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 2.13.     CUSIP Number.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE III -- REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

  Section 3.1.      Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  Section 3.2.      Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  Section 3.3.      Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  Section 3.4.      Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  Section 3.5.      Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  Section 3.6.      Securities Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE IV -- COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

  Section 4.1.      Payment of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  Section 4.2.      Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  Section 4.3.      Limitation on Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  Section 4.4.      Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Section 4.5.      Payment of Taxes and Other Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Section 4.6.      Maintenance of Properties and Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Section 4.7.      Compliance Certificate; Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

                                                                                                                         Page
                                                                                                                         ----
  Section 4.8.      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  Section 4.9.      SEC Reports and Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  Section 4.10.     Waiver of Stay, Extension or Usury Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  Section 4.11.     Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  Section 4.12.     Limitation on Incurrences of Additional Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .   29
  Section 4.13.     Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  Section 4.14.     Limitation on Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Section 4.15.     Limitation on Disposition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  Section 4.16.     Limitation on Senior Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  Section 4.17.     Limitation on Preferred Stock of Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  Section 4.18.     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . .   34

ARTICLE V -- SUCCESSOR CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

  Section 5.1.      When Holdings May Merge, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Section 5.2.      Successor Corporation Substituted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE VI -- DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

  Section 6.1.      Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  Section 6.2.      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  Section 6.3.      Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Section 6.4.      Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Section 6.5.      Control by Majority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Section 6.6.      Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Section 6.7.      Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  Section 6.8.      Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  Section 6.9.      Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  Section 6.10.     Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  Section 6.11.     Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE VII -- TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

  Section 7.1.      Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  Section 7.2.      Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  Section 7.3.      Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  Section 7.4.      Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  Section 7.5.      Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  Section 7.6.      Reports By Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  Section 7.7.      Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  Section 7.8.      Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                                                                                                                         Page
                                                                                                                         ----
  Section 7.9.      Successor Trustee by Merger, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  Section 7.10.     Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  Section 7.11.     Preferential Collection of Claims Against Holdings  . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE VIII -- SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

  Section 8.1.      Satisfaction and Discharge of the Indenture and Defeasance of the Securities  . . . . . . . . . . .   46
  Section 8.2.      Termination of Obligations upon Cancellation of the Securities  . . . . . . . . . . . . . . . . . .   48
  Section 8.3.      Survival of Certain Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  Section 8.4.      Acknowledgment of Discharge by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  Section 8.5.      Application of Trust Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  Section 8.6.      Repayment to Holdings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  Section 8.7.      Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE IX -- AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

  Section 9.1.      Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  Section 9.2.      With Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  Section 9.3.      Compliance with TIA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
  Section 9.4.      Revocation and Effect of Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
  Section 9.5.      Notation on or Exchange of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
  Section 9.6.      Trustee To Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE X -- MEETINGS OF SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

  Section 10.1.     Purposes for Which Meetings May Be Called   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
  Section 10.2.     Manner of Calling Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  Section 10.3.     Call of Meetings by Holdings or Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  Section 10.4.     Who May Attend and Vote at Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  Section 10.5.     Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment  . . . . . .   54
  Section 10.6.     Voting at the Meeting and Record To Be Kept   . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
  Section 10.7.     Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting  . . . .   55

ARTICLE XI -- SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

  Section 11.1.     Securities Subordinated to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .   55
  Section 11.2.     No Payment on Securities in Certain Circumstances   . . . . . . . . . . . . . . . . . . . . . . . .   55
  Section 11.3.     Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation
                    or Reorganization of Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                                                                                                         Page
                                                                                                                         ----
  Section 11.4.     Holders to Be Subrogated to Rights of Holders of Senior Indebtedness  . . . . . . . . . . . . . . .   58
  Section 11.5.     Obligations of Holdings Unconditional   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
  Section 11.6.     Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice   . . . . . . . . . . . . .   59
  Section 11.7.     Application by Trustee of Assets Deposited with It.   . . . . . . . . . . . . . . . . . . . . . . .   60
  Section 11.8.     Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Senior
                    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
  Section 11.9.     Holders Authorize Trustee to Effectuate Subordination of Securities   . . . . . . . . . . . . . . .   61
  Section 11.10.    Right of Trustee to Hold Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
  Section 11.11.    Article Eleven Not to Prevent Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . .   61
  Section 11.12.    No Fiduciary Duty of Trustee to Holders of Senior Indebtedness  . . . . . . . . . . . . . . . . . .   61

ARTICLE XII -- MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

  Section 12.1.     TIA Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
  Section 12.2.     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
  Section 12.3.     Communications by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
  Section 12.4.     Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . .   63
  Section 12.5.     Statements Required in Certificate or Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . .   63
  Section 12.6.     Rules by Trustee, Paying Agent, Registrar   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  Section 12.7.     Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  Section 12.8.     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  Section 12.9.     No Adverse Interpretation of Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  Section 12.10.    No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  Section 12.11.    Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
  Section 12.12.    Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
  Section 12.13.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

                        INTRODUCTORY NOTES TO INDENTURE

       This Indenture will be executed in the form attached concurrently with the closing of the transactions contemplated by the Merger Agreement. Certain provisions of the Indenture will be added or modified prior to execution in accordance with the general principles set forth below (defined terms used below have the meanings set forth in the attached Indenture):

       1. References to specific dates (i.e., 2006) assume an Issue Date in 1994. In the event that the Issue Date occurs in 1995, appropriate conforming changes will be made. Interest payment dates will be semi-annual on the 1st, 15th or 30th of the appropriate month.

       2. Bracketed provisions with respect to FFL will be omitted if FFL and Holdings are merged prior to the merger of the Company and Ralphs Supermarkets.

       3. The Indenture has not been reviewed by the Trustee or its counsel and is subject to appropriate modification to reflect the reasonable and customary comments of such persons.

       4. The definitions of Credit Agent and Credit Agreement shall be amended at closing, as appropriate.

       5. The following numbered paragraphs correspond to marked sections in the Indenture:

              A. The definition of "Adjusted Fixed Charges" will conform to the definition of "Fixed Charges" in the new senior subordinated securities to be issued by the Company in connection with the transactions contemplated by the Merger Agreement (the "New Public Securities"); provided, however, that for purposes of this Indenture, such definition of Fixed Charges will exclude charges attributable to the Securities, the Senior Discount Notes and $25 million of other indebtedness.

              B. An appropriate definition will be added to conform to the corresponding definition contained in the New Public Securities.

              C. A new Section 4.12 will be added to conform to the covenant in the New Public Securities, as appropriately modified to be applicable to Holdings and its subsidiaries. In addition, the covenant in this Indenture will contain permitted exceptions to the limitation on debt incurrence for (i) the Securities (including the issuance of any Secondary Securities) and the Senior Discount Notes and the accretion of original issue discount related thereto, and
                    (ii) an additional basket of $25 million. All references to

                    Section 4.12(b) contained in the Indenture assume that such paragraph will contain an Operating Coverage Ratio test for additional debt incurrence.

              D. This ratio will correspond to the initial ratio in the debt incurrence covenant in the New Public Securities.

INDENTURE dated as of ________ __, 1994, between FOOD 4 LESS HOLDINGS, INC., a California corporation ("Holdings"), and ________________________, a ____________ corporation, as Trustee.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the 13% Senior Subordinated Pay-in-Kind Debentures due 2006:


                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.  Definitions.

       "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Subsidiary or assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary or such acquisition.

       "Adjusted Fixed Charges" [See Introductory Note 5.A]

       "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.11, the term "Affiliate" shall include any person who, as a result of any transaction described in Section 4.11, would become an Affiliate.

       "Affiliate Obligation" means any contractual obligation (not constituting Indebtedness) between Holdings and any Affiliate, other than obligations relating to the purchase or sale of goods in the ordinary course of business made in compliance with Section 4.11 hereof.

       "Affiliate Transaction" shall have the meaning provided in Section 4.11.

       "Agent" means any Registrar, Paying Agent or co-Registrar.

       "Asset Sale" means, for any person, any sale, transfer or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise), made by such person or any of its subsidiaries to any person other than such person or one of its wholly-owned subsidiaries (or, in the case of a sale, transfer or other disposition by a Subsidiary, to any person other than Holdings or any wholly-owned Subsidiary) of any assets of such person or any of its subsidiaries including, without limitation, assets consisting of any capital stock or other securities held by such person or any of its subsidiaries, and any capital stock issued by any subsidiary of such person, outside of the ordinary course of business, excluding, however,
(i) any sale, transfer or other disposition, or series of related sales, transfers or other dispositions, having a purchase price or transaction value, as the case may be, of $1,000,000 or less or (ii) any Investment in an Unrestricted Subsidiary not prohibited under Section 4.3.

       "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

       "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

       "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

       "Business Day" means a day that is not a Legal Holiday.

       "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, including Preferred Stock.

       "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

       "Cash Equivalents" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii) and (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

       "Change of Control" means (I) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of Holdings [or FFL] such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of Holdings' then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Holdings (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof) and, provided further, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of Holdings' Board of Directors; or (II) Holdings ceasing to own 100% of the outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Company.

       "Change of Control Date" shall have the meaning provided in Section 4.14.

       "Change of Control Offer" shall have the meaning provided in Section
4.14.

       "Change of Control Payment Date" shall have the meaning provided in
Section 4.14.

       "Company" means Food 4 Less Supermarkets, Inc., a Delaware corporation, until Ralphs Supermarkets replaces it pursuant to the Merger Agreement and thereafter means Ralphs Supermarkets.

       "Consolidated Net Income," with respect to any person, for any period, means the aggregate of the net income (or loss) of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of (i) any Unrestricted Subsidiary and (ii) any other person in which such person or any of its subsidiaries has an interest (which interest, in the case of those persons referred to in clause
(ii), does not cause the net income of such other person to be consolidated with the net income of such person and its subsidiaries in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such person or such subsidiary by such Unrestricted Subsidiary or other person in such period; (b) the net income of any subsidiary of such person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such person or a subsidiary of such person not subject to any Payment Restriction, provided, however, that with respect to the net income of Holdings, the net income of Subsidiaries shall not be so excluded, notwithstanding the existence of any such Payment Restriction, so long as the terms of any such consensual Payment Restriction limiting the payment of dividends are not materially more restrictive at the time of determination of Consolidated Net Income than the most restrictive Payment Restriction limiting the payment of dividends in effect on the Issue Date; and (c)(i) the net income (or loss) of any other person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such person or any of its subsidiaries and any gains on pension reversions received by such person or any of its subsidiaries, (iv) all gains and losses realized on the purchase or other acquisition by such person or any of its subsidiaries of any securities of such person or any of its subsidiaries, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, (vi) all other extraordinary gains and losses, and (vii) with respect to Holdings and its Subsidiaries, all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, shall each be excluded.

       "Consolidated Net Tangible Assets" means [see Introductory Note 5.B].

       "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agreement, which initially shall be ____________________. Holdings shall promptly notify the Trustee of any change in the Credit Agent.

       "Credit Agreement" means the Credit Agreement, dated as of ____________, 1994, by and among the Company, certain of its subsidiaries, the Lenders referred to therein and ______________ as Administrative Agent, together with the documents related thereto, as it may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund or refinance (including by way of placement or issuance of notes) the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or such agreement. Holdings shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement.

       "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

       "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

       "Disqualified Capital Stock" means, with respect to any person, any Capital Stock of such person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date or any other Capital Stock of such person or its subsidiaries designated as Disqualified Capital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is either (a) redeemable or repurchasable solely at the option of such person or (b) issued to employees of Holdings or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated.

       "EBDIT" means [see Introductory Note 5.B].

       "Event of Default" shall have the meaning provided in Section 6.1.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

       ["FFL" means Food 4 Less, Inc., a Delaware corporation, until a successor replaces it and thereafter means such successor.]

       "Foreign Exchange Agreement" means [see Introductory Note 5.B].

       "Forward Period" shall have the meaning set forth in the definition of Operating Coverage Ratio contained in this Section 1.1.

       "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture.

       "Holder" means the person in whose name a Security is registered on the Registrar's books.

       "Holdings" means the party named as such above, until a successor replaces it in accordance with the terms of this Indenture, and thereafter means such successor.

       "Indebtedness" means with respect to any person, without duplication,
(i) all liabilities, contingent or otherwise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such person in the ordinary course of business of such person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Stock, plus accrued but unpaid dividends; (iii) reimbursement obligations of such person with respect to letters of credit; (iv) obligations of such person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such person has guaranteed or that is otherwise its legal liability; and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by such person or shall otherwise be such person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution. For purposes hereof, Indebtedness incurred by any person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of Holdings, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

       "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

       "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of Holdings, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to Holdings and its Affiliates.

       "Initial Public Offering" means an underwritten primary public offering of common stock of [FFL,] Holdings or the Company at a time when neither [FFL,] Holdings nor the Company has previously issued or sold any equity securities in an underwritten transaction pursuant to a registration statement filed pursuant to the Securities Act.

       "Initial Public Offering Consummation Date" means the first date on which Holdings or the Company receives any proceeds from an Initial Public Offering.

       "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

       "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

       "Investment" by any person in any other person means any investment by such person in such other person, share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, or to permit the purchase of Qualified Capital Stock of [FFL,] Holdings or any Subsidiary and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person in each case to the extent that any of the foregoing would be classified as an investment on a balance sheet of such person prepared in accordance with GAAP (and also including any credit support referred to in the definition of Non-Recourse Indebtedness). For purposes of making any calculations under this Indenture, (i) Investment shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of any subsidiary that is designated a Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer; provided, that, in each case, the fair market value of an asset or property shall be as determined by the Board of Directors of Holdings or the Company in good faith.

       "Issue Date" means the date of first issuance of the Securities under this Indenture.

       "Legal Holiday" shall have the meaning provided in Section 12.7.

       "Lien" means any mortgage, pledge, lien, security interest or encumbrance of any kind; provided that in no event shall an operating lease be deemed to constitute a Lien hereunder.

       "Loan Documents" means the Credit Agreement and all promissory notes, guarantees, security agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, including all amendments, supplements, extensions, renewals, restatements, replacements or refinancings thereof, or other modifications (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) thereof from time to time.

       "Maturity Date" means ________ __, 2006.

       "Merger Agreement" means the Merger Agreement between FFL, Holdings, Ralphs Supermarkets, the Company and the stockholders of Ralphs Supermarkets, dated as of September __, 1994, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, providing for the merger of the Company with and into Ralphs Supermarkets.

       "Net Cash Proceeds" means Net Proceeds of (i) the sale of Qualified Capital Stock of [FFL,] Holdings or the Company or (ii) any Asset Sale, in each case, in the form of cash or Cash Equivalents.

       "Net Proceeds" means (a) in the case of any Asset Sale or any issuance and sale by any person of Qualified Capital Stock, the aggregate net proceeds received by such person after payment of expenses, taxes, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt as determined in good faith by the Board of Directors of Holdings or, if the aggregate fair market value of all noncash consideration received shall exceed $30 million, as determined by an Independent Financial Advisor) and, in the case of any Asset Sale, net of the amount of cash required to repay any Indebtedness secured by the asset involved in such Asset Sale, and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such person for or into shares of Qualified Capital Stock of Holdings, the sum of (i) the fair market value of the proceeds received by Holdings in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder to Holdings upon such conversion or exchange.

       "Net Worth" as of any date means, with respect to any person, the amount of the equity of the holders of Capital Stock of such person that would appear on the balance sheet of such person as of such date, determined in accordance with GAAP, adjusted to include the amount of any minority interest attributed to Capital Stock held by management of Holdings or any Subsidiary reflected on such balance sheet as of the Issue Date and to exclude (to the extent included in such equity) the amount of equity attributable to Disqualified Capital Stock.

       "Non-Recourse Indebtedness" means Indebtedness with respect to which, under the terms thereof or pursuant to applicable law, (i) neither Holdings nor any Subsidiary (other than a Subsidiary being designated as an Unrestricted Subsidiary) is directly or indirectly liable, as a guarantor, obligor or otherwise, (ii) there is no recourse against any of the assets or properties of Holdings or any Subsidiary (other than a Subsidiary being designated as an Unrestricted Subsidiary), and (iii) neither Holdings nor any Subsidiary (other than a Subsidiary being designated an Unrestricted Subsidiary) provides, or is required to provide, any credit support (other than any such credit support which would be permitted, and is treated at the time provided, as an Investment in such Unrestricted Subsidiary pursuant to Section 4.3 hereof).

       "Officer" means, with respect to any person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such person.

       "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 12.4 and 12.5.

       "Operating Coverage Ratio" means [see Introductory Note 5.B].

       "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.4 and 12.5. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to Holdings or the Trustee.

       "Other Obligations" has the meaning set forth in Section 11.1 hereof.

       "Pari Passu Indebtedness" means Indebtedness of Holdings that is pari passu in right of payment to the Securities.

       "Paying Agent" shall have the meaning provided in Section 2.3, except that, for the purposes of Articles Three and Eight and Section 4.14, the Paying Agent shall not be Holdings or any Subsidiary.

       "Payment Restriction" means, with respect to a Subsidiary of any person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or (c) transfer any of its properties or assets to such person or any other subsidiary of such person, or (ii) such person or any other subsidiary of such person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or
(c) transfer of properties or assets.

       "Permitted Guarantees" means (i) guarantees in effect on the Issue Date and (ii) guarantees incurred in the ordinary course of business, by Holdings or any Subsidiary, of Indebtedness of any other person.

       "Permitted Holder" means (i) Food 4 Less Equity Partners, L.P., The Yucaipa Companies or any entity controlled thereby and any partners or employees of such persons, (ii) an employee benefit plan of Holdings, or any participant therein or any Subsidiary, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of Holdings or any Subsidiary or (v) any Permitted Transferee of any of the foregoing persons.

       "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale by reason of the $1,000,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments specifically permitted by and made in accordance with Sections 4.3 and 4.11 and
(vi) Investments in any Subsidiary or by any Subsidiary in Holdings or any other Subsidiary.

       "Permitted Payments" means any payment by Holdings or any Subsidiary (i) to The Yucaipa Companies or the principals thereof for consulting, investment banking or similar services during such period pursuant to that certain Consulting Agreement, dated as of the Issue Date, between the Company and The Yucaipa Companies, as in effect on the Issue Date, (ii)(a) in connection with repurchases of outstanding shares of the Company's, Holdings' [and FFL's] common stock following the death, disability or termination of employment of management stockholders, and (b) of amounts required to be paid by [FFL,] Holdings, the Company or any Subsidiaries to participants in employee benefit plans upon any termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $10 million in any Yearly Period (provided that (I) any unused amounts may be carried over to any subsequent Yearly Period subject to a maximum amount of $20 million in any Yearly Period, and (II) with respect to the period from the Issue Date to the last day of the Yearly Period in which the Issue Date occurs, such amount shall be prorated for such period).

       "Permitted Transferees" means, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, and (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of [FFL,] Holdings or the Company.

       "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

       "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

       "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock, whether outstanding on the date hereof or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

       "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

       "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by Holdings' Board of Directors in consultation with its independent certified public accountants.

       "Pro Forma Period" shall have the meaning set forth in the definition of Operating Coverage Ratio contained in this Section 1.1.

       "Purchase Money Obligations" means [see Introductory Note 5.B].

       "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

       "Ralphs Supermarkets" means Ralphs Supermarkets, Inc., a Delaware corporation, until a successor replaces it and thereafter means such successor.

       "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

       "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

       "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

       "Refinancing Indebtedness" means [see Introductory Note 5.B].

       "Registrar" shall have the meaning provided in Section 2.3.

       "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date by and among Holdings, the Company and the stockholders of Ralphs Supermarkets with respect to the Securities.

       "Related Business Investment" means (i) any Investment by a person in any other person a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by Holdings or any Subsidiary as of the Issue Date; (ii) any Investment by such person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of Holdings and any Subsidiary as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expenditure or Investment, in each case reasonably related to the business of Holdings and any Subsidiary as it is conducted as of the Issue Date and as such business may thereafter evolve or change; provided, however, that in the case of clauses (i), (ii) and (iii) above, an Investment in any Unrestricted Subsidiary shall not constitute a Related Business Investment.

       "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

       "Restricted Debt Prepayment" means the purchase, redemption, acquisition or retirement for value by Holdings, prior to the scheduled maturity or prior to any scheduled repayment of principal or any sinking fund payment in respect of any Subordinated Indebtedness.

       "Restricted Payment" means any (i) Stock Payment, (ii) Investment (including any Investment in an Unrestricted Subsidiary, but excluding any Permitted Investment), or (iii) Restricted Debt Prepayment.

       "SEC" means the Securities and Exchange Commission.

       "Secondary Securities" has the meaning set forth in Section 2.2.

       "Securities" means the 13% Senior Subordinated Pay-in-Kind Debentures due 2006 of Holdings, including any Secondary Securities issued in respect thereof, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

       "Senior Discount Notes" means the 15.25% Senior Discount Notes due 2004 of Holdings, issued pursuant to an indenture dated as of December 15, 1992, as amended from time to time.

       "Senior Indebtedness" means the principal of, premium, if any, and interest on (such Senior Indebtedness being deemed to include for all purposes of Article XI the amount required to fully secure in cash undrawn Subsidiary Letter of Credit Obligations under the Loan Documents and such interest on Senior Indebtedness being deemed to include for all purposes of Article XI interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law in accordance with and at the rate (including any rate applicable upon any default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law) any Indebtedness of Holdings (and, in the case of the Loan Documents, all obligations of Holdings for fees, expenses, indemnities and other amounts payable thereunder or in connection therewith), whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed or in effect guaranteed by Holdings (including, without limitation, Indebtedness under the Loan Documents), unless, in the case of any particular Indebtedness, the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of Holdings from time to time owed or guaranteed by Holdings with respect to the Credit Agreement and the Senior Discount Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Pari Passu Indebtedness or any Subordinated Indebtedness, (ii) any Indebtedness constituting Disqualified Capital Stock, (iii) Indebtedness of Holdings to any Subsidiary or any Unrestricted Subsidiary, (iv) that portion of any Indebtedness which is incurred in violation of Section 4.12 of this Indenture, (v) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Holdings or of any Subsidiary (including, without limitation, amounts owed for compensation), (vi) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, and (vii) any liability for federal, state, local or other taxes owed or owing by Holdings.

       "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

       "Significant Subsidiary" means each Subsidiary that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the date hereof) or (b) material to the financial condition or results of operations of Holdings and any Subsidiary taken as a whole.

       "Stock Payment" means, with respect to any person, (a) the declaration or payment by such person, either in cash or in property, of any dividend on (except, in the case of Holdings, dividends payable solely in Qualified Capital Stock of Holdings), or the making by such person or any of its subsidiaries of any other distribution in respect of, such person's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than distributions with respect to exchangeable or convertible Indebtedness of such person pursuant to the terms thereof), or (b) the redemption, repurchase, retirement or other acquisition for value by such person or any of its subsidiaries, directly or indirectly, of such person's Qualified Capital Stock (and, in the case of a Subsidiary, Qualified Capital Stock of Holdings) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), other than, in the case of Holdings, through the issuance in exchange therefor solely of Qualified Capital Stock of Holdings; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by Holdings or a wholly-owned Subsidiary.

       "Subordinated Indebtedness" means Indebtedness of Holdings that is subordinated in right of payment to the Securities.

       "subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person; provided, that an Unrestricted Subsidiary shall not be deemed a subsidiary for purposes of this Indenture.

       "Subsidiary" means any subsidiary of Holdings.

       "Subsidiary Letter of Credit Obligations" means [see Introductory Note 5.B].

       "Supplementary Documents" shall have the meaning provided in the Credit Agreement.

       "The Yucaipa Companies" means The Yucaipa Companies, a California general partnership.

       "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.3.

       "Transaction Date" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this Section 1.1.

       "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

       "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

       "U.S. Government Obligations" shall have the meaning provided in Section 8.1.

       "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

       "Unrestricted Subsidiary" means (1) any Subsidiary which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Holdings, as provided below) and (2) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of Holdings may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if: (A) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness; (B) Holdings certifies that such designation complies with the provisions of Section 4.3 hereof; (C) no Default or Event of Default has occurred and is continuing or results immediately after such designation; and (D) such Subsidiary does not own any Capital Stock of a Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Subsidiary; provided that immediately after giving effect to such designation, Holdings could incur at least $1.00 of additional Indebtedness pursuant to Section 4.12(b) on a pro forma basis taking into account such designation. On the Issue Date, Holdings and its Subsidiaries will not have any Unrestricted Subsidiaries.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

       "wholly-owned Subsidiary" means any Subsidiary all of the shares of Capital Stock of which (other than permitted Preferred Stock and directors' qualifying shares) are at the time directly or indirectly owned by Holdings.

       "Yearly Period" means each fiscal year of Holdings; provided that the first Yearly Period shall begin on the Issue Date and shall end on [insert date in 1995 which is Holdings' fiscal year end].

Section 1.2.  Incorporation by Reference of TIA.

       Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

       "Commission" means the SEC.

       "indenture securities" means the Securities.

       "indenture security holder" means a Holder.

       "indenture to be qualified" means this Indenture.

       "indenture trustee" or "institutional trustee" means the Trustee.

       "obligor" on the indenture securities means Holdings or any other obligor on the Securities.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3.  Rules of Construction.

       Unless the context otherwise requires:

       (1)    a term has the meaning assigned to it;

       (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

       (3)    "or" is not exclusive;

       (4) words in the singular include the plural, and words in the plural include the singular;

       (5)    provisions apply to successive events and transactions; and

       (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II

                                 THE SECURITIES

Section 2.1.  Form and Dating.

       The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or as required by the Registration Rights Agreement. Holdings and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

       The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2.  Execution and Authentication.

       An Officer or an Assistant Secretary, shall sign (either of whom shall, in each case, have been duly authorized by all requisite corporate actions) the Securities for Holdings by manual or facsimile signature.

       If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

       A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

       The Trustee shall authenticate Securities, excluding Secondary Securities, for original issue in the aggregate principal amount of up to $100,000,000 upon a written order of Holdings in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except for any Securities that may be issued pursuant to the immediately following paragraph and except as provided in
Section 2.7 and 2.8. Upon the written order of Holdings in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of Holdings.

       Holdings may, on each Interest Payment Date prior to (and including) [the Interest Payment Date five years after the Issue Date], at its option and in its sole discretion, pay interest in additional Securities ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Securities as provided in paragraph 1 of the Securities. Holdings shall give written notice to the Trustee of the amount of interest to be paid in Secondary Securities not less than five Business Days prior to the relevant Interest Payment Date, and the Trustee or an authenticating agent (upon written order of Holdings signed by an Officer of Holdings given not less than five nor more than 45 days prior to such Interest Payment Date) shall authenticate for original issue (pro rata to each Holder of any Securities of such record date) Secondary Securities in an aggregate principal amount equal to the amount of cash interest not paid on such Interest Payment Date. Except as set forth in the following paragraph each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to the outstanding Securities, and Holdings shall have the right to aggregate amounts of interest payable in the form of Secondary Securities to a Holder of outstanding Securities and issue to such Holder a single Secondary Security in payment thereof. Any Secondary Securities may be denominated a separate series if Holdings deems it necessary to do so in order to comply with any law or other applicable regulation or requirement, with appropriate distinguishing designations.

       The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof except that Secondary Securities or Securities issued upon registration of transfer of such Secondary Securities may be in denominations of other than $1,000; provided that Holdings may at its option pay cash in lieu of issuing Secondary Securities in any denominations of less than $1,000.

       The Trustee may appoint an authenticating agent reasonably acceptable to Holdings to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holdings and Affiliates of Holdings.

Section 2.3.  Registrar and Paying Agent.

       Holdings shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon Holdings in respect of the Securities and this Indenture may be served. Holdings may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Holdings may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.4 and 4.14, neither Holdings nor any Subsidiary shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. Holdings, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. Holdings initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

       Holdings shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. Holdings shall notify the Trustee, in advance, of the name and address of any such Agent. If Holdings fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.4.  Paying Agent To Hold Assets in Trust.

       Holdings shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets and/or Secondary Securities held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by Holdings or any other obligor on the Securities), and shall notify the Trustee of any Default by Holdings (or any other obligor on the Securities) in making any such payment. If Holdings or a Subsidiary acts as Paying Agent, it shall segregate such assets and/or Secondary Securities and hold them as a separate trust fund. Holdings at any time may require a Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and to account for any assets so distributed. Upon distribution to the Trustee of all assets that shall have been delivered by Holdings to the Paying Agent, the Paying Agent shall have no further liability for such assets and/or Secondary Securities.

Section 2.5.  Securityholder Lists.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Holdings shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6.  Transfer and Exchange.

       When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Registrar are met. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 30 days before a selection of Securities to be redeemed. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested if the requirements of the Registrar are met. Holdings shall cooperate with the Registrar in meeting its requirements. To permit transfers, registration and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any transfer, registration or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.10, 3.6 or 9.5.

Section 2.7.  Replacement Securities.

       If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, Holdings shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or Holdings, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both Holdings and the Trustee, to protect Holdings, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. Holdings may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of Holdings.

Section 2.8.  Outstanding Securities.

       Securities outstanding at any time are all the Securities that have been authenticated by the Trustee, including the Secondary Securities, except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A

Security does not cease to be outstanding because Holdings or any of its Affiliates holds the Security.

       If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

       If on a Redemption Date or the Maturity Date the Paying Agent (other than Holdings or any Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.9.  Treasury Securities.

       In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Holdings or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded. Notwithstanding the foregoing and except as otherwise provided by the TIA, a majority of Securities not owned by Holdings or any of its Affiliates shall be sufficient to approve any such direction, waiver or consent.

Section 2.10.       Temporary Securities.

       Until definitive Securities are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that Holdings considers appropriate for temporary Securities. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.11.       Cancellation.

       Holdings at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Holdings or any Subsidiary), and no one else, shall cancel and, at the written direction of Holdings, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, Holdings may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If Holdings or any Subsidiary shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.       Defaulted Interest.

       If Holdings defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Holdings for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, Holdings shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13.       CUSIP Number.

       Holdings in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.


                                  ARTICLE III

                                   REDEMPTION

Section 3.1.  Notices to Trustee.

       If Holdings elects to redeem Securities pursuant to Paragraph 5 of the Securities it shall notify the Trustee of the Redemption Date and aggregate principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at Holdings' expense) at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any notice given pursuant to this Section 3.1 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.2.  Selection of Securities To Be Redeemed.

       If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate and in such manner as complies with applicable legal and stock exchange requirements, if any.

       Securities in denominations of less than $1,000 shall be redeemed first. Thereafter the Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify Holdings in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the aggregate principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3.  Notice of Redemption.

       At least 30 days but not more than 60 days before a Redemption Date, Holdings shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Trustee. At Holdings' request, the Trustee shall give the notice of redemption in Holdings' name and at Holdings' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

       (1)    the Redemption Date;

       (2)    the Redemption Price;

       (3)    the name and address of the Paying Agent;

       (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

       (5) that, unless Holdings defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

       (6) if any Security is being redeemed in part, the portion of the aggregate principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

       (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof to be redeemed), as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

Section 3.4.  Effect of Notice of Redemption.

       Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

Section 3.5.  Deposit of Redemption Price.

       On or before the Redemption Date, Holdings shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by Holdings to the Trustee for cancellation). The Paying Agent shall promptly return to Holdings any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of Holdings, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

       If Holdings complies with the preceding paragraph, then, unless Holdings defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

       If a Security is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the first paragraph of this Section 3.5, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.

Section 3.6.  Securities Redeemed in Part.

       Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   COVENANTS

Section 4.1.  Payment of Securities.

       Holdings shall pay the principal amount of, premium, if any, and interest on, as the case may be, the Securities on the dates and in the manner provided in the Securities. An installment shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Holdings or a Subsidiary) holds on that date U.S. Legal Tender and/or, to the extent permitted by Section 2.2, Secondary Securities designated for and sufficient to pay the installment.

       Holdings shall pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowable as a claim in any such proceeding) at the same rate borne by the Securities and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent all owable as a claim in any such proceeding) on overdue installments of interest (without regard to any applicable grace period) at the same rate borne by the Securities, to the extent lawful.

Section 4.2.  Maintenance of Office or Agency.

       Holdings shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. Holdings shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2

Section 4.3.  Limitation on Restricted Payments.

       Holdings shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, or (b) Holdings or such Subsidiary could not incur at least $1 of Indebtedness under or pursuant to the test set forth in Section 4.12(b) (assuming a market rate of interest with respect thereto) calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of the Pro Forma Period, (provided, however, that with respect to any Investment in an Unrestricted Subsidiary, the Operating Coverage Ratio referred to in Section 4.12(b) shall never exceed [See Introductory Note 5.D]) or (c) the aggregate amount expended for all Restricted Payments, including such Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment, as determined in good faith by the Board of Directors of Holdings, which determination shall be evidenced by a Board Resolution), subsequent to the Issue Date, shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income (or if such Consolidated Net Income is a loss, minus 100% of such loss) of Holdings earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") plus (ii) 100% of the aggregate Net Cash Proceeds received by Holdings from any person (other than a Subsidiary) from the issuance and sale (including upon exchange or conversion for other securities of Holdings) subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from Holdings or any Subsidiary, until and to the extent such borrowing is repaid) plus (iii) an amount, to the extent not otherwise included in Consolidated Net Income, equal to the sum of
(A) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of cash dividends, repayments of loans or advances or other transfers of assets to Holdings or any Subsidiary from Unrestricted Subsidiaries, and (B) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Subsidiary; provided, however, that the foregoing sum in this clause (iii) shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any

Unrestricted Subsidiary in such Unrestricted Subsidiary, which amount was treated as a Restricted Payment plus (iv) $15 million.

       Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (2) the acquisition of any shares of Capital Stock in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock, (3) the payment of dividends by Holdings or any Subsidiary to holders of Capital Stock of Holdings or any Subsidiary, as the case may be, following an initial public offering of such Capital Stock, of up to six percent per annum of the Net Cash Proceeds received in such public offering, (4) Restricted Payments in an aggregate amount not exceeding $10 million subsequent to the Issue Date or (5) Permitted Payments; provided that
(x) the declaration of each dividend paid in accordance with clause (1) above, each acquisition or repayment made in accordance with, or of the type set forth in, clause (2) above and each payment described in clause (ii) of the definition of "Permitted Payments" shall be counted for purposes of computing amounts expended pursuant to subclause (c) in the immediately preceding paragraph, and (y) no amounts paid pursuant to clauses (3) or (4) above or clause (i) of the definition of "Permitted Payments" shall be so counted.

       Prior to making any Restricted Payment under the first paragraph of this
Section 4.3, Holdings shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

Section 4.4.  Corporate Existence.

       Except as otherwise permitted by Article Five, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the rights (charter and statutory) and franchises of Holdings and each such Significant Subsidiary; provided, however, that Holdings shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if the Board of Directors of Holdings or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or any such Significant Subsidiary.

Section 4.5.  Payment of Taxes and Other Claims.

       Holdings shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that Holdings shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of Holdings and its Subsidiaries taken as a whole.

Section 4.6.  Maintenance of Properties and Insurance.

       (a) Holdings shall cause all properties used or useful to the conduct of its business or the business of any Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.6 shall prevent Holdings or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of Holdings or the Subsidiary concerned, or of the senior officers of Holdings or such Subsidiary, as the case may be, desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

       (b) Holdings shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Holdings, are adequate and appropriate for the conduct of the business of Holdings and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of Holdings or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of Holdings, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole.

Section 4.7.  Compliance Certificate; Notice of Default.

       (a) Holdings shall deliver to the Trustee within 120 days after the end of Holdings' fiscal year an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge Holdings during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year or, if such signers do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should Holdings elect to change the manner in which it fixes its fiscal year end.

       (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by Holdings' independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

       (c) Holdings shall, so long as the Securities are outstanding, deliver to the Trustee, within five Business Days after any officer becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

Section 4.8.  Compliance with Laws.

       Holdings shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

Section 4.9.  SEC Reports and Other Information.

       (a) To the extent permitted by applicable law or regulation, whether or not Holdings is subject to the requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. Holdings shall file with the Trustee, within 5 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to this Section 4.9. Holdings shall also comply with the other provisions of TIA Section 314(a). If Holdings is not permitted by applicable law or regulations to file the aforementioned reports, Holdings (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing within 5 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that Holdings would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if Holdings was subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

       (b) At any time when Holdings is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of Securities, Holdings will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Securities designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

Section 4.10.       Waiver of Stay, Extension or Usury Laws.

       Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Holdings from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Holdings hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11.       Limitation on Transactions with Affiliates.

       (a) Neither Holdings nor any Subsidiary shall (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment (other than Investments in Unrestricted Subsidiaries not prohibited by Section 4.3) in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate of Holdings or any Subsidiary (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.11(b) and (y) Affiliate Transactions (A) in the ordinary course of business, that are fair to Holdings or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party and (B) with respect to any transaction or series of transactions involving aggregate payments in excess of $1 million and less than $5 million, Holdings or such Subsidiary, as the case may be, delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (A) above and (C) with respect to any transaction or series of transactions involving aggregate payments in excess of $5 million and less than $15 million, Holdings or such Subsidiary, as the case may be, delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (A) above and that such transaction or series of transactions has received the approval of a majority of the disinterested directors of the Board of Directors of Holdings or the Subsidiary, as the case may be, or, in the absence of any such approval by the disinterested members of the Board of Directors of Holdings or the Subsidiary, as the case may be, that an Independent Financial Advisor has reasonably and in good faith determined that such Affiliate Transaction is fair to Holdings or such Subsidiary, as the case may be, or is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (D) with respect to any transaction or series of transactions involving aggregate payments in excess of $15 million, Holdings or such Subsidiary, as the case may be, receives an opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to Holdings or such Subsidiary or are at least as favorable as those that might reasonably have been obtainable at the time from an unaffiliated party. For purposes of this Section 4.11, any Affiliate Transaction that is approved as being on the terms required by clause (A) above by a majority of the disinterested directors of the Board of Directors of Holdings or the Subsidiary, as the case may be, shall be deemed to be fair to Holdings or such Subsidiary, as the case may be, and on terms at least as favorable as those that might reasonably have been obtainable at the time from an unaffiliated third party, and thus shall be permitted under this Section 4.11.

       (b) The provisions of Section 4.11(a) shall not apply to (i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with the provisions of Section 4.3, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Subsidiary, as determined by the Board of Directors of Holdings or any Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among Holdings, the Company and any of their respective wholly-owned Subsidiaries or exclusively between or among such wholly-owned Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture, (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Holders in any material respect, (vi) the existence of, or the performance by Holdings or any Subsidiary of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it [(or FFL)] is a party as of the Issue Date and any similar agreements which it [(or FFL)] may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Subsidiary of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect, (vii) transactions permitted by, and complying with, the provisions of
Section 5.1, (viii) transactions with subsidiaries or other suppliers in the ordinary course of business (including, without limitation, pursuant to joint venture agreements with such persons) and otherwise in compliance with the terms of this Indenture or (ix) transactions involving the purchase or sale of inventories in the ordinary course of business which are fair to the Company or on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, as evidenced, with respect to transactions involving an Affiliate of The Yucaipa Companies only, by an Officers' Certificate delivered to the Trustee on __________ and __________ of each year.

Section 4.12.       Limitation on Incurrences of Additional Indebtedness.

       [See Introductory Note 5.C.]

Section 4.13.       Limitation on Liens.

       Holdings will not create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness, any Subordinated Indebtedness or any Affiliate Obligation upon any property or assets of Holdings owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, unless the Securities are secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) to the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by Holdings, provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by Holdings.

Section 4.14.       Limitation on Change of Control.

       (a) Upon the occurrence of a Change of Control (the "Change of Control Date"), each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described in paragraph (b), below (the "Change of Control Offer"), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest, if any, to the date of purchase. Prior to the mailing of the notice to Holders provided for in paragraph (b) below, but in any event within 30 days following the Change of Control Date, Holdings shall (i) repay in full all Indebtedness of Holdings and its Subsidiaries under the Loan Documents or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the Loan Documents to permit the repurchase of the Securities as provided for in this Section 4.14.
Holdings shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 4.14, and any failure to so comply shall constitute a breach of Holdings' obligations under this Indenture. Within 10 days after any Change of Control Date requiring Holdings to make a Change of Control Offer pursuant to this Section 4.14, Holdings shall so notify the Trustee.

       (b) The Change of Control Offer shall be made to all Holders and the notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Within 30 days following any Change of Control Date, Holdings shall send, by first class mail, a notice to each Holder, with copies to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

       (1)    that the Change of Control Offer is being made pursuant to this
  Section 4.14 and that all Securities tendered will be accepted for payment;

       (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

       (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

       (4) that, unless Holdings defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

       (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

       (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

       (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Holder shall tender Securities, and each Security purchased and each such new Security issued by Holdings shall be, in a principal amount of $1,000 or integral multiples thereof (except for Secondary Securities that were issued in denominations other than $1,000); and

       (8) the circumstances and relevant facts regarding such Change of Control, including information available to Holdings concerning the Person or Persons acquiring control and such historical or pro forma financial information as Holdings reasonably deems appropriate under the circumstances.

       On or before the Change of Control Payment Date, Holdings shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by Holdings. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price; provided that each such new Security shall be in the principal amount of $1,000 or integral multiples thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

Section 4.15.       Limitation on Disposition of Assets.

       (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Asset Sale, unless (a) Holdings or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of Holdings or, if the aggregate fair market value of all non-cash consideration received by Holdings or such Subsidiary, as the case may be, from any such Asset Sale shall exceed $30 million, as determined by an Independent Financial Advisor; provided that no such determination by the Board of Directors of Holdings shall be required if the fair market value of the assets sold or otherwise disposed of does not exceed $10 million); and (b) the Net Cash Proceeds received by Holdings or such Subsidiary, as the case may be, from such Asset Sale are applied in accordance with this Section 4.15; and (c) the Net Cash Proceeds are applied within 365 days of such Asset Sale, at the election of Holdings (i) to repay or cause to be repaid Indebtedness of Holdings (other than Subordinated Indebtedness except to the extent that payment of such Subordinated Indebtedness is permitted by
Section 4.3) or any Subsidiary; (ii) in a manner that would constitute a Related Business Investment hereunder; or (iii) to the purchase of Securities pursuant to a Net Proceeds Offer as set forth below; provided, however, that Holdings shall not be required to satisfy the condition specified in clause (a) above if such Asset Sale is pursuant to a foreclosure by the Lenders under the Loan Documents or their Representative on collateral securing Indebtedness under the Loan Documents; provided, further, that if at any time any noncash consideration received by Holdings or any Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such cash shall constitute Net Cash Proceeds for purposes of this Section 4.15 and shall be applied in accordance with clause (c) above within 365 days of the receipt of such cash; provided, further, that Holdings shall have the right to exclude Asset Sales subsequent to the Issue Date, the proceeds of which in the aggregate do not exceed $20 million, from the provisions of this Section 4.15. To the extent that the Net Cash Proceeds are not actually applied in accordance with clauses (c)(i) or (ii) above, or after such application there remains a portion of the Net Cash Proceeds which, when added to any other Net Cash Proceeds remaining after such application, accumulates at least $20 million subsequent to the previous time Holdings shall have accumulated at least such an amount and used it in accordance with this Section 4.15, or if no such accumulation shall previously have occurred, subsequent to the date of this Indenture, Holdings shall make an offer as described in paragraph (b) below (the "Net Proceeds Offer") to purchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase pursuant to this Section 4.15, which shall in the aggregate equal the Net Cash Proceeds required by this Section 4.15 to be used to purchase Securities in a Net Proceeds Offer; provided, however, that Holdings may credit against the principal amount of Securities to be acquired pursuant to this
Section 4.15 the principal amount of Securities acquired by Holdings through purchase, optional redemption, exchange or otherwise following consummation of the Asset Sale and surrendered for cancellation and not previously used as a credit against any other required payment pursuant to this Indenture provided, further, that a Net Proceeds Offer as a result of an Asset Sale made by Holdings or one of its subsidiaries shall not be required to be in excess of the Net Cash Proceeds of such Asset Sale less the Net Cash Proceeds actually applied in accordance with clauses (c)(i) or (ii) above. The Net Proceeds Offer shall remain open from the time of mailing until 5 days (or such shorter period as may be required under applicable law) before the Proceeds Purchase Date.

       (b) Notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed, by first class mail, by Holdings not less than ___ days nor more than ___ days after the relevant Asset Sale to all Holders at their last registered addresses, with a copy to the Trustee and the Credit Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

       (1)    that the Net Proceeds Offer is being made pursuant to Section
  4.15 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, Holdings shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Securities in denominations of $1,000 or multiples thereof shall be purchased, except for Secondary Securities that were issued in denominations other than $1,000);

       (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

       (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

       (4) that, unless Holdings defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

       (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

       (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

       (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

       On or before the Proceeds Purchase Date, Holdings shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(l) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by Holdings. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price. Holdings will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

       Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to Holdings.

Section 4.16.       Limitation on Senior Subordinated Indebtedness.

       Holdings will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Securities.

Section 4.17.       Limitation on Preferred Stock of Subsidiaries.

       Holdings will not permit any of its Subsidiaries to issue any Preferred Stock (other than to Holdings or a wholly-owned Subsidiary), or permit any person (other than Holdings or a wholly-owned Subsidiary) to own or hold an interest in any Preferred Stock of any such Subsidiary, unless such Subsidiary would be entitled to incur Indebtedness in accordance with the provisions of
Section 4.12 in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock assuming a market rate of interest for such Preferred Stock as of the date of issuance or transfer.

Section 4.18. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

       Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Loan Documents as in effect on the Issue Date, as any such Payment Restriction may apply to any present or future Subsidiary, (ii) Indebtedness of a Subsidiary existing on the Issue Date, as in effect on the Issue Date, including any Indebtedness incurred as new financing in connection with the transactions contemplated by the Merger Agreement, (iii) this Indenture, (iv) Indebtedness of a person existing at the time such person becomes a Subsidiary; provided that (x) such Indebtedness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets or any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to Section 4.12; (v) secured Indebtedness otherwise permitted to be incurred pursuant to
Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness; and (vi) any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.12 of this Indenture, provided that any such Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being incurred

(under the relevant circumstances), as reasonably determined by an Officer of Holdings, and, in any event, no more restrictive than the most restrictive Payment Restrictions in effect on the Issue Date; (b) customary non-assignment provisions restricting subletting or assignment of any lease or assignment of any contract of any Subsidiary; (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (e) customary provisions in instruments or agreements relating to a Lien created, incurred or assumed in compliance with Section 4.13 prohibiting the transfer of the property subject to such Lien; (f) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and (g) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above or amendments to the Indebtedness referred to in clause (a) above; provided that the restrictions contained therein relating to the payment of dividends by such Subsidiaries are not more restrictive, taken as a whole (as reasonably determined by an Officer of Holdings), than those provided for in such Indebtedness being refinanced, refunded, extended, renewed or amended.


                                   ARTICLE V

                             SUCCESSOR CORPORATION

Section 5.1.  When Holdings May Merge, Etc.

       (a) Holdings shall not in a single transaction or through a series of related transactions (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case:

       (1) either Holdings shall be the continuing person, or the person (if other than Holdings) formed by such consolidation or into which Holdings is merged or to which all or substantially all of the properties and assets of Holdings as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (Holdings or such other person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Holdings under the Securities and this Indenture;

       (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Net Worth equal to or greater than the Net Worth of Holdings immediately preceding the transaction and (B) the Surviving Person could incur at least $1 of Indebtedness pursuant to Section 4.12(b);

       (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause
  (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

       (4) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this Article Five, that the Surviving Person agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

       (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

       [(c)   Section 5.1(a)(2)(B) above shall not prohibit the consolidation or merger of Holdings and FFL so long as the total amount of Indebtedness outstanding immediately after such merger or consolidation does not exceed the total amount of Indebtedness of Holdings immediately prior thereto.]

       (d) This Article Five shall not apply to (i) the creation, incurrence or assumption of Liens securing Indebtedness outstanding under the Credit Agreement or (ii) any sale or other disposition of assets in connection with an event of default and acceleration under the Credit Agreement.

Section 5.2.  Successor Corporation Substituted.

       Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the successor person formed by such consolidation or into which Holdings is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such successor person had been named as Holdings herein. When a successor corporation assumes all of the obligations of Holdings hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

Section 6.1.  Events of Default.

       An "Event of Default" occurs if:

       (1) Holdings defaults in the payment of interest on the Securities when the same becomes due and payable and the default continues for a period of 30 days;

       (2) Holdings defaults in the payment of the principal of the Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to repurchase Securities tendered pursuant to the requirements set forth in Sections 4.14 and 4.15), whether or not such payment shall be prohibited by the provisions of Article Eleven hereof;

       (3) Holdings fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the default continues for the period and after the notice specified below;

       (4) there shall be a default under any bond, debenture, or other evidence of Indebtedness of Holdings or of any Significant Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if both
  (A) such default either (i) results from the failure to pay such Indebtedness at its stated final maturity (that is, the date of the last principal installment of any installment Indebtedness under the instrument or agreement pursuant to or under which such Indebtedness was created or is evidenced) or
  (ii) relates to an obligation (including any obligation to pay interest, to purchase such Indebtedness or to pay the principal of such Indebtedness, other than the obligation to pay any principal of such Indebtedness at its stated final maturity) and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity) and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25 million or more at any one time;

       (5) Holdings or any Significant Subsidiary (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself,
  (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

       (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Holdings or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Holdings or any Significant Subsidiary, (B) appoint a Custodian of Holdings or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

       (7) any warrant of attachment is issued against any portion of the property of Holdings having a value of at least $25 million, which warrant is not released within 60 days after service of process with respect thereto, or final judgments not covered by insurance for the payment of money which in the aggregate at any one time exceeds $25 million shall be rendered against Holdings by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable.

       A Default under clause (3) above (other than in the case of any Defaults resulting from any Default under Section 4.3, 4.14 or 5.1, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies Holdings, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify Holdings and the Trustee, of the Default, and Holdings does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding. When a Default is cured, it ceases.

Section 6.2.  Acceleration.

       (a) If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) with respect to Holdings or any Significant Subsidiary) occurs and is continuing, the Trustee may, by notice to Holdings (and, if any Indebtedness is outstanding under the Credit Agreement or any Loan Documents is otherwise in effect, to the Credit Agent), or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by written notice to Holdings and the Trustee, and the Trustee shall (with notice to the Credit Agent if any Indebtedness is outstanding under the Credit Agreement or any Loan Document is otherwise in effect), upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable; provided, that so long as the Credit Agreement shall be in force and effect, if any such Event of Default shall have occurred and be continuing, any such acceleration shall not be effective until the earlier of (a) five Business Days following a notice of acceleration given to Holdings and the Credit Agent under the Credit Agreement and only if upon such fifth Business Day such Event of Default shall be continuing or (b) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in

Section 6.1(5) or (6) occurs with respect to Holdings or any Significant Subsidiary, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount, interest, and premium, if any, all of Holdings' obligations under the Securities and this Indenture, other than obligations under Section 7.7, shall terminate. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

       (b) In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in Section 6.1(4) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured (and any acceleration based thereon of such other Indebtedness has been rescinded), within 90 days of such maturity or declaration of acceleration, as the case may be.

Section 6.3.  Other Remedies.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

       Subject to Sections 6.7 and 9.2, the Holders of at least a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section
6.1.  When a Default or Event of Default is waived, it is cured and ceases.

Section 6.5.  Control by Majority.

       The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.6.  Limitation on Suits.

       A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

       (1) the Holder gives to the Trustee notice of a continuing Event of Default;

       (2) the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

       (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

       (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

       (5) during such 60-day period the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.7.  Rights of Holders To Receive Payment.

       Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8.  Collection Suit by Trustee.

       If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Holdings or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.  Trustee May File Proofs of Claim.

       The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to Holdings or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.       Priorities.

       If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

       First:  to the Trustee for amounts due under Section 7.7;

       Second: if the Holders are forced to proceed against Holdings directly without the Trustee, to the Holders for their collection costs;

       Third: to the Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

       Fourth:  to Holdings.

       The Trustee, upon prior notice to Holdings, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.

Section 6.11.       Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE

       The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1.  Duties of Trustee.

       (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person could exercise or use under the circumstances in the conduct of his own affairs.

       (b)    Except during the continuance of a Default or an Event of Default:

       (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

       (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

       (1)    This paragraph does not limit the effect of paragraph (b) of this
              Section 7.1.

       (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

       (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

       (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

       (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with Holdings. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2.  Rights of Trustee.

       Subject to Section 7.1:

       (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

       (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

       (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

       (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

       (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 7.3.  Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with Holdings, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4.  Trustee's Disclaimer.

       The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for Holdings' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

Section 7.5.  Notice of Default.

       If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.6.  Reports By Trustee to Holders.

       Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b) and 313(c).

       A copy of each report at the time of its mailing to Holders shall be mailed to Holdings and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

       Holdings shall notify the Trustee if the Securities become listed on any stock exchange.

Section 7.7.  Compensation and Indemnity.

       Holdings shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it including, without limitation, any taxes imposed on the trust or on the income from the Securities. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

       Holdings shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify Holdings promptly of any claim asserted against the Trustee for which it may seek indemnity. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel; provided that Holdings will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between Holdings and the Trustee in connection with such defense as reasonably determined by the Trustee. Holdings need not pay for any settlement made without its written consent. Holdings need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

       To secure Holdings' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

       When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.  Replacement of Trustee.

       The Trustee may resign by so notifying Holdings. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying Holdings and the Trustee may appoint a successor Trustee with Holdings' consent. Holdings may remove the Trustee if:

       (1)    the Trustee fails to comply with Section 7.10;

       (2)    the Trustee is adjudged a bankrupt or an insolvent;

       (3) a receiver or other public officer takes charge of the Trustee or its property; or

       (4)    the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holdings shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by Holdings.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       Notwithstanding replacement of the Trustee pursuant to this Section 7.8, Holdings' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.  Successor Trustee by Merger, Etc.

       If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.       Eligibility; Disqualification.

       This Indenture shall always have a Trustee who satisfies the requirements of TIA Section Section 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of Holdings are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.       Preferential Collection of Claims Against Holdings.

       The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.1. Satisfaction and Discharge of the Indenture and Defeasance of the Securities.

       Holdings shall be deemed to have paid and discharged the entire Indebtedness on the Securities and the provisions of this Indenture (subject to Section 8.3), if:

       (1) A period of 91 days has elapsed after Holdings shall have irrevocably deposited in trust with the Trustee pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of the Chief Financial Officer of Holdings expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of and interest on the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of the Indenture and of the Securities;

       (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

       (3) No Default or Event of Default (i) shall have occurred or be continuing on the date of such deposit or (ii) shall occur on or before the 91st day after the date of such deposit;

       (4) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which Holdings or any Subsidiary is a party or by which it or its property is bound;

       (5) Holdings shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

       (6) The deposit shall not result in Holdings, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

       (7) The Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.1(1) above; and

       (8) Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.1 have been complied with.

       In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, Holdings must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of Holdings.

Section 8.2.  Termination of Obligations upon Cancellation of the Securities.

       In addition to Holdings' rights under Section 8.1, Holdings may terminate all of its obligations under this Indenture (subject to Section 8.3) when:

       (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

       (2) Holdings has paid or caused to be paid all other sums payable hereunder and under the Securities by Holdings; and

       (3) Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.3.  Survival of Certain Obligations.

       Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1 or 8.2, the respective obligations of Holdings and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.13, 4.1, 4.2, 6.7, 7.7, 7.8, 8.5, 8.6, 8.7, 12.4 and 12.5 shall survive until the
Securities are no longer outstanding, and thereafter the obligations of Holdings and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.





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
Section 8.4.  Acknowledgment of Discharge by Trustee.

       Subject to Section 8.7, after (i) the conditions of Section 8.1 or 8.2 have been satisfied, (ii) Holdings has paid or caused to be paid all other sums payable hereunder by Holdings and (iii) Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of Holdings' obligations under this Indenture except for those surviving obligations specified in Section 8.3.

Section 8.5.  Application of Trust Assets.

       The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 8.1. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than Holdings or any Subsidiary), in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.1 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

Section 8.6.  Repayment to Holdings.

       Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to Holdings upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

       The Trustee and the Paying Agent shall pay to Holdings upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1 or 8.2, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for one year after the date on which such payment shall have become due. After payment to Holdings, Holders entitled to such payment must look to Holdings for such payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.7.  Reinstatement.

       If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Holdings' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2





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
                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1.  Without Consent of Holders.

       Holdings, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

       (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

       (2)    to comply with Article Five;

       (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as from time to time amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as from time to time amended;

       (4) to make any other change that does not adversely affect the rights of any Holders; or

       (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

provided that Holdings has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.1.

Section 9.2.  With Consent of Holders.

       Subject to Section 6.7, Holdings, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least fifty-one percent in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Holders. Subject to Section 6.7, the Holder or Holders of at least fifty-one percent in aggregate principal amount of the outstanding Securities may waive compliance by Holdings with any provision of this Indenture or the Securities without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

       (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

       (2) reduce the rate or extend the time for payment of interest on any Security;

       (3)    reduce the principal amount of any Security;

       (4) change the Maturity Date of any Security, or alter the redemption provisions contained in paragraph 5 of the Securities in a manner adverse to any Holder;

       (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Security;

       (6) make any changes in Section 6.4, 6.7 or this third sentence of this Section 9.2; or

       (7) make the principal of, or the interest on any Security payable with anything or in any manner other than as provided for in the Indenture and the Securities as in effect on the date hereof.

       Without the consent of the Holder or Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Securities, no change may be made to the provisions of Article Eleven that adversely affects the rights of any Holder under Article Eleven.

       It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this Section becomes effective, Holdings shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

       In connection with any amendment, supplement or waiver under this Article Nine, Holdings may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

       Holdings agrees that no amendment, supplement or waiver under this Article Nine may make any change that adversely affects the rights under Article Eleven of any holders of Senior Indebtedness unless the holders of such Senior Indebtedness consent to the change.

Section 9.3.  Compliance with TIA.

       Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4.  Revocation and Effect of Consents.

       Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or Holdings received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

       Holdings may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

       After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.5.  Notation on or Exchange of Securities.

       If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if Holdings or the Trustee so determines, Holdings in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.6.  Trustee To Sign Amendments, Etc.

       The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.





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
                                   ARTICLE X

                          MEETINGS OF SECURITYHOLDERS

Section 10.1.       Purposes for Which Meetings May Be Called.

       A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

       (a) to give any notice to Holdings or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

       (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

       (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

       (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 10.2.       Manner of Calling Meetings.

       The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to Holdings and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

       Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if Holdings, any Subsidiary and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3.       Call of Meetings by Holdings or Holders.

       In case at any time Holdings, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then Holdings or the Holders in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in New York, New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

Section 10.4.       Who May Attend and Vote at Meetings.

       To be entitled to vote at any meeting of Holders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Holdings and its counsel.

Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

       Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

       The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holdings or by Holders as provided in Section 10.3, in which case Holdings or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote.

       At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or
Section 10.3 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 10.6.       Voting at the Meeting and Record To Be Kept.

       The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to Holdings and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

       Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

       Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                                   ARTICLE XI

                                 SUBORDINATION

Section 11.1.       Securities Subordinated to Senior Indebtedness.

       Anything herein to the contrary notwithstanding, Holdings, for itself and its successors, and each Holder, by accepting a Security, agrees, that the payment of the principal of and interest on and premiums, penalties, fees and other liabilities (including, without limitation, liabilities in respect of any indemnity, reimbursement, compensation or contribution obligations, the occurrence of a Change of Control, any liquidated damage provision, any breach of representation or warranty, or any rights of redemption or rescission under this Indenture, the Merger Agreement and the Registration Rights Agreement or by law or otherwise) ("Other Obligations") with respect to the Securities is subordinated, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash of all Senior Indebtedness.

       This Article Eleven shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

Section 11.2.       No Payment on Securities in Certain Circumstances.

       (a) No direct or indirect payment or distribution shall be made by or on behalf of Holdings (other than a payment in Secondary Securities) on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof and interest thereon shall first be paid in full in cash or (ii) upon the happening of any default in payment of any principal of or interest on any Senior Indebtedness when the same becomes due and payable (a "Payment Default"), unless and until such default shall have been cured or waived or shall have ceased to exist.

       (b) Without limiting the effect of Section 11.2(a), upon the happening of a default or event of default (other than a Payment Default) (including any event which, with the giving of notice or lapse of time, or both, would become an event of default and including any default or event of default that would result upon any payment with respect to the Securities) with respect to any Senior Indebtedness, as such default or event of default is defined therein or in the instrument or agreement under which it is outstanding, and upon written notice thereof given to Holdings and the Trustee by any holders of such Senior Indebtedness or their Representative specifying an intent to effect a Payment Blockage Period hereunder ("Payment Notice"), then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment or distribution (other than of Secondary Securities) shall be made by or on behalf of Holdings on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities; provided, however, that this paragraph (b) shall not prevent the making of any payment for a period of (a "Payment Blockage Period") of more than 179 days after a Payment Notice shall have been given (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and Holdings from the Credit Agent or the Representative which gave such Payment Notice, (ii) repayment in full of such Senior Indebtedness or (iii) because the default specified in the Payment Notice is no longer continuing). Subject to the provisions contained in Section 11.2(a) above, Holdings may resume payments on the Securities after such Payment Blockage Period expires. Notwithstanding the foregoing, (i) not more than one

Payment Notice shall be given within a period of 360 consecutive days, and (ii) a Payment Notice may only be given (A) if Senior Indebtedness is outstanding under the Credit Agreement at the time of such notice, by the Credit Agent and
(B) if no Senior Indebtedness is outstanding under the Credit Agreement at the time of such notice, by a holder or holders (or the Representative of holders) of at least $35,000,000 principal amount of such Senior Indebtedness. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

       (c) In furtherance of the provisions of Section 11.1, if, notwithstanding the foregoing provisions of this Section 11.2, any direct or indirect payment or distribution other than Secondary Securities on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities shall be made by or on behalf of Holdings and received by the Trustee, by any Holder or by any Paying Agent (or, if Holdings or any Subsidiary or Affiliate of Holdings is acting as Paying Agent, money for any such payment or distribution shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this Section 11.2, then, unless and until such payment or distribution is no longer prohibited by this Section 11.2, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent, as the case may be, for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions to or for the holders of Senior Indebtedness. Holdings shall give prompt notice to the Trustee of any default or event of default or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness provided in this Article Eleven. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or willful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

Section 11.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Holdings.

       Upon any payment or distribution of assets or securities of Holdings of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or total or partial reorganization of Holdings (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holdings and whether voluntary or involuntary):

       (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash of the principal thereof and interest thereon before the Holders are entitled to receive any payment on account of the principal of or interest on or Other Obligations with respect to the Securities (whether by payment, acquisition, retirement, defeasance, redemption or otherwise) or any other payment or distribution of assets or securities by or on behalf of Holdings;

       (b) any payment or distribution of assets or securities of Holdings of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Eleven, including any such payment or distribution that is payable or deliverable by reason of the payment of any other Indebtedness of Holdings being subordinated to the payment of the Securities (except for any such payment or distribution (x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Securities to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, (y) of securities that (i) are unsecured, (ii) have a Weighted Average Life to Maturity and final maturity that are no shorter than the Weighted Average Life to Maturity of the Securities or any securities issued to the holders of Senior Indebtedness under the Loan Documents pursuant to a plan of reorganization or readjustment and (iii) are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness then outstanding or (z) of Capital Stock), shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash, after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

       (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of Holdings of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if Holdings or any Subsidiary or Affiliate of Holdings is acting as Paying Agent, money, assets or securities of any kind or character for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on or Other Obligations with respect to the Securities before all Senior Indebtedness is paid in full in cash, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash, after giving effect to all concurrent payments and distributions to or for the holders of Senior Indebtedness.

  Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of Senior Indebtedness or their Representative.

       Holdings shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or total or partial reorganization of Holdings or assignment for the benefit of creditors by Holdings.

Section 11.4. Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.

       Subject to the payment in full in cash of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of Holdings, or by or on behalf of the Holders by virtue of this Article Eleven, which otherwise would have been made to the Holders, shall, as between Holdings and the Holders, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

       If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash.

Section 11.5.       Obligations of Holdings Unconditional.

       Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between Holdings and the Holders, the obligation of Holdings, which is absolute and unconditional, to pay to the Holders the principal of and interest on and Other Obligations in respect of the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven, of the holders of Senior Indebtedness in respect of cash, property or securities of Holdings received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of Holdings referred to in this Article Eleven, the

Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 11.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

       The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from Holdings or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections
7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 11.7.       Application by Trustee of Assets Deposited with It.

       U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.1 (including, without limitation, clause (4) thereof) shall be for the sole benefit of Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Eleven. Otherwise, any deposit of assets or securities by or on behalf of Holdings with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on or Other Obligations with respect to any Securities shall be subject to the provisions of this Article Eleven; provided that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if Holdings or any Subsidiary or Affiliate of Holdings is acting as Paying Agent. Nothing contained in this
Section 11.7 (except the first sentence of this Section 11.7) shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Eleven.

Section 11.8. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Senior Indebtedness.

       No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Article Eleven shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holdings with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, restate, supplement, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with Holdings and its Subsidiaries all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture that affects the subordination of the Securities or other provisions of this Article Eleven shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

       Each Holder by accepting a Security agrees that the Representative of any Senior Indebtedness (including without limitation, the Credit Agent), in its discretion, without notice or demand and without affecting any rights of any holder of Senior Indebtedness under this Article Eleven, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or nonjudicial sale; and such Holder hereby waives any defense to the enforcement by the Representative (including without limitation, the Credit Agent) of any Senior Indebtedness or by any holder of any Senior Indebtedness against such Holder of this Article Eleven after a judicial or nonjudicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust; and such Holder expressly waives any defense or benefits that may be derived from California Civil Code Sections 2808, 2809, 2810, 2819, 2845, 2849 or 2850, or California Code of Civil Procedure Sections 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction or any similar statute in effect in any other jurisdiction.

Section 11.9.       Holders Authorize Trustee to Effectuate Subordination of
                    Securities.

       Each Holder by accepting a Security authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Eleven, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holdings) tending towards liquidation or reorganization of the business and assets of Holdings, the immediate filing of a claim for the unpaid balance of its or his Securities and Other Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 11.10.      Right of Trustee to Hold Senior Indebtedness.

       The Trustee shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 11.11.      Article Eleven Not to Prevent Events of Default.

       The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1.

Section 11.12.      No Fiduciary Duty of Trustee to Holders of Senior
Indebtedness.

       The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Securities or Holdings or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise. Nothing in this
Section 11.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.


                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.1.       TIA Controls.

       If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

Section 12.2.       Notices.

       Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

       if to Holdings:

       c/o The Yucaipa Companies
       10000 Santa Monica Boulevard
       Fifth Floor
       Los Angeles, California 90067

       Attention:  Mark A. Resnik

       if to the Trustee:
       ___________________________
       ___________________________
       ___________________________
       ___________________________

       Attention:  Corporate Trust Administration

       Each of Holdings and the Trustee by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to Holdings and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

       Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

       Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3.       Communications by Holders with Other Holders.

       Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. Holdings, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 12.4.       Certificate and Opinion as to Conditions Precedent.

       Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

       (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

       (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.5.       Statements Required in Certificate or Opinion.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.7, shall include:

       (1) a statement that the person making such certificate or opinion has read such covenant or condition;

       (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 12.6.       Rules by Trustee, Paying Agent, Registrar.

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.7.       Legal Holidays.

       A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.8.       Governing Law.

       THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

Section 12.9.       No Adverse Interpretation of Other Agreements.

       This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Holdings or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.      No Recourse Against Others.

       A director, officer, employee, stockholder or incorporator, as such, of Holdings shall not have any liability for any obligations of Holdings under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 12.11.      Successors.

       All agreements of Holdings in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12.      Duplicate Originals.

       All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.13.      Severability.

       In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:        ________ __, 1994

[SEAL]                                          FOOD 4 LESS HOLDINGS, INC.


Attest:                                         By: __________________________
                                                      Name: Mark A. Resnik
                                                      Title: Vice President

____________________________




Dated:        ________ __, 1994

[SEAL]                                          ____________________________
                                                ____________________________
                                                as Trustee


Attest:                                         By: __________________________
                                                      Name:
                                                      Title:

____________________________

                                                                       EXHIBIT A
   PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS PROMULGATED THEREUNDER WITH RESPECT TO DEBT INSTRUMENTS ISSUED ON OR AFTER APRIL 4, 1994, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $____ PER FACE AMOUNT; (2) THE ISSUE PRICE
   OF THIS SECURITY IS $___ PER FACE AMOUNT; (3) THE ISSUE DATE OF THIS
   SECURITY IS ______ __, ____; AND (4) THE YIELD TO MATURITY OF THIS SECURITY IS __%.

                           FOOD 4 LESS HOLDINGS, INC.
                 13% Senior Subordinated Pay-in-Kind Debentures
                             due ________ __, 2006

No.
                                                                      $
Food 4 Less Holdings, Inc., a California corporation ("Holdings," which term includes any successor entity), for value received promises to pay to
or registered assigns, the principal sum of           dollars, on ________ __,
2006.

       Interest payment dates:  ________________ and _______________
commencing ________ __, ____.

       Record dates:  _________ and _________.

       Reference is made to the further provisions of this security contained herein, which will for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, Holdings has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  ________ __, 199__

                                         FOOD 4 LESS HOLDINGS, INC.

                                         By:
                                         _______________________________________
                                         Name:
                                         Title:

       This is one of the Securities described in the within-mentioned
Indenture.

Dated:  ________ __, 199__

                                         _______________________________________
                                         as Trustee

                                         By:
                                         _______________________________________
                                         Title:

                           FOOD 4 LESS HOLDINGS, INC.

                 13% Senior Subordinated Pay-in-Kind Debenture
                             due ________ __, 2006

1.     Interest.

       FOOD 4 LESS HOLDINGS, INC., a California corporation ("Holdings"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Holdings may, in its sole discretion, issue additional Securities ("Secondary Securities") in lieu of a cash payment of any or all of the interest due on any Interest Payment Date occurring on or prior to [the Interest Payment Date five years after the Issue Date]. If Holdings issues Secondary Securities in lieu of cash payment, in whole or in part, of interest due on any Interest Payment Date occurring on or prior to [the Interest Payment Date five years after the Issue Date], pursuant to this paragraph, it shall give notice to the Trustee not less than 5 Business Days prior to the relevant Interest Payment Date, and shall instruct the Trustee (upon written order of Holdings signed by an Officer of Holdings given not less than 5 nor more than 45 days prior to such Interest Payment Date) to authenticate a Secondary Security, dated such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash in respect of this Security on such Interest Payment Date. Each issuance of Secondary Securities in lieu of cash payments of interest on the Securities shall be made pro rata with respect to the outstanding Securities. Any such Secondary Securities shall be governed by the Indenture and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term Securities shall include the Secondary Securities that may be issued under the Indenture.

       Holdings will pay interest semi-annually in arrears on ___________ and _________ of each year (the "Interest Payment Date"), commencing ___________,
____. Interest on this Security will accrue from the date of issuance or from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual number of days elapsed.

       Holdings shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

2.     Method of Payment.

       Holdings shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Holdings shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender") (or, pursuant to

Paragraph 1 hereof, in Secondary Securities). However, Holdings may pay principal and interest by its check payable in such U.S. Legal Tender or by wire transfer of federal funds (or, pursuant to Paragraph 1 hereof, in Secondary Securities). Holdings may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.     Paying Agent and Registrar.

       Initially, _____________________________________ (the "Trustee"), will act as Paying Agent and Registrar. Holdings may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Holdings or any Subsidiary may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.     Indenture.

       Holdings issued the Securities under an Indenture, dated as of ________ __, 1994 (the "Indenture"), between Holdings and the Trustee. This Security is one of a duly authorized issue of Securities of Holdings designated as its 13% Senior Subordinated Pay-in-Kind Debentures due 2006. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of Holdings limited in aggregate principal amount to $100,000,000, except for Secondary Securities and except as otherwise provided in the Indenture.

5.     Optional Redemption.

       The Securities may not be redeemed at the option of Holdings prior to ________ __, 1999. Thereafter, upon at least 30 days' but not more than 60 days' notice to the Holders, Holdings may redeem all or any of the Securities at any time at redemption prices equal to the applicable percentage of the principal amount thereof set forth below, plus accrued interest, if any, to the Redemption Date (as defined in the Indenture) if redeemed during the 12-month period beginning ________ __ of the years indicated below:

                                                                               Applicable
              Year                                                             Percentage
              ----                                                             ----------
              1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     106.500%
              2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104.875%
              2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     103.250%
              2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.625%
              2003 and thereafter . . . . . . . . . . . . . . . . . . . . .     100.000 %

       Notwithstanding the foregoing, prior to ________ __, 1997, Holdings may use the Net Proceeds (as defined in the Indenture) of an Initial Public Offering (as defined in the

Indenture) of Holdings or the Company [(or of Food 4 Less, Inc., to the extent Net Proceeds thereof are contributed as a capital contribution in exchange for Common Stock of Holdings)] to redeem up to 35% of the Securities at a redemption price equal to 110% of the principal amount thereof plus accrued interest, if any, to the date of redemption.

       In order to effect the foregoing redemption, Holdings shall send the notice required by Section 3.3 of the Indenture not later than 30 days after the Initial Public Offering Consummation Date (as defined in the Indenture).

6.     Notice of Redemption.

       Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

       Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Holdings defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.     Change of Control Offer.

       In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, Holdings shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.     Limitation on Disposition of Assets.

       Under certain circumstances Holdings is required to apply the net proceeds from Asset Sales to the repayment of Indebtedness of Holdings or any Subsidiary, to make Related Business Investments or to purchase in a Net Proceeds Offer at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest, if any, to the date of purchase, which shall in the aggregate equal the net proceeds required to be applied thereto. Holdings may credit against the principal amount of Securities to be acquired in a Net Proceeds Offer 100% of the principal amount of Securities acquired by Holdings through purchase, optional redemption, exchange or otherwise following consummation of the Asset Sale and surrendered for cancellation and not previously used as a credit against any other required payment pursuant to the Indenture.

9. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of Senior Indebtedness of Holdings whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder, by accepting a Security, agrees to such subordination and authorizes the Trustee to give it effect.

10.    Denominations; Transfer; Exchange.

       The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 (other than Secondary Securities which may be in denominations of less than $1,000). A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any transfer, registration or exchange, but Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to
Section 2.10, 3.6 or 9.5 of the Indenture.

11.    Persons Deemed Owners.

       The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.    Unclaimed Money.

       If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay the money back to Holdings at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.    Discharge Prior to Redemption or Maturity.

       If Holdings at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, Holdings will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

14.    Amendment; Supplement; Waiver.

       Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount, as the case may be, of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security. An amendment may not make any change that adversely affects the rights under Article 11 of the Indenture of any holders of Senior Indebtedness unless the holders of Senior Indebtedness consent to the change.

15.    Successors.

       When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.    Defaults and Remedies.

       If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.    Trustee Dealings with Holdings.

       The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with Holdings, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.    No Recourse Against Others.

       No stockholder, director, officer, employee or incorporator, as such, of Holdings shall have any liability for any obligation of Holdings under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.    Authentication.

       This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

20.    Governing Law.

       The Laws of the State of New York shall govern this Security and the Indenture.

21.    Abbreviations and Defined Terms.

       Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.    CUSIP Numbers.

       Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.    Indenture.

       Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

       Holdings will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: FOOD 4 LESS HOLDINGS, INC., c/o The Yucaipa Companies, 10000 Santa Monica Boulevard, Fifth Floor, Los Angeles, California 90067, Attn: Mark A. Resnik.

24.    Certain Information Obligations.

       To the extent permitted by applicable law or regulation, whether or not Holdings is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. Holdings shall file with the Trustee copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to the Indenture. At any time when

Holdings is not permitted by applicable law or regulations to file the aforementioned reports, Holdings shall furnish the Trustee and the Holders with the information that Holdings would have had to provide to the SEC if Holdings had been subject to Section 13 or 15(d) of the Exchange Act.

25.    Holdings Indebtedness.

       Each Holder acknowledges that Holdings is the sole obligor of the Securities and no Subsidiary of Holdings is a co-obligor or a guarantor of the Securities.

                              [FORM OF ASSIGNMENT]

I or we assign this Security to
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
  (Print or type name, address and zip code of assignee)

Please insert Social Security or other
  identifying number of assignee


_________________________________________


and irrevocably appoint _______________________ agent to transfer this Security on the books of Holdings. The agent may substitute another to act for him.


Dated:___________________         Signed:______________________________________




_______________________________________________________________________________
       (Sign exactly as your name appears on the front of this Security)

Signature Guarantee:___________________________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

       If you want to elect to have this Security purchased by Holdings pursuant to Section 4.14 or Section 4.15 of the Indenture, check the box:

Section 4.14 [   ] Section 4.15 [   ]


       If you want to elect to have only part of this Security purchased by Holdings pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount:


$

Date:_______________              Signature:___________________________________
                                            (Sign exactly as your name appears
                                             on the front of this Security)

Signature Guarantee:___________________________________________________________

                                   Exhibit B

                            Matters to be Covered in
                   Opinion of Counsel to Ralphs Supermarkets
                                    and EJDC


                 1. Each of Ralphs Supermarkets and EJDC has been duly incorporated and is validly existing and in good standing under the laws of its respective state of incorporation. Each of Ralphs Supermarkets and EJDC has corporate power and authority to own, lease and operate its properties, to conduct its business as presently conducted and to enter into the Agreement and (in the case of EJDC) the Registration Rights Agreement and perform its obligations thereunder, including without limitation, to consummate the Merger. Based solely on certificates from public officials, such counsel confirms that Ralphs Supermarkets is qualified to do business in the State of California.

                 2. The execution, delivery and performance of the Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action of Ralphs Supermarkets and EJDC, and the Agreement has been duly executed and delivered by each of them. The execution, delivery and performance of the Registration Rights Agreement has been duly authorized by all necessary corporate action of EJDC, and the Registration Rights Agreement has been duly executed and delivered by EJDC.

                 3. The Agreement constitutes a legally valid and binding obligation of Ralphs Supermarkets and EJDC, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or by general principles of equity, and subject to other customary exceptions and qualifications. The Registration Rights Agreement constitutes a legally valid and binding obligation of EJDC, enforceable against EJDC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or by general principles of equity, and subject to other customary exceptions and qualifications.

                 4. The execution and delivery of the Agreement by each of Ralphs Supermarkets and EJDC, the execution and delivery of the Registration Rights Agreement by EJDC, and the consummation of the Merger, do not, except as set forth in the Agreement or the schedules thereto: (i) to the knowledge of such counsel, without any independent investigation, violate any federal, state or local statute, rule or regulation applicable to either of them, (ii) violate the provisions of their respective Certificates of Incorporation or By-laws,
(iii) result in the breach of or a default under any indenture, note, loan agreement, mortgage, deed of trust, security agreement or other written agreement or instrument creating, evidencing or securing indebtedness of either of them for borrowed money, identified to such counsel by an officer of each of them as a material agreement (the "Material Agreements"), or under any court or administrative order, writ, judgment or decree specifically directed to either of them and identified to such counsel by an officer of each of them as material (the "Court Orders"), or (iv) to the knowledge of such counsel, without any independent investigation, require any consents, approvals, authorizations, registrations, declarations or filings by either of them under any federal, state or local statute, rule or regulation applicable to either of them, except where the failure to obtain such consents, approvals or authorizations, or to make such registrations, declarations or filings, would not have a material adverse effect on the business, assets, results of operation or financial condition of Ralphs Supermarkets and its subsidiaries, taken as a whole, or on the consummation of the Merger or the other transactions contemplated by the Agreement or the Registration Rights Agreement. No opinion is expressed herein as to the application of any antifraud laws, antitrust or trade regulation laws, federal or state securities laws, or the application for, or the transfer of, licenses or permits regarding the sale of alcoholic beverages, pharmaceutical products, lottery tickets, workers compensation self-insurance, food stamps, or WIC vouchers.

                 5. To the knowledge of such counsel, without any independent investigation, no action, suit or proceeding is pending or threatened against Ralphs Supermarkets or EJDC seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

                 6. Upon the filing of the certificate of merger referred to in the Agreement with the Secretary of State of the State of Delaware, the Merger will become effective in accordance with the Agreement and the GCL, and each issued and outstanding share of capital stock of Ralphs Supermarkets will be converted into the right to receive the Merger Consideration. Shareholders of Ralphs Supermarkets prior to the Effective Date are not entitled to, or have waived, any appraisal rights under the GCL.

                 7. Based solely on a review of the books and records of Ralphs Supermarkets and its subsidiaries, the authorized capital stock of Ralphs Supermarkets consists of 50,000,000 shares of common stock, par value $1.00 per share, of which 25,587,279.88971 shares are issued and outstanding immediately prior to the Effective Date, and except as set forth in the Agreement or the schedules thereto, to the knowledge of such counsel, without any independent investigation, there are no outstanding options, warrants, calls, subscriptions, convertible securities or other securities, or any other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, Ralphs Supermarkets or any subsidiary of Ralphs Supermarkets.

                 8. No facts have come to such counsel's attention which lead it to believe that the information with respect to EJDC contained in the Shelf Registration Statement or the related Prospectus (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein, as to which such counsel may express no opinion), on the date such Shelf Registration Statement became effective under the Securities Act, or on the date of the Prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 9. Upon consummation of the Merger and the other transactions contemplated by the Agreement to occur on the Closing Date, Ralphs Supermarkets and Ralphs Grocery will continue to be entitled to the benefits of the agreements described in Schedule 8.7 to the Agreement without the consent of the other parties thereto.

                 In addition, the following opinion will be delivered by Milbank, Tweed, Hadley & McCloy, special tax counsel to Ralphs:

                 10. The formation of Ralphs Supermarkets by Federated Stores, Inc. ("FSI"), the acquisition of the stock of Ralphs Grocery by Ralphs Supermarkets and the subsequent distribution of the Ralphs Supermarkets stock to the creditors of FSI pursuant to a plan of reorganization confirmed by the United States Bankruptcy Court for the Southern District of Ohio, Western Division on January 10, 1992, was a "qualified stock purchase" of the Ralphs Grocery stock for purposes of Section 338(d)(3) of the

Code. FSI as the consolidated selling group and Ralphs Supermarkets made valid elections under Section 338(h)(10) of the Code with respect to Ralphs Grocery and the acquisition of the Ralphs Supermarkets stock by the creditors of FSI pursuant to the FSI plan.

                 The foregoing opinions will be limited to matters of federal law, New York law and California law, and the corporate law of the respective states of incorporation of Ralphs Supermarkets and EJDC.

                                   Exhibit C

                            Matters to be Covered in
                   Opinion of Counsel to Selling Stockholders
                                Other than EJDC


                 1. The Selling Stockholder has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation. The Selling Stockholder has corporate power and authority to enter into the Agreement and the Registration Rights Agreement and perform its obligations thereunder.

                 2. The execution, delivery and performance of the Agreement and the Registration Rights Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action of the Selling Stockholder, and the Agreement and the Registration Rights Agreement have been duly executed and delivered by the Selling Stockholder.

                 3. The Agreement and the Registration Rights Agreement constitute legally valid and binding obligations of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or by general principles of equity, and subject to other customary exceptions and qualifications.

                 4. To the knowledge of such counsel, without any independent investigation, no action, suit or proceeding is pending or threatened against the Selling Stockholder seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

                 5. The Selling Stockholder is not entitled to, or has waived prior to the Effective Date, any appraisal rights under the GCL.

                                   Exhibit D

                            Matters to be Covered in
                    Opinion of Counsel to F4L, F4L Holdings
                              and F4L Supermarkets


                 1. Each of F4L, F4L Holdings and F4L Supermarkets has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation. Each of F4L, F4L Holdings and F4L Supermarkets has corporate power and authority to enter into the Agreement and perform its obligations thereunder, including without limitation, in the case of F4L Supermarkets, to consummate the Merger and to enter into the Registration Rights Agreement and the Consulting Agreement, and in the case of F4L Holdings, to enter into the Indenture and the Registration Rights Agreement and to issue the Debentures.

                 2. The execution, delivery and performance of the Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action of F4L, F4L Holdings and F4L Supermarkets, and the Agreement has been duly executed and delivered by each of them. The execution, delivery and performance of the Indenture and the Registration Rights Agreement and the issuance of the Debentures have been duly authorized by all necessary corporate action of F4L Holdings, and the Indenture and the Registration Rights Agreement have been duly executed and delivered by F4L Holdings. The execution, delivery and performance of the Registration Rights Agreement and the Consulting Agreement have been duly authorized by all necessary corporate action of F4L Supermarkets, and the Registration Rights Agreement and the Consulting Agreement have been duly executed and delivered by F4L Supermarkets.

                 3. The Agreement constitutes a legally valid and binding obligation of F4L, F4L Holdings and F4L Supermarkets, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or by general principles of equity, and subject to other customary exceptions and qualifications. The Indenture, the Registration Rights Agreement and the Debentures constitute legally valid and binding obligations of F4L Holdings, enforceable against F4L Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or by general principles of equity, and subject to other customary exceptions and qualifications. The Registration Rights Agreement and the Consulting Agreement constitute legally valid and binding obligations of F4L Supermarkets, enforceable against F4L Supermarkets in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or by general principles of equity, and subject to other customary exceptions and qualifications.

                 4. The execution and delivery of the Agreement by each of F4L, F4L Holdings and F4L Supermarkets, and the consummation of the Merger, do not, except as set forth in the Agreement or the schedules thereto: (i) to the knowledge of such counsel, without any independent investigation, violate any federal, state or local statute, rule or regulation applicable to any of them, (ii) violate the provisions of their respective Certificates of Incorporation or By-laws, (iii) result in the breach of or a default under any indenture, note, loan agreement, mortgage, deed of trust, security agreement or other written agreement or instrument creating, evidencing or securing indebtedness of any of them for borrowed money, identified to such counsel by an officer of each of them as a material agreement (the "Material Agreements"), or under any court or administrative order, writ, judgment or decree specifically directed to any of them and identified to such counsel by an officer of each of them as material (the

"Court Orders"), or (iv) to the knowledge of such counsel, without any independent investigation, require any consents, approvals, authorizations, registrations, declarations or filings by any of them under any federal, state or local statute, rule or regulation applicable to any of them.

                 5. The execution and delivery of the Indenture and the Registration Rights Agreement and the issuance of the Debentures by F4L Holdings do not, except as set forth in the Agreement or the schedules thereto:
(a) to the knowledge of such counsel, without any independent investigation, violate any federal, state or local statute, rule or regulation applicable to F4L Holdings, (b) violate the provisions of the Certificate of Incorporation or By-laws of F4L Holdings, (c) result in the breach of or a default under any Material Agreement of, or Court Order applicable to, F4L Holdings, or (d) to the knowledge of such counsel, without any independent investigation, require any consents, approvals, authorizations, registrations, declarations or filings by F4L Holdings under any federal, state or local statute, rule or regulation applicable to F4L Holdings.

                 6. The execution and delivery of the Registration Rights Agreement and the Consulting Agreement by F4L Supermarkets do not, except as set forth in the Agreement or the schedules thereto: (a) to the knowledge of such counsel, without any independent investigation, violate any federal, state or local statute, rule or regulation applicable to F4L Supermarkets, (b) violate the provisions of the Certificate of Incorporation or By-laws of F4L Supermarkets, (c) result in the breach of or a default under any Material Agreement of, or Court Order applicable to, F4L Supermarkets, or (d) to the knowledge of such counsel, without any independent investigation, require any consents, approvals, authorizations, registrations, declarations or filings by F4L Supermarkets under any federal, state or local statute, rule or regulation applicable to F4L Supermarkets.

                 7. The Yucaipa Companies has been duly formed and is validly existing and in good standing under the laws of the State of California. The Yucaipa Companies has partnership power and authority to enter into the Consulting Agreement and perform its obligations thereunder. The execution, delivery and performance of the Consulting Agreement have been duly authorized by all necessary partnership action of The Yucaipa Companies, and the Consulting Agreement has been duly executed and delivered by The Yucaipa Companies. The Consulting Agreement constitutes a legally valid and binding obligation of The Yucaipa Companies, enforceable against The Yucaipa Companies in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally or by general principles of equity, and subject to other customary exceptions and qualifications.

                 8. To the knowledge of such counsel, without any independent investigation, no action, suit or proceeding is pending or threatened against F4L, F4L Holdings or F4L Supermarkets seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

                 9. The Shelf Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Shelf Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened. The Indenture has been qualified under the TIA.

                 10. Such counsel has participated in conferences with officers and other representatives of F4L Holdings, and representatives of the independent public accountants for F4L Holdings, at which the contents of the Shelf Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Shelf Registration Statement or the Prospectus and has not made any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of F4L Holdings), no facts came to such counsel's attention that caused such counsel to believe that the information with respect to F4L Holdings contained in the Shelf Registration Statement, at the time such Shelf Registration Statement became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules and other financial and statistical data included in the Shelf Registration Statement or the Prospectus or incorporated therein or with respect to the Form T-1.

                 No opinion is expressed herein as to the application of any antifraud laws, antitrust or trade regulation laws, federal or state securities laws, or the application for, or the transfer of, licenses or permits regarding the sale of alcoholic beverages, pharmaceutical products, lottery tickets, workers compensation self-insurance, food stamps, or WIC vouchers.

                 The foregoing opinions will be limited to matters of federal law, New York law, California law and the Delaware GCL. Notwithstanding the fact that such counsel is opining as to the internal laws of the State of California, such counsel need express no opinion as to the enforceability under California law of provisions of any agreement selecting the law of another state to govern; however, if California law were to apply to the Indenture and the Debentures, the Indenture and the Debentures would not violate the usury laws of the State of California.

                                                                       EXHIBIT E

                        SENIOR SUBORDINATED PAY-IN-KIND
                            DEBENTURES PUT AGREEMENT


            SENIOR SUBORDINATED PAY-IN-KIND DEBENTURES PUT AGREEMENT (the "AGREEMENT"), dated as of ___________ __, 1994, by and between THE EDWARD J. DEBARTOLO CORPORATION, an Ohio corporation (the "SELLER"), and THE YUCAIPA COMPANIES, a California general partnership (the "BUYER").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of September __, 1994 (the "MERGER AGREEMENT"), by and among Ralphs Supermarkets, Inc., a Delaware corporation ("RALPHS SUPERMARKETS"), Food 4 Less, Inc., a Delaware corporation ("F4L"), Food 4 Less Holdings, Inc., a California corporation ("F4L HOLDINGS"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("F4L SUPERMARKETS"), the Seller and the other stockholders of Ralphs Supermarkets, F4L Supermarkets will merge (the "MERGER") with and into Ralphs Supermarkets and, as a result thereof, Ralphs Supermarkets will become a wholly owned subsidiary of F4L Holdings; and

            WHEREAS, the Seller is a shareholder of Ralphs Supermarkets and, pursuant to the Merger Agreement, will receive as a part of the consideration payable thereunder, $60,346,000 aggregate principal amount of 13% Senior Subordinated Pay-In-Kind Debentures Due 2006 (the "DEBENTURES") issued by F4L Holdings;

            WHEREAS, the Buyer is directly or indirectly a principal investor in F4L Supermarkets and F4L Holdings and will derive a material benefit from the Merger;

            WHEREAS, as an inducement to the Seller to consent to the transactions contemplated by the Merger Agreement, including the Merger, the Buyer is willing to purchase on the date of the consummation of the Merger (the "MERGER CLOSING DATE") up to $10,000,000 aggregate principal amount of Debentures from the Seller at a purchase price equal to 100% of the principal amount of the Debentures purchased plus accrued interest, if any, thereon to the Closing Date (as defined below); and

            WHEREAS, the Merger Agreement provides that the consummation of any purchase required hereunder of Debentures by the Buyer is a condition to the consummation of the Merger.

            NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               SALE AND PURCHASE

            SECTION 1.1.  Agreement to Purchase.

            On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, the Buyer (or such other purchaser as the Buyer shall designate in accordance with Section 5.3 hereof) will purchase from the Seller $10,000,000 aggregate principal amount of Debentures (such Debentures or such lesser amount set forth in the Purchase Notice being herein called the "SUBJECT DEBENTURES"); provided, however, that in a written notice (the "PURCHASE NOTICE") given to the Buyer at least one day prior to the Closing Date the Seller may indicate that the Seller (i) will not sell the Debentures on the Closing Date or (ii) will sell less than $10,000,000 aggregate principal amount of Debentures; and provided, further, that the Buyer shall not, under any circumstances, be obligated to purchase more than $10,000,000 aggregate principal amount of Debentures. On the Closing Date, the Seller shall sell, assign, transfer, convey and deliver to the Buyer the aggregate principal amount of Subject Debentures.

            SECTION 1.2.  Closing.

            The closing of such sale and purchase (the "CLOSING") shall take place at 10:00 A.M., Los Angeles time, on the Merger Closing Date, or at such other time and date as the parties hereto shall agree in writing (the "CLOSING DATE"), at the offices of Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071, or at such other place as the parties hereto shall agree in writing. At the Closing, the Seller shall deliver to the Buyer certificates representing the Subject Debentures accompanied by appropriate bond powers duly executed in blank. In full consideration and exchange for the Subject Debentures, the Buyer shall thereupon pay to the Seller the Purchase Price as provided in Section 1.3 hereof. The sale of the Subject Debentures hereunder is made without recourse or warranty of any kind (except as expressly provided in Article II).

            SECTION 1.3.  Purchase Price.

            The purchase price for the sale and transfer of the Subject Debentures shall be 100% of the aggregate principal amount thereof plus any accrued and unpaid interest, if any, on the Subject Debentures to the Closing Date in cash (the "PURCHASE PRICE"), which price is payable and deliverable in accordance with Section 1.4.

            SECTION 1.4.  Payment of Purchase Price.

            In payment for the Subject Debentures, the Buyer will pay to the Seller on the Closing Date the Purchase Price by wire transfer of immediately available Federal Funds to such account of the Seller as are set forth on
Schedule I hereto.





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

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

            The Seller represents and warrants to the Buyer:

            SECTION 2.1.  Corporate Organization.

            The Seller is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

            SECTION 2.2.  Title to the Subject Debentures.

            The Seller will have at the Closing valid title to all the Subject Debentures to be sold by it, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

            SECTION 2.3.  Authorization and Validity of Agreements.

            The execution and delivery of this Agreement and the performance of the Seller's obligations hereunder have been duly authorized by all necessary corporate action by the Board of Directors and, if required, the stockholders of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Seller and constitutes the valid and binding obligation of such Seller enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

            SECTION 2.4.  No Conflict or Violation.

            The execution, delivery and performance by the Seller of this Agreement do not and will not violate or conflict with any provision of the Certificate of Incorporation or by-laws (or equivalent documents) of the Seller and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which any of its properties or assets is subject.

            SECTION 2.5.  Consents and Approvals.

            The execution, delivery and performance of this Agreement on behalf of the Seller does not require the consent or approval of, or filing with, any government, governmental body or agency or other entity or person which will not have been made or obtained by the Closing Date.





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

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer hereby represents, warrants and agrees as follows:

            SECTION 3.1.  Partnership Organization.

            The Buyer is a partnership duly formed, validly existing and in good standing under the laws of the State of California, and has all requisite partnership power and authority to enter into and perform its obligations under this Agreement.

            SECTION 3.2.  Authorization and Validity of Agreement.

            The execution and delivery of this Agreement and the performance of the Buyer's obligations hereunder have been duly authorized by all necessary partnership action of the Buyer, and no other partnership proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

            SECTION 3.3.  No Conflict or Violation.

            The execution, delivery and performance by the Buyer of this Agreement do not and will not violate or conflict with any provision of the partnership agreement (or equivalent documents) of the Buyer and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its properties or assets is subject.

            SECTION 3.4.  Consents and Approvals.

            The execution, delivery and performance of this Agreement on behalf of the Buyer does not require the consent or approval of, or filing with, any government, governmental body or agency or other entity or person which will not have been made or obtained on or before the Closing Date.

            SECTION 3.5.  Availability of Funds.

            The Buyer will have funds to enable the Buyer to consummate the transactions consummated hereby.

            SECTION 3.6  Investment Intent.

            The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the Subject Debentures. The Buyer had the opportunity to ask questions of the officers and management employees of F4L and Ralphs





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

Supermarkets and to acquire additional information about the business, assets and financial condition of F4L and Ralphs Supermarkets. The Buyer confirms that it is not acquiring the Subject Debentures with a view toward any distribution thereof or with any present intention of selling any Subject Debentures in a transaction that would violate the Securities Act of 1933, as amended (the "SECURITIES ACT") or the securities laws of any state or other applicable jurisdiction. The Buyer acknowledges and agrees that the Subject Debentures may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act except pursuant to an exemption from such registration available under the Securities Act. The Buyer is an "accredited investor" as such term is defined under the Securities Act and the regulations thereunder.

            SECTION 3.7  No Additional Agreements.

            Neither the Buyer nor any of its affiliates has entered into any arrangement, agreement or understanding with any stockholder of Ralphs Supermarkets providing for the payment of any consideration to, or the conferring of any benefit on, such stockholder in connection with the Merger or any matter related thereto, other than as set forth in the Merger Agreement and the other agreements referred to therein, provided that F4L or its subsidiaries may offer the opportunity to stockholders of Ralphs Supermarkets to participate in the Financing (as defined in the Merger Agreement).


                                   ARTICLE IV

                          TERMINATION AND ABANDONMENT

            SECTION 4.1.  Methods of Termination.

            This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

            (a)  by the mutual written consent of the Buyer and the Seller;

            (b) automatically upon the termination of the Merger Agreement in accordance with its terms; or

            (c)  by the Seller at any time upon notice to the Buyer.

            SECTION 4.2.  Procedure Upon Termination.

            If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 5.2, 5.4, 5.5, 5.12, 5.13, 5.14 and 5.15.





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
                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

            SECTION 5.1. Survival of Provisions; Limitation of Claims Against Seller.

            The respective representations and warranties and covenants of each of the parties to this Agreement shall survive the Closing Date for the maximum period permitted by applicable law. In the event of a breach of any of such representations or warranties, the party to whom such representations or warranties have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

            THE BUYER AGREES THAT IT IS PURCHASING THE SUBJECT DEBENTURES WITHOUT RECOURSE OR WARRANTY OF ANY KIND, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE II HEREOF. THE BUYER ACKNOWLEDGES THAT IT HAS CONDUCTED ITS OWN INVESTIGATION INTO THE VALUE OF THE DEBENTURES OR THE BUSINESS, PROSPECTS AND CONDITION (FINANCIAL AND OTHER) OF RALPHS SUPERMARKETS, RALPHS GROCERY COMPANY, A DELAWARE CORPORATION ("RALPHS GROCERY"), F4L, F4L SUPERMARKETS AND F4L HOLDINGS, AND NEITHER THE SELLER NOR ANY OF ITS AGENTS OR REPRESENTATIVES HAS, DIRECTLY OR INDIRECTLY MADE AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATION OR WARRANTY TO THE BUYER IN RESPECT THERETO.
            THE BUYER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY OF THE SELLER OTHER THAN THOSE EXPRESSLY STATED HEREIN. THE BUYER ACKNOWLEDGES THAT, EXCEPT FOR THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT, THE SELLER HAS NO LEGAL OBLIGATION WHATSOEVER TO THE BUYER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BUYER HEREBY WAIVES ANY CLAIMS, WHETHER KNOWN OR UNKNOWN, THAT IT MAY HAVE AGAINST THE SELLER IN RESPECT OF THIS AGREEMENT AND THE SALE OF THE SUBJECT DEBENTURES EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE II.

            SECTION 5.2.  Publicity.

            Except as required by law, neither the Seller nor the Buyer shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other parties hereto prior to the issuance of any such press release or announcement.

            SECTION 5.3.  Successors and Assigns; No Third-Party Beneficiaries.

            This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. The Buyer may designate another person or entity to purchase the Debentures from Seller as contemplated herein; provided, however, that any such assignment or delegation by the Buyer of any of its obligations created under this Agreement shall not relieve the Buyer of its obligations hereunder without the prior written consent of the Seller. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement (except for its successors and





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

assigns), or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

            SECTION 5.4. Investment Bankers, Financial Advisors, Brokers and Finders.

            (a) The Seller represents and warrants to the Buyer that, except for Morgan Stanley & Co. Incorporated, it has not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby (it being understood that Ralphs Grocery and Ralphs Supermarkets have retained Peter J. Solomon & Company). The Seller agrees to indemnify and to defend and hold the Buyer harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against the Buyer by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Seller.

            (b) The Buyer represents and warrants to the Seller that it has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Buyer agrees to indemnify and to defend and hold the Seller harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against the Seller by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Buyer.

            SECTION 5.5.  Fees and Expenses.

            Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses of any nature whatsoever incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

            SECTION 5.6.  Notices.

            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, by facsimile transmission or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

            (a)     If to the Buyer, to:

                    The Yucaipa Companies
                    10000 Santa Monica Boulevard
                    Fifth Floor
                    Los Angeles, California  90067
                    Attention:       Mr. Mark A. Resnik
                    Telephone:       (310) 789-7200
                    Telecopy:        (310) 789-7201





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

                    with a copy to:

                    Latham & Watkins
                    633 West Fifth Street
                    Los Angeles, California 90067
                    Attn:    Thomas C. Sadler, Esq.
                    Telephone:       (213) 485-1234
                    Telecopy:        (213) 891-8763

            (b) If to the Seller, at its address set forth on Schedule I hereto, with a copy to such person, if any, set forth on Schedule I hereto, or to such other persons or at such other addresses as shall be furnished by the parties hereto by notice in accordance with the terms of this Section, and such notice or communication shall be deemed to have been given or made as of the date so delivered, faxed or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 5.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 5.6.

            SECTION 5.7.  Entire Agreement.

            This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations, warranties or covenants have been made in connection with this Agreement other than those expressly set forth herein or in the documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement.

            SECTION 5.8.  Waivers and Amendments.

            This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

            SECTION 5.9.  Severability.

            This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

            SECTION 5.10.  Titles and Headings.

            The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.





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
            SECTION 5.11.  Counterparts.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same Agreement.

            SECTION 5.12.  Arbitration.

            Any claim or controversy arising between the Seller and the Buyer under this Agreement may be decided by arbitration. Either the Seller or the Buyer may invoke arbitration under this Section 5.12 by notice to the other of the initial selection of an arbitrator and the filing of such notice with the American Arbitration Association (the "AAA"); provided, however, that in no event shall such notice be given if institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by any applicable statute of limitations or by this Agreement. Arbitration shall be held in New York City under the auspices of the AAA pursuant to the Commercial Arbitration Rules of the AAA, and shall be by three arbitrators independent of the parties to this Agreement selected from a list provided by the AAA. One of the arbitrators shall be appointed by the Seller. One of the arbitrators shall be appointed by the Buyer. The third arbitrator is to be selected by these two arbitrators before the beginning of the arbitration. If, however, any party fails to select an arbitrator within 15 days after receiving notice under this Agreement of an initial selection of an arbitrator by the other party, the party appointing the first arbitrator may also appoint the second arbitrator on behalf of the party who has failed to make the appointment. Should the two arbitrators appointed by the parties fail to agree upon the choice of a third arbitrator within 15 days after the appointment of a second arbitrator, the appointment shall be made by the AAA. Each party shall submit its case in writing to the arbitrators within one month of the constitution of the arbitration tribunal. The arbitrators are empowered to determine questions both of fact and of law, but shall to the maximum extent possible construe this Agreement strictly in accordance with its terms and conditions and the purposes and intents evinced thereby. Discovery shall be permitted under the same standards set forth in the Federal Rules of Civil Procedure. Whether a hearing shall be held or additional evidence accepted, and the rules governing any such hearing, shall be in the sole discretion of the arbitrators, subject to the AAA rules as they construe them. All decisions of the arbitrators shall be by majority vote. The arbitrators shall make their decision in writing at the earliest convenient date. The costs of arbitration, including the fees of the arbitrators, shall be in the discretion of the arbitrators, who may direct to and by whom and in what manner these costs or any part thereof shall be paid.

            To the maximum extent permitted by law, the decision of the arbitration tribunal shall be final and binding on the parties to this Agreement and not be subject to appeal. If a party against whom the arbitration tribunal renders an award fails to abide by such award, the other parties may bring an action to enforce the same in a court of competent jurisdiction.

            SECTION 5.13.  Convenience of Forum; Consent to Jurisdiction.

            The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such





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
courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in
Section 5.6.

            SECTION 5.14.  Enforcement of the Agreement.

            The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 5.15.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PROVISIONS THEREOF.


            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                             THE EDWARD J. DEBARTOLO CORPORATION


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title:


                                             THE YUCAIPA COMPANIES


                                             By:________________________________
                                                Name:
                                                Title:





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
                                                                      SCHEDULE I

                                     SELLER

ADDRESS AND ACCOUNT FOR PAYMENT

THE EDWARD J. DEBARTOLO CORPORATION

Bank Name: ________________________
ABA Number: _______________________
Account Number: ___________________

Address:

The Edward J. DeBartolo Corporation,
7620 Market Street
Youngstown, Ohio  44512
Attention: Mr. Tony Liberati
Telephone:  (216) 758-7292
Telecopy:  (216) 752-3598

      with a copy to:

      Willkie Farr & Gallagher
      One Citicorp Center
      153 East 53rd Street
      New York, New York 10022-4677
      Attention: William E. Hiller, Esq.
      Telephone: (212) 821-8000
      Telecopy:  (212) 821-8111





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
                                                                       EXHIBIT F


                              CONSULTING AGREEMENT


                 THIS CONSULTING AGREEMENT (the "Agreement") is made this ____ day of ________, 1994 between Food 4 Less Supermarkets, Inc., a Delaware corporation (the "Company") and The Edward J. DeBartolo Corporation, an Ohio corporation (the "Consultant").

                                R E C I T A L S:

                 WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of _______, 1994 (the "Merger Agreement"), by and among the Company, Food 4 Less, Inc., a Delaware corporation, Food 4 Less Holdings, Inc., a California corporation, Ralphs Supermarkets, Inc., a Delaware corporation ("Supermarkets") and the stockholders of Supermarkets, the Company will merge with and into Supermarkets (the "Merger");

                 WHEREAS, as a result of the Merger, Supermarkets will assume all of the liabilities of the Company, including the liabilities of the Company hereunder; and

                 WHEREAS, the Company wishes to obtain the technical and advisory services of the Consultant as more particularly described below and the Consultant is willing to provide such services on the terms and for the consideration set out below.

                 NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

                 SECTION 1. Appointment. The Company hereby appoints (the "Appointment") the Consultant and the Consultant hereby agrees to serve the Company in the capacity of a consultant to the business of the Company. The Appointment shall be deemed to commence on the Effective Date (as defined in Section 9 hereof) and shall terminate on _________, 1999 [five years from the Effective Date] (the "Term").

                 SECTION 2. Duties. During the Term, the Consultant shall, as and when reasonably requested by the Company from time to time, act as a consultant and render its assistance and participation, giving the full benefit of the knowledge and expertise of its employees and agents in the real estate and general commercial matters described on Schedule I hereto. The Consultant shall have sole discretion to select which of its employees or agents shall render services hereunder (any such employees or agents so selected are referred to herein as the "representatives"). Nothing in this Agreement shall obligate the Consultant (or its representatives) to provide any services which are in conflict with the obligations of the Consultant (or its representatives) under any non-competition agreement between the Consultant (or its representatives) and DeBartolo Realty Corporation, an Ohio corporation ("DRC"). In no event shall the Consultant (or any of its representatives) be deemed, or be obligated to perform duties as, an employee, a manager, executive or director of the Company or any of its subsidiaries, and the services of each of the Consultant and its representatives shall at all times be performed as an independent contractor pursuant to this Agreement. In the event that the attendance by representatives of the Consultant at any meeting is desired by the Company, the Company shall furnish such representatives with reasonable advance notice. The Company acknowledges that the Consultant's representatives will take vacation at various times and that certain of such representatives are officer(s) or director(s) of the Consultant, DRC, DeBartolo, Inc., an Ohio corporation and other corporations and partnerships, which will require advance scheduling of such representatives' attendance at meetings.

                 SECTION 3. Time Spent. At the reasonable request of the Company, the Consultant's representatives shall devote a reasonable amount of time to serve the Company in the capacity of consultant, as shall be determined by mutual agreement of the parties and in a manner which will not conflict with such representatives' other activities described in the last sentence of
Section 2(a), provided that in no event shall any representatives of the Consultant be required to devote more than fifteen (15) hours per month (in the aggregate for all such representatives) in service to the Company hereunder.

                 SECTION 4. Compensation. (a) In consideration for the services of Consultant hereunder, the Company shall pay the Consultant a fee of $12,500,000 (the "Consulting Fee"). Except as otherwise provided in paragraph
(b) of this Section 4, the Consulting Fee shall be payable as follows: (i) on the Effective Date, the Company shall pay the Consultant $2,500,000, and (ii) on each anniversary of the Effective Date, commencing on the first anniversary of the Effective Date and through and including the fourth anniversary of the Effective Date, the Company shall pay, on each such anniversary date, the Consultant $2,500,000 per annum.

                 (b) Notwithstanding the provisions of Section 4(a) above, the Consulting Fee, at the election of the Consultant or the Company made at or prior to the Effective Date, shall be entirely due and payable to the Consultant on the Effective Date in an amount equal to $9,000,000.

                 (c) No portion of the Consulting Fee shall be treated by the Company as subject to wage withholding or other taxes on withholdings imposed on compensation paid to employees.

                 SECTION 5. Expenses. The Consultant shall be reimbursed for all reasonable out-of-pocket expenses incurred or paid by the Consultant or its representatives during the Term and in the performance of the Consultant's services under this Agreement. Such expenses shall be reimbursed promptly following receipt by the Company of expense reports with accompanying supporting documentation in detail reasonably acceptable to the Company.

                 SECTION 6. Termination. The Consultant shall have the right to terminate the Consultant's retention hereunder upon thirty (30) days' prior written notice to the Company. Upon termination hereunder, the Consultant shall be entitled to receive (i) reimbursement under this Agreement for expenses incurred prior to the date of termination and (ii) any Consulting Fee earned and accrued under this Agreement.

                 SECTION 7. Relationship Between the Parties. Nothing in this Agreement shall be taken to imply any relationship of partnership, agency or employer and employee between the Company and the Consultant.

                 SECTION 8. General. This Agreement is further governed by the following provisions:

                 (a) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, three business days after the date of deposit in the United States mails as follows:

         To the Consultant:

                      The Edward J. DeBartolo Corporation
                      7620 Market Street
                      Youngstown, Ohio  44513
                      Attention:  Secretary
                      Telephone:  (216) 758-7292
                      Telecopier: (216) 758-3598

         To the Company:

                      Food 4 Less Supermarkets, Inc.
                      c/o The Yucaipa Companies
                      10000 Santa Monica Boulevard
                      Fifth Floor
                      Los Angeles, California  90067
                      Attention:  Mark A. Resnik, Esq.
                      Telephone:  (310) 789-7200
                      Telecopier: (310) 789-7201


or to such other address or to such other person as the Company or the Consultant shall have last designated by notice to the other party.

                 (b) Parties in Interest. This Agreement shall be non-delegable and non-assignable, binding upon, and inure to the benefit of the Consultant, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business or assets of the Company by merger, consolidation, purchase of assets or otherwise.

                 (c) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and no representation, promise, inducement or statement of intention relating to the relationship contemplated by this Agreement has been made by any party which is not set forth in this Agreement.

                 (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. In interpreting the provisions of this Agreement, no presumption shall attach against the party responsible for preparing and drafting this Agreement.

                 (e) Severability. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                 (f) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 (g) Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof.

                 (h) Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                 (i) Arbitration. Any claim or controversy arising between the Company and the Consultant under this Agreement may be decided by arbitration. Either the Company or the Consultant may invoke arbitration under this Section 8(i) by notice to the other of the initial selection of an arbitrator and the filing of such notice with the American Arbitration Association (the "AAA"); provided, however, that in no event shall such notice be given if institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by any applicable statute of limitations or by this Agreement. Arbitration shall be held in New York City under the auspices of the AAA pursuant to the Commercial Arbitration Rules of the AAA, and shall be by three arbitrators independent of the parties to this Agreement selected from a list provided by the AAA. One of the arbitrators shall be appointed by the Company. One of the arbitrators shall be appointed by the Consultant. The third arbitrator is to be selected by these two arbitrators before the beginning of the arbitration. If, however, any party fails to select an arbitrator within 15 days after receiving notice under this Agreement of an initial selection of an arbitrator by the other party, the party appointing the first arbitrator may also appoint the second arbitrator on behalf of the party who has failed to make the appointment. Should the two arbitrators appointed by the parties fail to agree upon the choice of a third arbitrator within 15 days after the appointment of a second arbitrator, the appointment shall be made by the AAA. Each party shall submit its case in writing to the arbitrators within one month of the constitution of the arbitration tribunal. The arbitrators are empowered to determine questions both of fact and of law, but shall to the maximum extent possible construe this Agreement strictly in accordance with its terms and conditions and the purposes and intents evinced thereby. Discovery shall be permitted under the same standards set forth in the Federal Rules of Civil Procedure. Whether a hearing shall be held or additional evidence accepted, and the rules governing any such hearing, shall be in the sole discretion of the arbitrators, subject to the AAA rules as they construe them. All decisions of the arbitrators shall be by majority vote. The arbitrators shall make their decision in writing at the earliest convenient date. The costs of arbitration, including the fees of the arbitrators, shall be in the discretion of the arbitrators, who may direct to and by whom and in what manner these costs or any part thereof shall be paid.

                 To the maximum extent permitted by law, the decision of the arbitration tribunal shall be final and binding on the parties to this Agreement and not be subject to appeal. If a party against whom the arbitration tribunal renders an award fails to abide by such award, the other parties may bring an action to enforce the same in a court of competent jurisdiction.

                 (j) Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8(a).

                 SECTION 9. Effective Date. This Agreement shall become effective upon consummation (the "Effective Date") of the Merger. In the event that the Effective Date shall not occur, this Agreement shall be of no force or effect.


                 IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                         FOOD 4 LESS SUPERMARKETS, INC.




                         By:______________________________
                            Name:
                            Title:


                         THE EDWARD J. DEBARTOLO CORPORATION





                         By:______________________________
                            Name:
                            Title:

                                  SCHEDULE I


                           Description of Services

                                  Exhibit G



===============================================================================




                        REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF _____ __, 1994

                                 BY AND AMONG

                          FOOD 4 LESS HOLDINGS, INC.

                        FOOD 4 LESS SUPERMARKETS, INC.

                                     AND

                  THE HOLDERS OF THE 13% SENIOR SUBORDINATED
                       PAY-IN-KIND DEBENTURES DUE 2006
                        OF FOOD 4 LESS HOLDINGS, INC.



===============================================================================

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

   1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .     1

   2.  Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

   3.  Shelf Registration . . . . . . . . . . . . . . . . . . . . . .     4

   4.  Liquidated Damages.  . . . . . . . . . . . . . . . . . . . . .     5

   5.  Hold-Back Agreements . . . . . . . . . . . . . . . . . . . . .     6


   6.  Representations and Warranties of Selling
       Debentureholders, the Company and F4L Supermarkets . . . . . .     7


   7.  Registration Procedures  . . . . . . . . . . . . . . . . . . .     9

   8.  Registration Expenses  . . . . . . . . . . . . . . . . . . . .    15

   9.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . .    16

   10.   Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . .    19

   11.   Participation in Underwritten Registrations  . . . . . . . .    19

   12.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .    20


                 This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of _______ __, 1994, by and among Food 4 Less Holdings, Inc., a California corporation (the "Company"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("F4L Supermarkets") and the holders of the Company's 13% Senior Subordinated Pay-in-Kind Debentures due 2006 identified in the signature pages hereto (the "Selling Debentureholders").

                 This Agreement is made pursuant to the Merger Agreement, dated as of September __, 1994 (the "Merger Agreement"), by and among the Company, the Selling Debentureholders, Food 4 Less, Inc., a Delaware corporation ("Food 4 Less"), F4L Supermarkets and Ralphs Supermarkets, Inc., a Delaware corporation, pursuant to which the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Merger Agreement. As a result of the Merger contemplated by the Merger Agreement, F4L Supermarkets will merge into Ralphs Supermarkets, Inc. which will assume all of the liabilities of F4L Supermarkets, including the liabilities of F4L Supermarkets hereunder.

                 The parties hereby agree as follows:

                 1.       Definitions

                 Capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Advice:  As defined in the last paragraph of Section 7 hereof.

                 Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are not required to be open (a "Legal Holiday"). If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 Company:  As defined in the preamble hereto.

                 Damages Payment Date:  Each ________________ and
________________, or, if any such day is not a Business Day, on the next succeeding Business Day.

                 Debentures: The 13% Senior Subordinated Pay-in-Kind Debentures due 2006 being issued pursuant to the Indenture and sold pursuant to the Merger Agreement in an initial aggregate principal amount of $100,000,000, and any Secondary Securities issued pursuant to the Indenture, as the Debentures may be amended or supplemented from time to time in accordance with the terms of the Indenture, and any debt securities issued in exchange or substitution for the Debentures.

                 Effectiveness Period:  As defined in Section 3(a).

                 Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                 F4L Supermarkets:  As defined in the preamble hereto.

                 Holder or holder: Any Person that owns any Registrable Securities.

                 Indenture: The Indenture dated as of ___________, 1994 between the Company and _______, as trustee, pursuant to which the Debentures are being issued, as the same may be amended from time to time in accordance with the terms thereof.

                 Initial Shelf Registration Statement: As defined in Section 3(a) hereof.

                 Lender:  As defined in Section 12(e).

                 Liquidated Damages Amount Due:  As defined in Section 4(b).

                 Merger Agreement:  As defined in the preamble hereto.

                 NASD:  National Association of Securities Dealers, Inc.

                 90-Day Periods:  As defined in Section 5(c).

                 Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Prospectus: The prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                 Registrable Securities: All Debentures originally issued to the Selling Debentureholders; provided that a Debenture ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

                 Registration Default:  As defined in Section 4(a) hereof.

                 Registration Expenses:  As defined in Section 8 hereof.

                 SEC:  The Securities and Exchange Commission.

                 Secondary Securities: Additional Debentures issued pursuant to the terms of the Indenture for the payment of interest on the Debentures.

                 Securities Act: The Securities Act of 1933, as amended from time to time.

                 Selling Debentureholder:  As defined in the preamble hereto.

                 Shelf Registration Statement: The Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement, including the Prospectus, amendments and supplements to any such Shelf Registration Statement, any post-effective amendments, all exhibits and all material incorporated by reference in any such Shelf Registration Statement.

                 Subsequent Shelf Registration Statement:  As defined in
Section 3(b).

                 Transfer Restricted Securities: The Debentures until distributed to the public pursuant to an effective registration statement or distributed to the public pursuant to Rule 144 under the Securities Act; provided that a security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

                 underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 2.       Legends

                 Upon original issuance thereof, and until such time as the same is no longer a Transfer Restricted Security, each certificate evidencing the Debentures (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR
         (B) IF THE COMPANY HAS BEEN FURNISHED WITH A WRITTEN

         OPINION OF COUNSEL THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
         SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS."

                 If any Selling Debentureholder desires to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Debentures (other than pursuant to an effective registration statement under the Securities Act), such Selling Debentureholder shall deliver to the Company a written opinion of counsel (who may be in-house or special counsel), reasonably satisfactory in form and substance to the Company, that an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

                 3.       Shelf Registration

                 (a) Initial Shelf Registration Statement. The Company has filed a "shelf" registration statement on Form S-1 (No. 33- _____) pursuant to Rule 415 under the Securities Act (the "Initial Shelf Registration Statement") relating to the resale by the Holders of all the Transfer Restricted Securities. The Initial Shelf Registration Statement was declared effective by the SEC on _________, 1994 and the Indenture has been qualified under the Trust Indenture Act. The Company agrees to use its best efforts to keep the Initial Shelf Registration Statement continuously effective for a period of three years following the Closing Date, as such period may be extended pursuant to the terms of this Agreement or such shorter period (in either case, the "Effectiveness Period") which will terminate (i) when all the Registrable Securities covered by the Initial Shelf Registration Statement have been sold pursuant thereto; or (ii) at the Company's election on any date on or after January 1, 1997 if, as of such date, less than $5,000,000 aggregate principal amount of Debentures remain outstanding as Transfer Restricted Securities, provided that the Company shall deliver 60 days advance written notice to each Holder of any such election to terminate early the Effectiveness Period under this clause (ii); or (iii) when a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act and all of the Registrable Securities have been sold pursuant thereto.

                 (b) Subsequent Shelf Registration Statement. If the Initial Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than at the request of the Company or because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause it to be declared effective as soon as practicable after such filing and to keep it continuously effective for a period equal to the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously effective.

                 (c) Supplements and Amendments. The Company shall supplement and amend any Initial or Subsequent Shelf Registration Statement if required by the policies, rules, regulations or instructions applicable to the registration form used by the Company, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Shelf Registration Statement or by any underwriter of such Registrable Securities.

                 4.       Liquidated Damages.

                 (a) Each of the Company and the Selling Debentureholders acknowledge that the Holders of Registrable Securities will suffer damages if the effectiveness of the Shelf Registration Statement is not maintained during the Effectiveness Period. Accordingly, if (i) prior to the end of the Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Shelf Registration Statement or the Shelf Registration Statement shall cease to be effective or (ii) the Company notifies or is required to notify the selling Holders of Registrable Securities pursuant to
Section 7(b)(6) (provided that there shall be excluded for purposes of this clause (a)(ii): a notice under Section 7(b)(6) if (A) the Company has delivered a supplemented or amended Prospectus contemplated by Section 7(k) hereof or an Advice within ten Business Days after receipt of such notice or after such requirement arises or (B) such notice under Section 7(b)(6) relates solely to a transaction of the type described in Section 5(c) hereof) (any of the events described in the foregoing clauses (i) or (ii) being referred to herein as a "Registration Default"), then the Company hereby agrees to pay liquidated damages to each Holder of Registrable Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Registrable Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Registrable Securities with respect to each subsequent 90-day period up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Registrable Securities; provided, however, that such liquidated damages will cease to accrue on the date on which (A) the applicable Shelf Registration Statement is no longer subject to an order suspending the effectiveness thereof or a new Subsequent Shelf Registration Statement is declared effective, with respect to liquidated damages for the failure to remain effective or (B) a notice issued, or required to be issued, pursuant to

Section 7(b)(6) is no longer effective or required to be effective with respect to liquidated damages payable pursuant to clause (ii) above.

                 (b) The Company shall notify the Indenture trustee within five business days after any Registration Default. The Company shall pay the liquidated damages amount due on the Registrable Securities (the "Liquidated Damages Amount Due") by depositing with the Indenture trustee, in trust, for the benefit of the Holders thereof, on or before the applicable Damages Payment Date, immediately available funds in sums sufficient to pay the Liquidated Damages Amount Due. The Liquidated Damages Amount Due shall be payable on the Damages Payment Date, to the Persons who are registered Holders of Debentures at the close of business on the _______ or _______ preceding each Damages Payment Date, by federal funds check mailed to such holders' registered address or by wire transfer of immediately available funds. Each obligation to pay liquidated damages shall be deemed to accrue on the date of the Registration Default. The parties hereto agree that the liquidated damages provided for in this Section 4 constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to remain effective in accordance with this
Section 4. Liquidated damages will be computed on the basis of a 360-day year of twelve 30-day months.

                 All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive (although such obligations shall not continue to accrue) until such time as all such obligations with respect to such security shall have been satisfied in full.

                 5.       Hold-Back Agreements.

                 (a) Each Holder of Registrable Securities whose Registrable Securities are covered by the Shelf Registration Statement agrees not to (i) effect any public sale or distribution of the Debentures pursuant to the Shelf Registration Statement or (ii) otherwise conduct marketing activities with respect to the Debentures which marketing activities would impair or interfere with F4L Supermarkets' marketing activities with respect to debt securities comprising any portion of the Financing, in either case during the period commencing on the Closing Date and ending on the 90th day following the Closing Date.

                 (b) Each Holder whose Transfer Restricted Securities are covered by a Shelf Registration Statement agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of the Debentures or any other securities of any issue being registered or a similar security or any securities convertible or exchangeable or exercisable for such securities including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten registration), during the 10-day period prior to, and ending 30 days after, the closing date of each underwritten offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

                 (c) Each Holder agrees, upon a request of the Company made after June 30, 1996 (which date shall be extended by each day for which liquidated damages are payable pursuant to Section 4 hereof) in writing and delivered with at least five days' prior notice, not to effect any public sale or distribution of the Debentures or otherwise conduct marketing activities with respect to the Debentures for a period not to exceed 90 days (the "90-Day Period") if the Company, Food 4 Less, or any subsidiary proposes to make a securities offering, material acquisition or engage in any other material corporate transaction not in the ordinary course of business, if the Board of Directors of the Company determines in good faith as evidenced by a resolution of the Board of Directors that the continuation of public sales or a distribution or other marketing activities would adversely affect the Company's ability to complete such other transactions. Holders will be subject to the requirements of this subparagraph only during the period commencing on June 30, 1996 (as so extended, if applicable) and ending on the last day of the Effectiveness Period, provided, however, that the Company shall not be permitted to designate more than two such 90-Day Periods and the Effectiveness Period will be extended by such number of days equal to the number of days the Holders were subject to the requirements of this subparagraph.

                 (d) Subject to the Company's prior request to Holders pursuant to Section 5(c), the Company agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of any of the issue being registered or a similar security or any securities convertible or exchangeable or exercisable for such securities (other than bank borrowings, obligations of the Company with respect to trade debt and other debt incurred by the Company in the ordinary course of business), during the 10-day period prior to, and ending 30 days after, the closing date of each underwritten offering made pursuant to a Shelf Registration Statement, to the extent timely requested in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms).

                 (e) Nothing in this Section shall prohibit any pledge, transfer or assignment permitted by Section 12(e).

                 6. Representations and Warranties of Selling Debentureholders, the Company and F4L Supermarkets

                 (a) Each Selling Debentureholder hereby represents and warrants, severally and not jointly, to the Company and F4L Supermarkets (in each case only as to such Selling Debentureholder and not as to any other Selling Debentureholder) as follows:

                          (i) Such Selling Debentureholder is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution and delivery of this Agreement, the performance of such Selling Debentureholder's obligations hereunder, and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Selling Debentureholder. This Agreement has been duly executed and delivered by such Selling Debentureholder, and, assuming the due execution hereof by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such Selling Debentureholder, enforceable against such Selling Debentureholder in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law); and

                          (ii) Such Selling Debentureholder is purchasing the Debentures for its own account (or on behalf of managed accounts that are purchasing for their own accounts) in the ordinary course of business for investment, and with no intention or agreement or understanding with any Person to distribute or resell said Debentures or any part thereof or to participate in any such distribution or resale in any transaction that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to their right at all times to sell or otherwise dispose of all or any part of said Debentures pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and other applicable state securities laws and subject, nevertheless, to the disposition of such holder's being at all times within such Person's control.

                 (b) Each of the Company and F4L Supermarkets hereby represents and warrants to the Selling Debentureholders as follows:

                          (i) Each of the Company and F4L Supermarkets is duly incorporated, validly existing and in good standing under the laws of its state of incorporation. The execution and delivery of this Agreement, the performance of the Company's or F4L Supermarkets' obligations hereunder and the transactions contemplated hereby have been duly authorized by the board of directors of each of the Company and F4L Supermarkets. This Agreement has been duly executed and delivered by each of the Company and F4L Supermarkets, and, assuming the due execution hereof by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of each of the Company and F4L Supermarkets, enforceable against the Company and F4L Supermarkets in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting




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
         creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law).

                 7.       Registration Procedures

                 In connection with the Company's Shelf Registration Statement obligations pursuant to Section 4 hereof, the Company will use its best efforts to effect such registration to permit the sale of Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto and in connection therewith the Company will:

                 (a) prepare and file with the SEC such post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

                 (b) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly (but in any event within five Business Days), and (if requested by any such Person) confirm such advice in writing, (1) when any Prospectus supplement or post-effective amendment has been filed, and, with respect to or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement contemplated by paragraph (n) below cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference so that, in the case of such Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (c) use its best efforts to obtain the withdrawal of any order suspending the effectiveness or the qualification or exemption from qualification of the Shelf Registration Statement or the Registrable Securities at the earliest possible moment;

                 (d) at least three Business Days prior to the filing of the same with the SEC, furnish to each underwriter, if any, and each of the selling Holders who beneficially own more than five percent (in principal amount) of the outstanding Debentures, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including, upon request, all documents incorporated by reference into such Shelf Registration Statement), other than any amendment or supplement which differs from the Shelf Registration Statement or Prospectus amended or supplemented thereby only in that it contains additions to, or changes in, the listing of Holders of Transfer Restricted Securities which are selling securities thereunder, or contains updated financial statements and related information (provided that copies of such amended or supplemented Shelf Registration Statement or Prospectus shall be furnished to such selling Holders of more than five percent (in principal amount) of the outstanding Debentures), which documents will be subject to the review and comment of such Holders and underwriter, if any, and make the Company's and F4L's representatives available for discussion of such documents and other customary due diligence matters; and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Holders of a majority in principal amount of the Registrable Securities or the underwriter, if any, shall reasonably object within two Business Days after the receipt thereof, except for such amendments or supplements which counsel for the Company shall advise are required to be filed to comply with applicable law. The objection of the selling Holders or underwriter, if any, shall be deemed reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act. Notwithstanding anything to the contrary contained herein, no Registration Default shall be deemed to have occurred under Section 4(a)(ii) hereof if the Company has complied or been prepared to comply with all deadlines set forth therein, but has been prevented from filing any amendment or supplement solely because of a good faith disagreement between the Company and a majority of the selling Holders or the underwriter, if any, under this subsection (d) regarding the existence of a material misstatement or omission or failure to comply with the Securities Act;

                 (e) if requested by the managing underwriter or underwriters or the holders of a majority in aggregate principal amount of Registrable Securities being sold




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
in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or such holders request should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after receiving notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any actions under this Section 7(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

                 (f) furnish to each selling holder of Registrable Securities who so requests and each managing underwriter, if any, without charge, one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and shall furnish only to the counsel of such holders and each managing underwriter, without change, one copy of all documents incorporated therein by reference and all exhibits;

                 (g) deliver to each selling holder of Registrable Securities and the underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and, subject to the penultimate paragraph of this Section 7, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                 (h) prior to any public offering of Registrable Securities, to use its best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder or managing underwriter reasonably requests in writing and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                 (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least five business days prior to any other such sale;

                 (j) use its best efforts to cause the Registrable Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Shelf Registration Statement and the granting of such approvals;

                 (k) upon the occurrence of any event contemplated by paragraph (b)(6) above, as promptly as practicable prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

                 (l) cause all Registrable Securities covered by the Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                 (m) cause the Registrable Securities covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the holders of a majority in aggregate principal amount of such Registrable Securities or the managing underwriters, if any;

                 (n) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for all Registrable Securities and provide the Indenture trustee with printed certificates for the Registerable Securities which are in a form eligible for deposit with the Depository Trust Company;

                 (o) in connection with not more than two underwritten offerings of Registrable Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter in order to expedite or facilitate the disposition of such Registrable Securities and in such connection (1) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings with respect to the business of the Company and the Shelf Registration Statement; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters); (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 9 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the managing underwriters to evidence compliance with clause (h) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement (subject to the Holders' agreement that the Company not be required to assist in more than two such underwritings), as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (o)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                 (p) make available for inspection by a representative of the holders of the Registrable Securities being sold (such representative to be selected by the holders of a majority in principal amount of the Registrable Securities being sold), any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such representative or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Shelf Registration Statement; provided that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or such information has otherwise become public, and without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

                 (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (2) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods;

                 (r) cooperate with the trustee under the Indenture and the holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to continue to be qualified in accordance with the terms of the Trust Indenture Act and execute, and use its best efforts to cause the trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to continue to be so qualified in a timely manner; and

                 (s) make its appropriate representatives of management available, upon the reasonable request of the Holders of a majority of the Registrable Securities, but in no event upon less than 30 days' notice (or 15 days' notice if at least 30 days' notice of a possible need to make management available shall have been given), for a period not to exceed five days for a road show in connection with the placement or underwritten offering of the Registrable Securities by an underwriter. The Company will only be obligated under this Section 7(s) with respect to one actual road show. The Company will also make representatives of management available for conference calls in connection with any public offering upon reasonable advance notice.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                 Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 7(b)(3), 7(b)(5) or 7(b)(6) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(k) hereof or the Advice.

                 8.       Registration Expenses

                 (a) All expenses incident to the Company's and F4L Supermarkets' performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority in aggregate principal amount of the Registrable Securities being sold may designate), printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and for the sellers of the Registrable Securities (subject to the provisions of Section 8(b) hereof) and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company and the Selling Debentureholders), securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company, regardless of whether the Shelf Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

                 (b) In connection with the Shelf Registration Statement hereunder, the Company will reimburse the holders of Registrable Securities being registered in such




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

registration for the reasonable fees and disbursements of not more than one firm of counsel for all holders of Registrable Securities chosen by the holders of a majority in principal amount of such Registrable Securities.

                 9.       Indemnification

                 (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, the officers, directors and employees of each of them and each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the partners, representatives, agents, officers, directors and employees of each such controlling person, and any underwriters participating in the distribution against all losses, claims, damages, liabilities and reasonable expenses (including reasonable attorneys' fees (and, any other expenses reasonably incurred by any underwriter or any such controlling person in connection with defending or investigating any action or claim)) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon information furnished in writing to the Company by such indemnified party or the related Holder of Registrable Securities expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (a) such indemnified party or the related Holder of Registrable Securities failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting such loss, claim, damage, liability or expense and (b) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (a) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus delivered to the indemnified party prior to the sale of Registrable Securities and (b) such indemnified party or the related Holder of Registrable Securities thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (a) such untrue statement or alleged untrue statement, omission or alleged omission is contained in a Prospectus or an amendment or supplement thereto




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

which is the subject of a notice delivered by the Company pursuant to, and in accordance with, Sections 7(b)(3), 7(b)(5) or 7(b)(6), and (b) to the extent that such losses arise out of the breach by such indemnified party or the related Holder of Registrable Securities of the obligations of such indemnified party or the related Holder of Registrable Securities contained in the penultimate paragraph of Section 7.

                 (b) Indemnification by Holder of Registrable Securities. In connection with each Shelf Registration Statement in which a Holder of Registrable Securities is participating, an authorized officer of such Holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Shelf Registration Statement or Prospectus and each such Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company and its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), the directors, officers and employees of such controlling persons and any underwriters participating in the distribution against all losses, claims, damages, liabilities and reasonable expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Shelf Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for use in such Shelf Registration Statement or Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Shelf Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which




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
case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                 (d) Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any losses in respect of which this
Section 9 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 9(a) or 9(b) was available to such party.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 9(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (e) The indemnity, contribution and expense reimbursement obligations under this Section 9 shall be in addition to any liability each indemnifying party may otherwise have; provided that any payment made by the Company which results in the indemnified party receiving from any source(s) indemnification, contribution or reimbursement for an amount in excess of the actual loss, liability or expense incurred by such indemnified party, shall be refunded to the Company by the indemnified party receiving such excess payment.

                 10.      Rule 144

                 The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (as if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act whether or not it is so subject) and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                 11.      Participation in Underwritten Registrations

                 If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of such Registrable Securities included




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
in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

                 In the event any Debentureholder proposes to sell Registrable Securities covered by the Shelf Registration Statement in an underwritten offering, it will so notify the Company and provide the Company with the information to be included in the notice to be given by the Company hereinafter set forth. Promptly (and in any event within two (2) Business Days) after receipt of such notice, the Company will give written notice to each other Holder of Registrable Securities of (i) the name of the proposing Holder, (ii) the principal amount of Registrable Securities proposed to be sold by such proposing Holder, and (iii) the right of each other Holder to elect to have all or a portion of the Registrable Securities owned by such Holder included in such underwritten offering by notifying the Company and the proposing Holder of such election (and specifying the principal amount of Registrable Securities to be so included) within ten (10) Business Days after receipt of such notice from the Company. A Holder making such an election on a timely basis shall be entitled to have the aggregate principal amount of Registrable Securities specified in such election included in the underwritten offering; provided, however, that, if the managing underwriter advises the participating Holders in writing that marketing factors require a limitation of the principal amount of Registrable Securities to be underwritten, the amount of Registrable Securities that may be included in the underwriting shall be so limited and shall be allocated among the participating Holders pro rata in accordance with the aggregate principal amount of Registrable Securities proposed to be included in the underwritten offering by the participating Holders.

                 No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 11 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                 12.      Miscellaneous

                 (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and F4L Supermarkets agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person, except as disclosed in the Merger Agreement or as may be required in connection with the Financing (as defined in the Merger Agreement). The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the principal amount of the outstanding Registrable Securities.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                 (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 12(d), which address initially is, with respect to each Selling Debentureholder, the address set forth next to such Selling Debentureholder's name on the signature pages of the Merger Agreement, with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022,
         Attention:  William E. Hiller, Esq.; and

                 (ii) if to the Company, initially at its address set forth in the Merger Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12(d), with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Thomas C. Sadler, Esq.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the address specified in the Indenture.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities. Any Holder may transfer, pledge or assign its rights hereunder (including indemnification rights) to any lender (a "Lender"), subject to compliance with the provisions of Section 2 hereof. Upon notice to the Company by such Lender that the Lender has become authorized to exercise rights hereunder, no further written instrument shall be required under this Agreement provided the Lender provides the Company at the time the Lender exercises any rights on behalf of a Holder with such indemnifications and certifications as are reasonably satisfactory to the Company in form and substance as to the Lender's authorization to exercise such rights.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Joint and Several Obligations. F4L Supermarkets will have joint and several obligations for all of the obligations of the Company hereunder.

                 (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Merger Agreement. This

Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                                   FOOD 4 LESS HOLDINGS, INC.


                                                   By: _________________________

                                                   Title: ______________________



                                                  FOOD 4 LESS SUPERMARKETS, INC.


                                                   By: _________________________

                                                   Title: ______________________

Selling Debentureholder:


By: _________________________

Title: ______________________

                                  EXHIBIT H

                             ADDRESS FOR NOTICES


                                  THE EDWARD J. DEBARTOLO CORPORATION
                                  7620 Market Street
                                  Youngstown, Ohio  44513
                                  Attn:  Secretary
                                  Fax Number:  (216) 758-3598

                                    with a copy to:

                                    Wilkie Farr & Gallagher
                                    One Citicorp Center
                                    153 East 53rd Street
                                    New York, New York  10022
                                    Attn:  William E. Hiller, Esq.
                                    Fax Number:  (212) 821-8111

                                  CAMDEV PROPERTIES INC.
                                  c/o Camdev Corporation
                                  40 King Street West,
                                  Suite 2700
                                  Toronto, Ontario  M5H 3Y2
                                  Attn:  Mr. Stanley H. Hartt
                                  Fax Number:  (416) 365-2510

                                  BANK OF MONTREAL
                                  700 Louisiana, Suite 4400
                                  Houston, TX  77002
                                  Attn:  Mr. E. J. D. Pinker
                                  Fax Number:  (713) 223-5551

                                  BANQUE PARIBAS
                                  The Equitable Tower
                                  787 Seventh Avenue, 32nd Floor
                                  New York, NY  10019
                                  Attn:  Mr. Jeffrey J. Youle
                                  Fax Number:  (212) 841-2146

                                  FEDERATED DEPARTMENT STORES, INC.
                                  c/o Federated Realty Associates, Ltd.
                                  7 West Seventh Street
                                  Cincinnati, OH  45202
                                  Attn:  Mr. Ronald W. Tysoe
                                  Fax Number:  (513) 579-7462